                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No. 333-

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 27, 2006)

                                  $529,427,100
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR

                              [LOGO] COUNTRYWIDE(R)
                              ---------------------
                                   HOME LOANS

                               SPONSOR AND SELLER
                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER
                        ALTERNATIVE LOAN TRUST 2006-HY10
                                 ISSUING ENTITY
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY10
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

                               -------------------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

---------------------------------------------------------------------------------------------------------------
                      INITIAL CLASS                                             INITIAL CLASS
                       CERTIFICATE                                               CERTIFICATE
                     BALANCE/INITIAL         PASS-THROUGH                      BALANCE/INITIAL     PASS-THROUGH
                   NOTIONAL AMOUNT (1)         RATE (2)                      NOTIONAL AMOUNT (1)     RATE (2)
---------------------------------------------------------------------------------------------------------------

Class 1-A-1           $209,157,000             Variable        Class 4-A-1       $31,528,000         Variable
Class 1-A-2           $ 23,239,000             Variable        Class 4-A-2       $ 3,503,000         Variable
Class 1-X             $209,157,000 (3)         0.4756%         Class A-R         $       100         Variable
Class 2-A-1           $ 83,556,000             Variable        Class M           $16,729,000         Variable
Class 2-A-2           $  9,284,000             Variable        Class B-1         $ 7,556,000         Variable
Class 3-A-1           $125,530,000             Variable        Class B-2         $ 5,397,000         Variable
Class 3-A-2           $ 13,948,000             Variable
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans,
Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)   The classes of certificates offered by this prospectus supplement are listed, together with their pass-through rates and their initial ratings, in the tables under "Summary -- Description of the Certificates" on page
      S-6 of this prospectus supplement.

(3)   The Class 1-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of four loan groups, each consisting of
30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

Credit enhancement for the offered certificates consists of:

o     Subordination and

o     Cross-collateralization among loan groups.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Deutsche Bank Securities Inc. will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $531,243,217, plus accrued interest, before deducting expenses.
The offered certificates will be purchased by Deutsche Bank Securities Inc. on or about March 30, 2006. See "Method of Distribution" in this prospectus supplement.

                            DEUTSCHE BANK SECURITIES

March 28 , 2006

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                                               PAGE
---------------------                                                                               ----

PROSPECTUS                                                                                          PAGE
----------                                                                                          ----

Important Notice About Information in

                                       S-2

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

Alternative Loan Trust 2006-HY10, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of
Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas,
California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide
Home Loans, Inc.

See "Servicing of Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

MASTER SERVICER

Countrywide Home Loans Servicing LP

See "Servicing of Mortgage Loans --Countrywide Home Loans Servicing LP" in this prospectus supplement.

TRUSTEE

The Bank of New York

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of March 1, 2006 and the origination date for that mortgage loan (referred to as the "CUT-OFF DATE").

CLOSING DATE

On or about March 30, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $539,680,614 as of the cut-off date. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan is adjustable based on a specified index after a specified period after origination during which the mortgage rate is fixed. The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

                                       S-3

            LOAN        AGGREGATE PRINCIPAL      FIXED RATE
            GROUP             BALANCE          PERIOD (MONTHS)
           -------      -------------------    ---------------
              1            $250,967,237             84
              2            $100,258,693             120
              3            $150,623,711             60
              4             $37,830,974             84

The statistical information presented in this prospectus supplement is as of the cut-off date. The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                                 $250,967,237

Geographic Concentrations in excess of 10%:

   California                                                             65.87%

Weighted Average Original LTV Ratio                                       73.53%

Weighted Average Current Mortgage Rate                                    6.765%

Range of Current Mortgage Rates                                 5.000% to 8.000%

Average Current Principal Balance                                       $758,209

Range of Current Principal Balances                       $416,850 to $3,000,000

Weighted Average Remaining Term to Maturity                           360 months

Weighted Average FICO Credit Score                                           709

Weighted Average Gross Margin                                             2.261%

Weighted Average Maximum Mortgage Rate                                   11.765%

Weighted Average Minimum Mortgage Rate                                    2.261%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                                 $100,258,693

Geographic Concentrations in excess of 10%:

   California                                                             40.36%

   Florida                                                                22.17%

Weighted Average Original LTV Ratio                                       75.42%

Weighted Average Current Mortgage Rate                                    6.496%

Range of Current Mortgage Rates                                 5.125% to 9.000%

Average Current Principal Balance                                       $238,144

Range of Current Principal Balances                          $35,000 to $656,000

Weighted Average Remaining Term to Maturity                           359 months

Weighted Average FICO Credit Score                                           718

Weighted Average Gross Margin                                             2.275%

Weighted Average Maximum Mortgage Rate                                   11.496%

Weighted Average Minimum Mortgage Rate                                    2.275%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance                                 $150,623,711

Geographic Concentrations in excess of 10%:

   California                                                             44.98%

   Florida                                                                17.81%

Weighted Average Original LTV Ratio                                       73.62%

Weighted Average Current Mortgage Rate                                    6.553%

                                       S-4

Range of Current Mortgage Rates                                 4.625% to 8.625%

Average Current Principal Balance                                       $745,662

Range of Current Principal Balances                       $417,150 to $5,950,000

Weighted Average Remaining Term to Maturity                           360 months

Weighted Average FICO Credit Score                                           706

Weighted Average Gross Margin                                             2.266%

Weighted Average Maximum Mortgage Rate                                   11.546%

Weighted Average Minimum Mortgage Rate                                    2.266%

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance                                  $37,830,974

Geographic Concentrations in excess of 10%:

   California                                                             44.08%

Weighted Average Original LTV Ratio                                       75.92%

Weighted Average Current Mortgage Rate                                    6.657%

Range of Current Mortgage Rates                                 5.125% to 7.750%

Average Current Principal Balance                                       $270,221

Range of Current Principal Balances                          $75,000 to $782,011

Weighted Average Remaining Term to Maturity                           360 months

Weighted Average FICO Credit Score                                           702

Weighted Average Gross Margin                                             2.283%

Weighted Average Maximum Mortgage Rate                                   11.657%

Weighted Average Minimum Mortgage Rate                                    2.283%

See "The Mortgage Pool" in this prospectus supplement.

                                       S-5

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue twenty classes of certificates, thirteen of which are offered by this prospectus supplement and the accompanying prospectus:

                                  INITIAL
                             CLASS CERTIFICATE                                                         INITIAL         INITIAL
                              BALANCE/INITIAL                                                        RATING (S&P)      RATING
       CLASS                NOTIONAL AMOUNT (1)                       TYPE                               (2)        (MOODY'S) (2)
--------------------        -------------------   ---------------------------------------------      ------------   ------------

OFFERED CERTIFICATES

Class 1-A-1                    $209,157,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                Rate/Super Senior
Class 1-A-2                    $ 23,239,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                   Rate/Support
Class 1-X                      $209,157,000(3)    Senior/ Notional Amount/ Interest Only/ Fixed          AAA             Aaa
                                                                Pass-Through Rate
Class 2-A-1                    $ 83,556,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                Rate/Super Senior
Class 2-A-2                    $  9,284,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                   Rate/Support
Class 3-A-1                    $125,530,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                Rate/Super Senior
Class 3-A-2                    $ 13,948,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                   Rate/Support
Class 4-A-1                    $ 31,528,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                Rate/Super Senior
Class 4-A-2                    $  3,503,000                Senior/Variable Pass-Through                  AAA             Aaa
                                                                   Rate/Support
Class A-R                      $        100                Senior/Variable Pass-Through                  AAA             Aaa
                                                                  Rate/Residual
Class M                        $ 16,729,000          Subordinated/Variable Pass-Through Rate              AA             Aa3

Class B-1                      $  7,556,000          Subordinated/Variable Pass-Through Rate              A+             A3

Class B-2                      $  5,397,000          Subordinated/Variable Pass-Through Rate             BBB            Baa3

NON-OFFERED CERTIFICATES (4)

Class B-3                      $  4,857,000          Subordinated/Variable Pass-Through Rate

Class B-4                      $  3,238,000          Subordinated/Variable Pass-Through Rate

Class B-5                      $  2,158,514          Subordinated/Variable Pass-Through Rate

Class P-1(5)                   $        100                     Prepayment Charges

Class P-2(5)                   $        100                     Prepayment Charges

Class P-3(5)                   $        100                     Prepayment Charges

Class P-4(5)                   $        100                     Prepayment Charges

_______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
      Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S").
      The Class B-3, Class B-4, Class B-5, Class P-1, Class P-2, Class P-3 and
      Class P-4 Certificates are not offered by this prospectus supplement, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See
      "Ratings" in this prospectus supplement.

(3)   This class of certificates has a notional amount equal to the class certificate balance of the Class 1-A-1 Certificates.

                                       S-6

(4)   The Class B-3, Class B-4, Class B-5, Class P-1, Class P-2, Class P-3 and
      Class P-4 Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the
      Class B-3, Class B-4, Class B-5, Class P-1, Class P-2, Class P-3 and Class
      P-4 Certificates is provided only to permit a better understanding of the offered certificates.

(5)   This class of certificates also has a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans in the related loan group that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

                                                                                                 INTEREST
                                                                                                 ACCRUAL
        CLASS           RELATED LOAN GROUP    PASS-THROUGH RATE    INTEREST ACCRUAL PERIOD      CONVENTION
--------------------    ------------------    -----------------    -----------------------      ----------

OFFERED CERTIFICATES
Class 1-A-1                       1                  (1)              calendar month (2)        30/360 (3)
Class 1-A-2                       1                  (4)              calendar month (2)        30/360 (3)
Class 1-X                         1                0.4756%            calendar month (2)        30/360 (3)
Class 2-A-1                       2                  (5)              calendar month (2)        30/360 (3)
Class 2-A-2                       2                  (5)              calendar month (2)        30/360 (3)
Class 3-A-1                       3                  (6)              calendar month (2)        30/360 (3)
Class 3-A-2                       3                  (6)              calendar month (2)        30/360 (3)
Class 4-A-1                       4                  (7)              calendar month (2)        30/360 (3)
Class 4-A-2                       4                  (7)              calendar month (2)        30/360 (3)
Class A-R                         1                  (4)              calendar month (2)        30/360 (3)
Class M                     1, 2, 3 and 4            (8)              calendar month (2)        30/360 (3)
Class B-1                   1, 2, 3 and 4            (8)              calendar month (2)        30/360 (3)
Class B-2                   1, 2, 3 and 4            (8)              calendar month (2)        30/360 (3)

NON-OFFERED CERTIFICATES

Class B-3                   1, 2, 3 and 4            (8)              calendar month (2)        30/360 (3)
Class B-4                   1, 2, 3 and 4            (8)              calendar month (2)        30/360 (3)
Class B-5                   1, 2, 3 and 4            (8)              calendar month (2)        30/360 (3)
Class P-1                         1                  N/A                     N/A                   N/A
Class P-2                         2                  N/A                     N/A                   N/A
Class P-3                         3                  N/A                     N/A                   N/A
Class P-4                         4                  N/A                     N/A                   N/A

______________
(1)   The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1, minus the pass-through rate of the Class 1-X
      Certificates.

(2)   The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)   Interest will accrue at the rate described in this table on the basis of a
      360 day year divided into twelve 30 day months.

(4)   The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(5)   The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2.

(6)   The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3.

(7)   The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 4.

(8)   For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of
      (x) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the aggregate

                                       S-7

      stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month, minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

See "Description of the Certificates" in this prospectus supplement.

                                       S-8

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                    CLASSES OF CERTIFICATES
---------------------------        --------------------------------
Group 1 Senior Certificates        Class 1-A-1, Class 1-A-2, Class
                                    1-X and Class A-R Certificates

Group 2 Senior Certificates          Class 2-A-1 and Class 2-A-2
                                             Certificates

Group 3 Senior Certificates          Class 3-A-1 and Class 3-A-2
                                             Certificates

Group 4 Senior Certificates          Class 4-A-1 and Class 4-A-2
                                             Certificates

    Senior Certificates              Group 1 Senior Certificates,
                                     Group 2 Senior Certificates,
                                   Group 3 Senior Certificates and
                                     Group 4 Senior Certificates

 Subordinated Certificates         Class M and Class B Certificates

    Class B Certificates                Class B-1, Class B-2,
                                       Class B-3, Class B-4 and
                                        Class B-5 Certificates

    Class P Certificates           Class P-1, Class P-2, Class P-3
                                      and Class P-4 Certificates

    Offered Certificates            Senior Certificates, Class M,
                                       Class B-1 and Class B-2
                                             Certificates

RECORD DATE

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates; Denominations"
and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for April 25, 2006.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. See "Yield, Prepayment and Maturity Considerations - Last
Scheduled Distribution Date" in this prospectus supplement.

INTEREST PAYMENTS

The interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page
S-7.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

o     interest accrued at the applicable pass-through rate during the related interest accrual period on

                                       S-9

      the class certificate balance or notional amount, as applicable, of such class immediately prior to that distribution date; and

o     any interest remaining unpaid from prior distribution dates; less

o     any net interest shortfalls allocated to that class for that distribution date.

See "Description of Certificates - Interest" in this prospectus supplement.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans, resulting from:

o     prepayments on the mortgage loans and

o     reductions in the interest rate on the related mortgage loans due to
      Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under "-- Priority of
Distributions Among Certificates", interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

See "Description of the Certificates -- Interest" and "--Allocation of Interest
Shortfalls" in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement.

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o     in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in the loan group and

o     in the case of principal prepayments on the mortgage loans related to the loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o     no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

o     if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "TWO-TIMES
      TEST"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for
Distributions on the Certificates."

The Class 1-X Certificates are a class of notional amount certificates and do not have a class certificate balance but will bear interest during each interest accrual period on its outstanding notional amount,

                                      S-10

which is calculated as described in this prospectus supplement under
"Description of the Certificates -- Notional Amount Certificates."

See "Description of the Certificates -- Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group
(after the fees and expenses described under the next heading are subtracted):

o     all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o     all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o     net proceeds from the liquidation of defaulted mortgage loans in the loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o     subsequent recoveries with respect to the mortgage loans in that loan group;

o     partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

o     any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o     the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of Mortgage
      Loans-- Servicing Compensation and Payment of Expenses" and "Description
      of the Certificates --Priority of Distributions Among Certificates") due
      to the master servicer;

o     the portion of the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o     the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o     all prepayment charges (which are distributable only to the Class P
      Certificates); and

o     all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% per annum
(referred to as the master servicing fee rate) until the end of the initial fixed-rate period (including the date of adjustment of the mortgage rate) for that mortgage loan and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage
Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid
Mortgage Loans" in this prospectus supplement.

                                      S-11

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges
(other than prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates
--Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of Mortgage Loans -- Servicing Compensation and Payment of
Expenses" and "Description of the Certificates --Priority of Distributions Among
Certificates" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o     to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

o     to principal of the classes of senior certificates relating to that loan group (other than the notional amount certificates), in the order and subject to the priorities set forth below;

o     to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under "Description of the Certificates --
      Principal -- Transfer Payments" in this prospectus supplement;

o     from remaining available funds from all of the loan groups to interest on and then principal of each class of subordinated certificates, in the order of their priority of distributions, beginning with the Class M
      Certificates, in each case subject to the limitations set forth below; and

o     from any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under "--Priority of Distributions Among
Certificates" as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o     with respect to loan group 1, sequentially, in the following order of priority:

      o   to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

      o   concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro
          rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

o     with respect to loan group 2, concurrently, to the Class 2-A-1 and Class
      2-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero;

o     with respect to loan group 3, concurrently, to the Class 3-A-1 and Class
      3-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero; and

o     with respect to loan group 4, concurrently, to the Class 4-A-1 and Class
      4-A-2 Certificates, pro rata, based on their respective class certificate balances, until their respective class certificate balances are reduced to zero.

                                      S-12

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M
Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

o     to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

o     to the related classes of senior certificates (other than the notional amount certificates), in the reverse order of their numerical class designations, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) related to that loan group in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group
(which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the applicable senior certificates' pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the

                                      S-13

subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Mortgage Loans -- Certain Modifications and
Refinancings" in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See "The Mortgage Pool -- General", "-- Assignment of the Mortgage Loans" and
"Description of the Certificates -- Optional Purchase of Defaulted Loans" in
this prospectus supplement and "Loan Program -- Representations by Sellers;
Repurchases" in the prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R
Certificates, will represent the regular interests in the master REMIC. The
Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the

                                      S-14

Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                                      S-15

                         SUMMARY OF TRANSACTION PARTIES

                             ------------------------------
                                   SPONSOR AND SELLER
              Mortgage Loans  Countrywide Home Loans, Inc.
                             ------------------------------
                              |                       |
                              |                       |
                              |                       |  Mortgage Loans
                              |                       |
                              |                       |
                              |                       |
                              |                       |
                              |                       |
                              |                       |
                              |                       |
     --------------------------                   ------------
           OTHER SELLERS         Mortgage Loans    DEPOSITOR
      Special Purpose Entities -------------------CWALT, Inc.
     --------------------------                   ------------
                                                      |
                                                      |
                                                      |
                                                      |  Mortgage Loans
                                                      |
                                                      |
                                            ------------------------
                                                 ISSUING ENTITY
     -----------------------   Mortgage      Alternative Loan Trust
        MASTER SERVICER AND    Loan                2006-HY10
             SERVICER          Servicing
         Countrywide Home   ---------------         TRUSTEE
        Loans Servicing LP                    The Bank of New York
     -----------------------                ------------------------

                                      S-16

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.
YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS"
BEGINNING ON PAGE 2 IN THE PROSPECTUS.

YOUR YIELD WILL BE AFFECTED BY PREPAYMENTS           Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will result in a prepayment on the certificates.  The prepayment experience of the mortgage loans may be affected by many factors, including:

                                                     o    general economic conditions,

                                                     o    the level of prevailing interest rates,

                                                     o    the availability of alternative financing,

                                                     o    the applicability of prepayment charges, and

                                                     o    homeowner mobility.

                                                     The rate and timing of prepayments of the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, will affect the yields to maturity and weighted average lives of the certificates. Any reinvestment risks from faster or slower prepayments of the mortgage loans will be borne entirely by you.

                                                     o    If you purchase your certificates at a discount and
                                                          principal is repaid slower than you anticipate, then your
                                                          yield may be lower than you anticipate.

                                                     o    If you purchase the notional amount certificates or you
                                                          purchase your certificates at a premium and principal is
                                                          repaid faster than you anticipate, then your yield may be
                                                          lower than you anticipate.

                                                     o    If you purchase the notional amount certificates and
                                                          principal is repaid faster than you anticipate, you may
                                                          lose your initial investment.

                                                     o    Approximately 38.17%, 57.75%, 31.34% and 42.92% of the
                                                          mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, in each case by aggregate
                                                          stated principal balance of the mortgage loans in the
                                                          related loan group as of the cut-off date, require the
                                                          borrower to pay a prepayment charge if the borrower
                                                          prepays the mortgage loan during periods of up to five
                                                          years after the mortgage loan was originated. A prepayment charge may discourage a borrower from prepaying the
                                                          mortgage loan during the applicable period. Prepayment
                                                          charges will not be available for distribution to the
                                                          certificateholders.

                                      S-17

                                                     o    If mortgage loans in a loan group with relatively higher
                                                          mortgage rates prepay, the pass-through rate on the
                                                          related classes of certificates (other than the notional
                                                          amount certificates) may be reduced and your yield may be
                                                          lower than you anticipate.

                                                     o    The mortgage loans may be subject to greater rates of
                                                          prepayments as they approach their initial adjustment
                                                          dates even if market interest rates are only slightly
                                                          higher or lower than the mortgage rates on the mortgage
                                                          loans as borrowers seek to avoid changes in their monthly
                                                          payments.

                                                     See "Description of the Certificates--Interest" and "Yield,
                                                     Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY THE INTEREST-ONLY     The tables titled "Interest-Only Periods at Origination" under
FEATURE OF MOST OF THE MORTGAGE LOANS                the caption "The Mortgage Pool" in this prospectus supplement specify the percentage of the mortgage loans in each loan
                                                     group, by aggregate stated principal balance as of the cut-off date, that require monthly payments of only accrued interest for a substantial period of time after origination. The
                                                     borrower is not required to pay any principal on the borrower's loan during this interest-only period but thereafter is
                                                     required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes
                                                     referred to as interest-only loans. Interest-only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of
                                                     interest-only loans are largely unknown. Because interest-only loans initially require only the payment of interest, a
                                                     borrower may be able to borrow a larger amount than would have been the case for a fully amortizing mortgage loan.

                                                     Interest-only loans may have risks and payment characteristics that are not present with fully amortizing mortgage loans, including the following:

                                                     o    no principal distributions will be made to
                                                          certificateholders from interest-only loans during their
                                                          interest-only period except in the case of a prepayment,
                                                          which may extend the weighted average lives of the
                                                          certificates;

                                                     o    during the interest-only period, interest-only loans may
                                                          be less likely to be prepaid since the perceived benefits
                                                          of refinancing may be less than with a fully amortizing
                                                          mortgage loan;

                                                     o    as the end of the interest-only period approaches, an
                                                          interest-only loan may be more likely to be refinanced in
                                                          order to avoid the increase in the monthly payment
                                                          required to amortize the loan over its remaining term;

                                      S-18

                                                     o    interest-only loans may be more likely to default than
                                                          fully amortizing loans at the end of the interest-only
                                                          period due to the increased monthly payment required to
                                                          amortize the loan over its remaining term; and

                                                     o    if an interest-only loan defaults, the severity of loss
                                                          may be greater due to the larger unpaid principal balance.

YOUR YIELD WILL BE AFFECTED BY HOW MORTGAGE LOAN     The certificates (other than the notional amount certificates)
INTEREST RATE ADJUSTMENTS ARE LIMITED                will accrue interest at a pass-through rate based on the
                                                     weighted average of the interest rates on the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, net of certain expenses of the issuing entity.
                                                     All of the mortgage loans have periodic and maximum limitations on adjustments to their interest rates. Consequently, the
                                                     operation of these interest rate caps may limit increases in one or more pass-through rates on the certificates for extended periods in a rising interest rate environment.

YOUR YIELD WILL BE AFFECTED BY HOW DISTRIBUTIONS     The timing of principal payments on the certificates will be
ARE ALLOCATED TO THE CERTIFICATES                    affected by a number of factors, including:

                                                     o    the extent of prepayments on the mortgage loans in the
                                                          related loan group, in the case of the senior
                                                          certificates, and on all of the mortgage loans, in the
                                                          case of the subordinated certificates;

                                                     o    the absence of any "scheduled" principal payments on a
                                                          substantial majority of the mortgage loans in each loan
                                                          group for a substantial period of time;

                                                     o    how payments of principal are allocated among the classes
                                                          of certificates as specified beginning on page S-108 in
                                                          this prospectus supplement;

                                                     o    whether the master servicer exercises its right, in its
                                                          sole discretion, to terminate the issuing entity;

                                                     o    the rate and timing of payment defaults and losses on the
                                                          mortgage loans in the related loan group, in the case of
                                                          the senior certificates, and on all of the mortgage loans, in the case of the subordinated certificates; and

                                                     o    repurchases of mortgage loans in the related loan group,
                                                          in the case of the senior certificates, and of all of the
                                                          mortgage loans, in the case of the subordinated
                                                          certificates, for material breaches of representations and warranties.

                                                     Because distributions on the certificates are dependent upon the payments on the related mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                                                     See "Description of the Certificates -- Principal," and "--
                                                     Optional Termination" in this prospectus supplement for a
                                                     description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool -- Assignment of the

                                      S-19

                                                     Mortgage Loans" in this prospectus supplement for more
                                                     information regarding the repurchase or substitution of
                                                     mortgage loans.

SUBORDINATED CERTIFICATES HAVE A GREATER RISK        The certificates are not insured by any financial guaranty
OF LOSSES BECAUSE OF SUBORDINATION: CREDIT           insurance policy. The subordination features are intended to
ENHANCEMENT MAY NOT BE SUFFICIENT TO                 enhance the likelihood that senior certificateholders will
PROTECT SENIOR CERTIFICATES FROM LOSSES              receive regular payments of interest and principal.

                                                     SUBORDINATION. Credit enhancement will be provided for the certificates, first, by the right of the holders of more senior certificates to receive payments of principal before the
                                                     classes subordinated to them and, second, by the allocation of realized losses to the subordinated classes in the reverse order of their priority of distribution. This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes of certificates to pay amounts due on more senior classes of certificates.
                                                     Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit
                                                     enhancement is provided. Realized losses are allocated first to the subordinated certificates in the reverse order of their priority of distribution, beginning with the subordinated
                                                     certificates then outstanding with the lowest distribution priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero and then to the senior certificates (other than the notional amount
                                                     certificates) related to the applicable loan group.
                                                     Accordingly, if the aggregate principal balance of each class of subordinated certificates were to be reduced to zero,
                                                     delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates.
                                                     Realized losses on the mortgage loans allocable to the senior certificates will be allocated in accordance with the
                                                     priorities set forth in this prospectus supplement under
                                                     "Description of the Certificates -- Allocation of Losses".
                                                     Investors in the classes of super senior certificates should note that the initial class certificate balance of the
                                                     applicable class of senior support certificates is
                                                     substantially lower than the initial class certificate balances of the related class or classes of super senior certificates, and consequently, the classes of senior support certificates will be able to absorb only a limited amount of realized losses that are otherwise allocable to the related class or classes of super senior certificates. Among the subordinated certificates, the Class M Certificates are the least subordinated; that is, they have the highest distribution priority. The distribution priority for the Class B-1, Class B-2, Class B-3, Class B-4 and
                                                     Class B-5 Certificates is in that numerical order.

                                                     See "Description of the Certificates -- Allocation of Losses"
                                                     in this prospectus supplement and "Credit Enhancement --
                                                     Subordination" in this prospectus supplement and in the
                                                     prospectus.

                                      S-20

CERTAIN INTEREST SHORTFALLS WILL BE ALLOCATED TO     When a borrower makes a full or partial prepayment on a
THE CERTIFICATES WHICH COULD RESULT IN               mortgage loan, the amount of interest that the borrower is
SHORTFALLS ON THE PAYMENTS OF THE                    required to pay may be less than the amount of interest holders
CERTIFICATES                                         of certificates related to that mortgage loan would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce the master servicing fee to offset this shortfall, however the master servicing fee for a loan group on a distribution date will only be reduced by not more than one-half of the master servicing fee for that
                                                     distribution date for the mortgage loans in each loan group. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the interest entitlement for each class of
                                                     certificates related to the applicable loan group, in the case of the senior certificates, and all of the loan groups, in the case of the subordinated certificates, will be reduced
                                                     proportionately by the amount of this excess.

                                                     In addition, your certificates may be subject to certain
                                                     shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws
                                                     (referred to in this prospectus supplement as the Relief Act).
                                                     The Relief Act limits the interest charged on a mortgage loan for certain borrowers in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction in the master servicing fee, and will reduce accrued interest on each related class of
                                                     certificates on a pro rata basis. In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the
                                                     certificateholders. See "Risk Factors - Impact of World Events
                                                     in the prospectus."

CERTIFICATES MAY NOT BE APPROPRIATE FOR SOME         The offered certificates may not be an appropriate investment
INVESTORS                                            for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                                                     o    the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain
                                                          rate and timing of principal prepayments on the mortgage
                                                          loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case
                                                          of the subordinated certificates;

                                                     o    the rate of principal distributions on, and the weighted
                                                          average lives of, the offered certificates will be
                                                          sensitive to the uncertain rate and timing of principal
                                                          prepayments on the mortgage loans in the related loan
                                                          group, in the case of the senior certificates, and on all
                                                          the mortgage loans, in the case of the subordinated
                                                          certificates, and the priority of

                                      S-21

                                                          principal distributions among the classes of certificates.
                                                          Accordingly, the offered certificates may be an
                                                          inappropriate investment if you require a distribution of
                                                          a particular amount of principal on a specific date or an
                                                          otherwise predictable stream of distributions;

                                                     o    you may not be able to reinvest distributions on an
                                                          offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates)
                                                          at a rate at least as high as the pass-through rate
                                                          applicable to your certificate; or

                                                     o    a secondary market for the offered certificates may not
                                                          develop or provide certificateholders with liquidity of
                                                          investment.

GEOGRAPHIC CONCENTRATION INCREASES RISK THAT         The tables under "The Mortgage Pool -- State Distribution of
CERTIFICATE YIELDS COULD BE IMPAIRED                 Mortgaged Properties" in this prospectus supplement set forth the geographic concentration of the mortgaged properties for the various loan groups, including the percentage by aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date that are secured by property
                                                     located in California and Florida. Property in California may
                                                     be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as
                                                     earthquakes, floods, mudslides and other natural disasters. In addition,

                                                     o    economic conditions in states with significant
                                                          concentrations (which may or may not affect real property
                                                          values) may affect the ability of borrowers to repay their loans on time;

                                                     o    declines in the residential real estate markets in states
                                                          with significant concentrations may reduce the values of
                                                          properties located in such states, which would result in
                                                          an increase in the loan-to-value ratios; and

                                                     o    any increase in the market value of properties located in
                                                          states with significant concentrations would reduce the
                                                          loan-to-value ratios and could, therefore, make
                                                          alternative sources of financing available to the
                                                          borrowers at lower interest rates, which could result in
                                                          an increased rate of prepayment of the mortgage loans.

INABILITY TO REPLACE MASTER SERVICER COULD           The structure of the master servicing fee might affect the
AFFECT COLLECTIONS AND RECOVERIES ON THE             ability to find a replacement master servicer. Although the
MORTGAGE LOANS                                       trustee is required to replace the master servicer if the
                                                     master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage
                                                     loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been
                                                     significantly reduced because the fee may be insufficient to cover the costs associated with servicing the

                                      S-22

                                                     mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a
                                                     servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

HURRICANE KATRINA MAY POSE SPECIAL RISKS             At the end of August 2005, Hurricane Katrina caused
                                                     catastrophic damage to areas in the Gulf Coast region of the
                                                     United States.

                                                     Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property (including each
                                                     mortgaged property located in the areas affected by Hurricane
                                                     Katrina) is free of material damage and in good repair. In the event of a breach of that representation and warranty,
                                                     Countrywide Home Loans will be obligated to repurchase or
                                                     substitute for the related mortgage loan. A repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that
                                                     secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                                                     The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                                                     o    localized areas of nearly complete destruction of the
                                                          economic infrastructure and cessation of economic
                                                          activity,

                                                     o    regional interruptions in travel and transportation,
                                                          tourism and economic activity generally, and

                                                     o    nationwide decreases in petroleum availability with a
                                                          corresponding increase in price.

                                                     We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may
                                                     increase the amount of losses borne by the holders of the
                                                     certificates or impact the weighted average lives of the
                                                     certificates.

                                      S-23

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING
STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER
FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF
FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES,"
"ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING
STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND
UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS,
REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER
PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL.
BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY
DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

      The depositor, CWALT, Inc., will purchase the mortgage loans in each loan group in the mortgage pool (which are collectively referred to in this prospectus supplement as the "MORTGAGE LOANS") from Countrywide Home Loans, Inc.
("COUNTRYWIDE HOME LOANS") and one or more other sellers affiliated with
Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a "SELLER" and together they are referred to as the
"SELLERS"), pursuant to a pooling and servicing agreement (the "POOLING AND
SERVICING AGREEMENT") dated as of March 1, 2006 among the sellers, Countrywide
Home Loans Servicing LP, as master servicer, the depositor and The Bank of New
York, as trustee, and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates. In this prospectus supplement, the mortgage loans in each loan group are referred to as the "GROUP
1 MORTGAGE LOANS", the "GROUP 2 MORTGAGE LOANS", the "GROUP 3 MORTGAGE LOANS"
and the "GROUP 4 MORTGAGE LOANS". Each seller, other than Countrywide Home
Loans, will be a special purpose entity established by Countrywide Financial
Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans.

      Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage
Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the pooling and servicing agreement. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans,"
Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in
Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program -- Representations by Sellers;
Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will represent that following the transfer of the Mortgage Loans to it by the sellers, the depositor had good title to the
Mortgage Loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The depositor will make no other representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the

                                      S-24

master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

      The statistical information with respect to the Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balances of the
Mortgage Loans as of the later of (x) March 1, 2006 and (y) the date of origination of each the Mortgage Loan (referred to as, the "CUT-OFF DATE"). The depositor believes that the information set forth in this prospectus supplement regarding the Mortgage Loans as of the cut-off date is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the Mortgage
Loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual Mortgage Loans may vary somewhat from the information regarding the Mortgage Loans presented in this prospectus supplement.

      As of the cut-off date, the aggregate Stated Principal Balance of the
Mortgage Loans in the mortgage pool was approximately $539,680,614, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE". The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received. Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such
Mortgage Loans as of the cut-off date, unless otherwise specified. The Mortgage
Loans have been divided into four groups of Mortgage Loans (each is referred to as a "LOAN GROUP"). Set forth below is the approximate aggregate Stated
Principal Balance as of the cut-off date of the Mortgage Loans included in each loan group:

                      LOAN GROUP           AGGREGATE STATED PRINCIPAL BALANCE
               ----------------------     ------------------------------------
               Loan Group 1                           $250,967,237
               Loan Group 2                           $100,258,693
               Loan Group 3                           $150,623,711
               Loan Group 4                            $37,830,974

      The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent. The Mortgage Loans have original terms to maturity of 30 years. All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties.

      Approximately 7.86%, 6.71%, 7.71% and 10.84% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the
Mortgage Loans in the related loan group as of the cut-off date, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 92.14%, 93.29%, 92.29% and 89.16%
of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated
Principal Balance of the Mortgage Loans in the related loan group, will provide that the related borrowers pay only interest on the principal balances of these
Mortgage Loans generally for the first 84 months (with respect to loan group 1 and loan group 4), generally for the first 120 months (with respect to loan group 2) and generally for the first 60 months (with respect to loan group 3)
after their origination, but require the entire principal balances of these
Mortgage Loans to be fully amortized over the related remaining term of the
Mortgage Loans (the "INTEREST-ONLY LOANS"). All of the Mortgage Loans provide that payments are due on the first day of each month (the "DUE DATE"). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

      Except for certain of the Mortgage Loans as specified in the table below, the borrowers may prepay their Mortgage Loans at any time without charge. Any prepayment charges received on these Mortgage Loans will not be distributed to certificateholders. The holders of each class of Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans in the corresponding loan group, and those amounts will not be available for distribution on the other classes of certificates.

                                      S-25

                                                             PERCENTAGE OF
                           NUMBER OF MORTGAGE            AGGREGATE CUT-OFF DATE
       LOAN GROUP     LOANS WITH PREPAYMENT CHARGES     STATED PRINCIPAL BALANCE
-------------------   -----------------------------     ------------------------
Loan Group 1                       127                           38.17%
Loan Group 2                       252                           57.75%
Loan Group 3                        51                           31.34%
Loan Group 4                        56                           42.92%

      The mortgage rate (the "MORTGAGE RATE") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that Mortgage
Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, annually thereafter (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of (1) either (x) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "ONE-YEAR LIBOR INDEX") or (y) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release
H.15(591) and most recently available as of a day specified in the related mortgage note ("ONE-YEAR CMT INDEX") (each of the One-Year LIBOR Index and the
One-Year CMT Index, a "MORTGAGE INDEX") and (2) a fixed percentage amount specified in the related mortgage note (the "GROSS MARGIN"); provided, however, that the Mortgage Rate for the Mortgage Loans will not increase or decrease by more than a certain amount specified in the related mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE
CAP"), with the exception of the initial Adjustment Date for which the Mortgage
Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP").
Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which generally is equal to the Gross Margin for that Mortgage Loan.

      All of the Mortgage Loans in loan group 1 and loan group 4 are 7/1
Mortgage Loans. All of the Mortgage Loans in loan group 2 are 10/1 Mortgage
Loans. All of the Mortgage Loans in loan group 3 are 5/1 Mortgage Loans. A "5/1
MORTGAGE LOAN", a"7/1 MORTGAGE LOAN" and a "10/1 MORTGAGE LOAN" has a mortgage rate that is fixed for approximately 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph.

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                     EARLIEST FIRST PAYMENT DATE    EARLIEST STATED MATURITY DATE    LATEST STATED MATURITY DATE
                     ---------------------------    -----------------------------    ---------------------------

Loan Group 1........      November 1, 2005                 October 1, 2035                  April 1, 2036
Loan Group 2........         May 1, 2005                    April 1, 2035                   April 1, 2036
Loan Group 3........        July 1, 2005                    June 1, 2035                    April 1, 2036
Loan Group 4........       August 1, 2005                   July 1, 2035                    April 1, 2036

      As of the cut-off date, no Mortgage Loan was delinquent more than 30 days.
In the twelve-month period prior to the cut-off date, one Mortgage Loan in loan group 2 and one Mortgage Loan in loan group 3, representing approximately 0.10%
and 0.33%, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, was 30 to
59 days delinquent. No Mortgage Loan has been delinquent more than 30 days more than once and no Mortgage Loan has been more than 59 days delinquent.

                                      S-26

      As of the cut-off date, no Mortgage Loan will be subject to a buydown agreement. No Mortgage Loan in any loan group will provide for deferred interest or negative amortization.

      No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage for mortgage loans with terms to maturity between 25 and 30 years is 12% for Loan-to-Value Ratios between 80.01%
and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for
Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. The specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from 6% to 12% for Loan-to-Value
Ratios between 80.01% to 85.00%, from 12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00% and 20% to 25% for Loan-to-Value Ratios between 90.01%
to 95.00%. The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to approximately 0.18%,
3.11%, 1.70% and 3.49% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date and that will be identified on the mortgage loan schedule, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of any lender acquired mortgage insurance mortgage loans, unless otherwise provided in the mortgage note or prohibited by law.

      The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

o     in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

o     in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation
      Program as described under "-- Underwriting Process."

With respect to Mortgage Loans originated pursuant to Countrywide Home Loans'
Streamlined Documentation Program,

o     if the loan-to-value ratio at the time of the origination of the Mortgage
      Loans being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

o     if the loan-to-value ratio at the time of the origination of the Mortgage
      Loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value
      Ratio" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new Mortgage Loan. See "--
      Underwriting Process" in this prospectus supplement.

                                      S-27

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      The following information sets forth certain characteristics of the
Mortgage Loans in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date and, due to rounding, may not total 100%. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any Mortgage Loans where a FICO Score is not available.

                                      S-28

                                  LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)               LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

5.000............................           1          $      999,999.98           0.40%            999,999.98
5.750............................           3               4,407,153.81           1.76           1,469,051.27
5.875............................          12               7,714,290.33           3.07             642,857.53
6.000............................           6               4,098,043.75           1.63             683,007.29
6.125............................          10               6,509,640.00           2.59             650,964.00
6.250............................          21              13,291,096.86           5.30             632,909.37
6.375............................          33              29,281,652.02          11.67             887,322.79
6.500............................          30              18,445,099.00           7.35             614,836.63
6.625............................          30              23,078,693.50           9.20             769,289.78
6.750............................          40              34,903,622.83          13.91             872,590.57
6.875............................          47              36,342,144.25          14.48             773,237.11
7.000............................          19              13,878,829.00           5.53             730,464.68
7.095............................           1                 449,674.31           0.18             449,674.31
7.125............................           8               6,074,803.78           2.42             759,350.47
7.250............................          19              15,746,315.28           6.27             828,753.44
7.375............................          13              10,949,977.62           4.36             842,305.97
7.500............................          13               8,784,518.00           3.50             675,732.15
7.625............................           6               3,231,466.00           1.29             538,577.67
7.750............................           7               5,718,950.00           2.28             816,992.86
7.875............................           5               2,881,653.00           1.15             576,330.60
8.000............................           7               4,179,613.52           1.67             597,087.65
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84         100.00%
                                      ==========       =================       ============

                                                                             WEIGHTED
                                         WEIGHTED                            AVERAGE
                                          AVERAGE                            ORIGINAL
                                      REMAINING TERM       WEIGHTED          LOAN-TO-
                                        TO MATURITY      AVERAGE FICO         VALUE
CURRENT MORTGAGE RATE (%)                (MONTHS)        CREDIT SCORE        RATIO(%)
---------------------------------     --------------     ------------        --------

5.000............................           355              692              56.09
5.750............................           360              719              70.62
5.875............................           358              663              76.03
6.000............................           359              680              66.44
6.125............................           360              676              71.16
6.250............................           359              708              74.33
6.375............................           359              717              71.14
6.500............................           360              711              76.37
6.625............................           360              714              72.01
6.750............................           359              709              72.70
6.875............................           360              714              74.21
7.000............................           360              701              73.41
7.095............................           359              720              90.00
7.125............................           360              696              75.40
7.250............................           360              718              70.84
7.375............................           360              724              77.45
7.500............................           360              690              75.11
7.625............................           359              732              76.71
7.750............................           360              733              77.61
7.875............................           360              704              77.90
8.000............................           360              694              79.25

     TOTAL.......................

_______________
(1)   Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 1 mortgage loans (as so adjusted) was approximately 6.764% per annum. Without the adjustment, the weighted average current mortgage rate of the group 1 mortgage loans was approximately 6.765% per annum.

                                      S-29

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                   % OF
RANGE OF CURRENT                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
MORTGAGE LOAN                           MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PRINCIPAL BALANCES ($)                   LOANS            OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

400,000.01 - 450,000.00..........          48          $   20,841,036.05            8.30%          434,188.25
450,000.01 - 500,000.00..........          56              26,531,517.60           10.57           473,777.10
500,000.01 - 550,000.00..........          40              21,027,777.31            8.38           525,694.43
550,000.01 - 600,000.00..........          45              25,848,596.76           10.30           574,413.26
600,000.01 - 650,000.00..........          35              22,472,857.28            8.95           642,081.64
650,000.01 - 700,000.00..........           8               5,438,500.00            2.17           679,812.50
700,000.01 - 750,000.00..........          10               7,331,572.00            2.92           733,157.20
750,000.01 -  1,000,000.00.......          43              38,143,577.25           15.20           887,059.94
1,000,000.01 - 1,500,000.00......          19              24,475,460.41            9.75         1,288,182.13
1,500,000.01 - 2,000,000.00......          13              22,448,086.10            8.94         1,726,775.85
2,000,000.01 and Above...........          14              36,408,256.08           14.51         2,600,589.72
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                     WEIGHTED
                                        WEIGHTED      AVERAGE                     AVERAGE
                                        AVERAGE      REMAINING      WEIGHTED      ORIGINAL
RANGE OF CURRENT                        CURRENT       TERM TO       AVERAGE       LOAN-TO-
MORTGAGE LOAN                           MORTGAGE     MATURITY     FICO CREDIT      VALUE
PRINCIPAL BALANCES ($)                  RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------       --------     ---------    -----------    ---------

400,000.01 - 450,000.00..........        6.731          360           696          78.73
450,000.01 - 500,000.00..........        6.720          360           706          78.53
500,000.01 - 550,000.00..........        6.818          360           701          76.26
550,000.01 - 600,000.00..........        6.748          360           705          76.28
600,000.01 - 650,000.00..........        6.947          360           704          76.13
650,000.01 - 700,000.00..........        6.799          360           722          73.41
700,000.01 - 750,000.00..........        6.767          360           701          73.34
750,000.01 -  1,000,000.00.......        6.735          359           700          72.31
1,000,000.01 - 1,500,000.00......        6.902          359           727          71.76
1,500,000.01 - 2,000,000.00......        6.719          360           714          70.93
2,000,000.01 and Above...........        6.651          359           722          65.90

     TOTAL.......................

_______________
(1)   As of the cut-off date, the average current mortgage loan principal balance of the group 1 mortgage loans was approximately $758,209.

                                      S-30

                              FICO CREDIT SCORES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
RANGE OF FICO CREDIT SCORES             LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

601-620..........................           3          $    2,191,943.75            0.87%          730,647.92
621-640..........................          18              11,549,098.95            4.60           641,616.61
641-660..........................          29              23,630,845.13            9.42           814,856.73
661-680..........................          50              31,089,273.87           12.39           621,785.48
681-700..........................          59              37,175,194.81           14.81           630,088.05
701-720..........................          63              53,925,284.98           21.49           855,956.90
721-740..........................          31              27,232,858.50           10.85           878,479.31
741-760..........................          35              26,943,469.81           10.74           769,813.42
761-780..........................          25              18,556,793.81            7.39           742,271.75
781-800..........................          14              15,487,723.23            6.17         1,106,265.95
801-820..........................           3               1,784,750.00            0.71           594,916.67
Not Available....................           1               1,400,000.00            0.56         1,400,000.00
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
RANGE OF FICO CREDIT SCORES           RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------    ----------

601-620..........................      6.224          358           616          79.59
621-640..........................      6.530          359           632          75.33
641-660..........................      6.834          360           652          68.56
661-680..........................      6.784          360           670          73.61
681-700..........................      6.641          360           691          75.00
701-720..........................      6.770          360           710          73.83
721-740..........................      6.887          360           730          74.32
741-760..........................      6.780          360           751          71.88
761-780..........................      6.932          360           769          74.35
781-800..........................      6.801          359           790          74.76
801-820..........................      6.438          360           807          75.67
Not Available....................      6.250          357           N/A          70.00

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 709.

                             DOCUMENTATION PROGRAMS

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
DOCUMENTATION PROGRAMS                  LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

CLUES Plus.......................           4          $    2,311,998.95            0.92%          577,999.74
Full/Alternative.................          24              22,715,099.10            9.05           946,462.46
No Income/No Asset...............           4               2,294,284.28            0.91           573,571.07
Preferred........................           4               2,002,993.81            0.80           500,748.45
Reduced..........................         292             219,714,860.70           87.55           752,448.15
Stated Income/Stated Asset.......           3               1,928,000.00            0.77           642,666.67
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE      LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
DOCUMENTATION PROGRAMS                RATE(%)      (MONTHS)        SCORE       RATIO(%)
---------------------------------     --------     ---------    -----------    ---------

CLUES Plus.......................      6.119          359           630          77.76
Full/Alternative.................      6.260          359           692          75.33
No Income/No Asset...............      7.336          359           731          70.92
Preferred........................      6.041          359           761          76.71
Reduced..........................      6.824          360           711          73.40
Stated Income/Stated Asset.......      6.847          360           688          61.95

     TOTAL.......................

                                      S-31

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
RANGE OF                                MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
ORIGINAL LOAN-TO-VALUE RATIOS (%)        LOANS            OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

50.00 or Less....................           8          $    7,950,000.00            3.17%           993,750.00
50.01 to 55.00...................           1               2,000,000.00            0.80          2,000,000.00
55.01 to 60.00...................           9              12,958,499.47            5.16          1,439,833.27
60.01 to 65.00...................          16              20,713,349.12            8.25          1,294,584.32
65.01 to 70.00...................          31              34,522,615.51           13.76          1,113,632.76
70.01 to 75.00...................          58              45,956,008.52           18.31            792,344.97
75.01 to 80.00...................         202             123,735,455.68           49.30            612,551.76
80.01 to 85.00...................           2                 992,070.23            0.40            496,035.12
85.01 to 90.00...................           4               2,139,238.31            0.85            534,809.58
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF                              MORTGAGE     MATURITY     FICO CREDIT      VALUE
ORIGINAL LOAN-TO-VALUE RATIOS (%)     RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

50.00 or Less....................      6.443          359           710          45.15
50.01 to 55.00...................      6.625          360           710          52.63
55.01 to 60.00...................      6.486          359           703          58.16
60.01 to 65.00...................      6.842          360           697          63.17
65.01 to 70.00...................      6.704          360           717          69.00
70.01 to 75.00...................      6.853          360           712          74.06
75.01 to 80.00...................      6.782          360           708          79.74
80.01 to 85.00...................      6.552          360           736          83.81
85.01 to 90.00...................      7.291          359           720          90.00

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 73.53%.

(2)   Does not take into account any secondary financing on the group 1 mortgage loans that may exist at the time of origination.

                                      S-32

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
GEOGRAPHIC AREA                         LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Arizona..........................         7            $   8,121,615.08             3.24%         1,160,230.73
California.......................       216              165,300,229.43            65.87            765,278.84
Colorado.........................         2                1,128,345.70             0.45            564,172.85
Connecticut......................         2                1,230,000.00             0.49            615,000.00
Florida..........................        24               18,099,791.83             7.21            754,157.99
Georgia..........................         2                3,548,625.00             1.41          1,774,312.50
Hawaii...........................         4                4,794,536.10             1.91          1,198,634.03
Idaho............................         2                1,567,926.36             0.62            783,963.18
Illinois.........................         4                3,072,699.00             1.22            768,174.75
Indiana..........................         1                  564,400.00             0.22            564,400.00
Maryland.........................         1                  580,000.00             0.23            580,000.00
Massachusetts....................        15                9,455,340.00             3.77            630,356.00
Michigan.........................         3                1,686,500.50             0.67            562,166.83
Minnesota........................         1                  508,000.00             0.20            508,000.00
Nevada...........................        13                8,053,253.00             3.21            619,481.00
New Hampshire....................         1                  575,613.52             0.23            575,613.52
New Jersey.......................         5                2,380,320.00             0.95            476,064.00
New Mexico.......................         1                  520,000.00             0.21            520,000.00
New York.........................         8                8,133,063.72             3.24          1,016,632.97
North Carolina...................         2                  930,901.54             0.37            465,450.77
Oregon...........................         1                  614,864.00             0.24            614,864.00
Pennsylvania.....................         3                1,866,131.18             0.74            622,043.73
Utah.............................         1                  551,200.00             0.22            551,200.00
Virginia.........................         7                3,827,014.88             1.52            546,716.41
Washington.......................         3                2,094,866.00             0.83            698,288.67
Wisconsin........................         1                  880,000.00             0.35            880,000.00
Wyoming..........................         1                  882,000.00             0.35            882,000.00
                                      ----------       -----------------       ------------
     TOTAL.......................       331            $ 250,967,236.84           100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
GEOGRAPHIC AREA                       RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

Arizona..........................      6.856          360           756          68.58
California.......................      6.787          360           708          73.55
Colorado.........................      6.466          360           683          67.50
Connecticut......................      7.139          360           694          68.75
Florida..........................      6.808          359           708          74.17
Georgia..........................      6.634          358           689          63.87
Hawaii...........................      6.719          360           691          64.36
Idaho............................      6.012          358           681          72.30
Illinois.........................      6.762          360           692          75.70
Indiana..........................      7.625          359           777          80.00
Maryland.........................      6.625          360           730          80.00
Massachusetts....................      6.896          360           714          73.48
Michigan.........................      6.987          360           684          73.73
Minnesota........................      7.000          360           683          69.40
Nevada...........................      6.799          360           708          76.70
New Hampshire....................      8.000          359           717          80.00
New Jersey.......................      6.450          360           701          80.00
New Mexico.......................      7.000          360           688          80.00
New York.........................      6.303          359           699          74.95
North Carolina...................      6.688          359           713          81.25
Oregon...........................      7.250          358           735          89.99
Pennsylvania.....................      5.728          357           688          67.19
Utah.............................      6.375          360           770          80.00
Virginia.........................      6.799          359           720          79.42
Washington.......................      6.811          360           761          77.17
Wisconsin........................      6.250          359           717          80.00
Wyoming..........................      6.750          360           666          75.00

     TOTAL.......................

_______________
(1)   No more than approximately 2.128% of the group 1 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                      S-33

                                  LOAN PURPOSE

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
LOAN PURPOSE                            LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Refinance (cash-out).............          74          $   58,191,279.72           23.19%         786,368.64
Purchase.........................         216             156,159,213.36           62.22          722,959.32
Refinance (rate/term)............          41              36,616,743.76           14.59          893,091.31
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
LOAN PURPOSE                          RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     --------     -----------     --------

Refinance (cash-out).............      6.772          360           696          69.48
Purchase.........................      6.796          360           716          75.42
Refinance (rate/term)............      6.624          359           698          71.89

     TOTAL.......................

                          TYPES OF MORTGAGED PROPERTIES

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PROPERTY TYPE                           LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2 to 4 Family Residence..........          14          $   11,089,551.16            4.42%            792,110.80
High-rise Condominium............          15              15,285,922.97            6.09           1,019,061.53
Low-rise Condominium.............          20              10,965,790.00            4.37             548,289.50
Planned Unit Development.........          88              71,328,664.58           28.42             810,553.01
Single Family Residence..........         194             142,297,308.13           56.70             733,491.28
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT      VALUE
PROPERTY TYPE                         RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     ---------

2 to 4 Family Residence..........      7.023          360           725          74.76
High-rise Condominium............      6.475          359           734          74.87
Low-rise Condominium.............      6.754          360           705          78.99
Planned Unit Development.........      6.767          359           712          72.94
Single Family Residence..........      6.777          360           704          73.17

     TOTAL.......................

                                      S-34

                               OCCUPANCY TYPES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
OCCUPANCY TYPE                          LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Investment Property..............          43          $   29,685,634.00          11.83%            690,363.58
Primary Residence................         273             202,906,570.38          80.85             743,247.51
Secondary Residence..............          15              18,375,032.46           7.32           1,225,002.16
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84         100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT       VALUE
OCCUPANCY TYPE                        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------      --------    -----------     --------

Investment Property..............      7.155          360           734          74.04
Primary Residence................      6.716          360           705          73.90
Secondary Residence..............      6.678          359           718          68.63

     TOTAL.......................

_______________
(1)   Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
REMAINING TERM                         MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
TO MATURITY (MONTHS)                    LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

360..............................         244          $  178,135,072.83          70.98%           730,061.77
359..............................          61              49,209,993.44          19.61            806,721.20
358..............................          17              15,649,922.72           6.24            920,583.69
357..............................           6               5,939,498.92           2.37            989,916.49
356..............................           2               1,032,748.95           0.41            516,374.48
355..............................           1                 999,999.98           0.40            999,999.98
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84         100.00%
                                      ==========       =================       ============

                                                                          WEIGHTED
                                      WEIGHTED                            AVERAGE
                                       AVERAGE                            ORIGINAL
                                       CURRENT          WEIGHTED          LOAN-TO-
REMAINING TERM                        MORTGAGE        AVERAGE FICO         VALUE
TO MATURITY (MONTHS)                   RATE(%)        CREDIT SCORE        RATIO(%)
---------------------------------     --------        ------------        --------

360..............................       6.823             709              74.10
359..............................       6.750             714              71.40
358..............................       6.600             708              73.62
357..............................       6.008             660              75.54
356..............................       6.073             692              79.99
355..............................       5.000             692              56.09

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average remaining term to maturity of the group 1 mortgage loans was approximately 360 months.

                                      S-35

                                  LOAN PROGRAMS

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
LOAN PROGRAM                            LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

One-Year LIBOR...................         326          $  248,075,161.49          98.85%            760,966.75
One-Year CMT.....................           5               2,892,075.35           1.15             578,415.07
                                      ---------        -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84         100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT       VALUE
LOAN PROGRAM                          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     ---------

One-Year LIBOR...................      6.768          360           709          73.53
One-Year CMT.....................      6.555          359           698          73.77

     TOTAL.......................

                                GROSS MARGINS(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
GROSS MARGIN (%)                         LOANS            OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.250............................         324          $  245,052,270.18           97.64%            756,334.17
2.625............................           1               2,573,217.00            1.03           2,573,217.00
2.750............................           5               2,892,075.35            1.15             578,415.07
2.875............................           1                 449,674.31            0.18             449,674.31
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
GROSS MARGIN (%)                      RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

2.250............................      6.766          360           709          73.54
2.625............................      6.750          358           711          69.55
2.750............................      6.555          359           698          73.77
2.875............................      7.625          359           720          90.00

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average gross margin of the group 1 mortgage loans was approximately 2.261%.

                                      S-36

                          INITIAL RATE ADJUSTMENT DATES

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
INITIAL RATE ADJUSTMENT DATE            LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

October 1, 2012..................           1          $      999,999.98            0.40%          999,999.98
November 1, 2012.................           2               1,032,748.95            0.41           516,374.48
December 1, 2012.................           6               5,939,498.92            2.37           989,916.49
January 1, 2013..................          17              15,649,922.72            6.24           920,583.69
February 1, 2013.................          61              49,209,993.44           19.61           806,721.20
March 1, 2013....................         200             143,273,974.83           57.09           716,369.87
April 1, 2013....................          44              34,861,098.00           13.89           792,297.68
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
INITIAL RATE ADJUSTMENT DATE          RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     --------     -----------     --------

October 1, 2012..................      5.000          355           692          56.09
November 1, 2012.................      6.073          356           692          79.99
December 1, 2012.................      6.008          357           660          75.54
January 1, 2013..................      6.600          358           708          73.62
February 1, 2013.................      6.750          359           714          71.40
March 1, 2013....................      6.827          360           709          74.26
April 1, 2013....................      6.807          360           707          73.46

     TOTAL.......................

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
RANGE OF NUMBER OF MONTHS              MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
TO INITIAL RATE ADJUSTMENT DATE         LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

79 - 84..........................         331          $  250,967,236.84          100.00%          758,209.17
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF NUMBER OF MONTHS             MORTGAGE     MATURITY     FICO CREDIT      VALUE
TO INITIAL RATE ADJUSTMENT DATE       RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------      --------    -----------    ---------

79 - 84..........................      6.765          360           709          73.53

     TOTAL.......................

                                      S-37

                            MAXIMUM MORTGAGE RATES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MAXIMUM MORTGAGE RATE (%)               LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

10.000...........................           1          $      999,999.98            0.40%           999,999.98
10.750...........................           3               4,407,153.81            1.76          1,469,051.27
10.875...........................          12               7,714,290.33            3.07            642,857.53
11.000...........................           6               4,098,043.75            1.63            683,007.29
11.125...........................          10               6,509,640.00            2.59            650,964.00
11.250...........................          21              13,291,096.86            5.30            632,909.37
11.375...........................          33              29,281,652.02           11.67            887,322.79
11.500...........................          30              18,445,099.00            7.35            614,836.63
11.625...........................          30              23,078,693.50            9.20            769,289.78
11.750...........................          40              34,903,622.83           13.91            872,590.57
11.875...........................          47              36,342,144.25           14.48            773,237.11
12.000...........................          19              13,878,829.00            5.53            730,464.68
12.125...........................           8               6,074,803.78            2.42            759,350.47
12.250...........................          19              15,746,315.28            6.27            828,753.44
12.375...........................          13              10,949,977.62            4.36            842,305.97
12.500...........................          13               8,784,518.00            3.50            675,732.15
12.625...........................           7               3,681,140.31            1.47            525,877.19
12.750...........................           7               5,718,950.00            2.28            816,992.86
12.875...........................           5               2,881,653.00            1.15            576,330.60
13.000...........................           7               4,179,613.52            1.67            597,087.65
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
MAXIMUM MORTGAGE RATE (%)             RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     --------     -----------     --------

10.000...........................      5.000          355           692          56.09
10.750...........................      5.750          360           719          70.62
10.875...........................      5.875          358           663          76.03
11.000...........................      6.000          359           680          66.44
11.125...........................      6.125          360           676          71.16
11.250...........................      6.250          359           708          74.33
11.375...........................      6.375          359           717          71.14
11.500...........................      6.500          360           711          76.37
11.625...........................      6.625          360           714          72.01
11.750...........................      6.750          359           709          72.70
11.875...........................      6.875          360           714          74.21
12.000...........................      7.000          360           701          73.41
12.125...........................      7.125          360           696          75.40
12.250...........................      7.250          360           718          70.84
12.375...........................      7.375          360           724          77.45
12.500...........................      7.500          360           690          75.11
12.625...........................      7.625          359           730          78.33
12.750...........................      7.750          360           733          77.61
12.875...........................      7.875          360           704          77.90
13.000...........................      8.000          360           694          79.25

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average maximum mortgage rate of the group 1 mortgage loans was approximately 11.765% per annum.

                                      S-38

                            INITIAL PERIODIC RATE CAP

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
Initial Periodic Rate Cap (%)           LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

5.000............................         331          $  250,967,236.84          100.00%          758,209.17
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
Initial Periodic Rate Cap (%)         RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     ---------

5.000............................      6.765          360           709          73.53

     TOTAL.......................

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                  % OF
                                      NUMBER OF            AGGREGATE            MORTGAGE            AVERAGE
SUBSEQUENT PERIODIC                    MORTGAGE        PRINCIPAL BALANCE        LOANS IN       PRINCIPAL BALANCE
  RATE CAP (%)                          LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.000............................         331          $  250,967,236.84         100.00%          758,209.17
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84         100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
SUBSEQUENT PERIODIC                   MORTGAGE      MATURITY    FICO CREDIT       VALUE
  RATE CAP (%)                        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     ---------

2.000............................      6.765          360           709          73.53

     TOTAL.......................

                                      S-39

                            MINIMUM MORTGAGE RATES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MINIMUM MORTGAGE RATE (%)               LOANS             OUTSTANDING          LOAN GROUP 1     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.250............................         324          $  245,052,270.18           97.64%          756,334.17
2.625............................           1               2,573,217.00            1.03         2,573,217.00
2.750............................           5               2,892,075.35            1.15           578,415.07
2.875............................           1                 449,674.31            0.18           449,674.31
                                      ----------       -----------------       ------------
     TOTAL.......................         331          $  250,967,236.84          100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE      MATURITY    FICO CREDIT       VALUE
MINIMUM MORTGAGE RATE (%)             RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

2.250............................      6.766          360           709          73.54
2.625............................      6.750          358           711          69.55
2.750............................      6.555          359           698          73.77
2.875............................      7.625          359           720          90.00

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average minimum mortgage rate of the group 1 mortgage loans was approximately 2.261% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                   % OF             AVERAGE
                                      NUMBER OF            AGGREGATE             MORTGAGE      PRINCIPAL BALANCE
INTEREST-ONLY PERIOD                   MORTGAGE        PRINCIPAL BALANCE         LOANS IN         OUTSTANDING
(MONTHS)                                LOANS             OUTSTANDING          LOAN GROUP 1            ($)
---------------------------------     ----------       -----------------       ------------    -----------------

0................................         30           $  19,733,498.47            7.86%            657,783.28
84...............................        297             227,969,738.37           90.84             767,574.88
120..............................          4               3,264,000.00            1.30             816,000.00
                                      ----------       -----------------       ------------
   TOTAL.........................        331           $ 250,967,236.84          100.00%
                                      ==========       =================       ============

                                                                                   WEIGHTED
                                      WEIGHTED         WEIGHTED      WEIGHTED      AVERAGE
                                       AVERAGE         AVERAGE       AVERAGE       ORIGINAL
                                       CURRENT      REMAINING TERM     FICO        LOAN-TO-
INTEREST-ONLY PERIOD                  MORTGAGE       TO MATURITY      CREDIT        VALUE
(MONTHS)                               RATE(%)         (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------      --------------   -------       --------

0................................      6.754             359           695          73.42
84...............................      6.760             360           710          73.47
120..............................      7.209             360           703          78.13

  TOTAL..........................

                                      S-40

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                   % OF             AVERAGE
                                      NUMBER OF            AGGREGATE             MORTGAGE      PRINCIPAL BALANCE
PREPAYMENT CHARGE                      MORTGAGE        PRINCIPAL BALANCE         LOANS IN         OUTSTANDING
PERIOD (MONTHS)                         LOANS             OUTSTANDING          LOAN GROUP 1           ($)
---------------------------------     ----------       -----------------       ------------    -----------------

0................................        204           $  155,164,207.04           61.83%           760,608.86
6................................          1                  650,000.00            0.26            650,000.00
12...............................        102               74,211,368.81           29.57            727,562.44
36...............................         14               11,831,359.83            4.71            845,097.13
60...............................         10                9,110,301.16            3.63            911,030.12
                                      ----------       -----------------       ------------
  TOTAL..........................        331            $ 250,967,236.84          100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                      AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
PREPAYMENT CHARGE                     MORTGAGE      MATURITY    FICO CREDIT       VALUE
PERIOD (MONTHS)                       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ---------    ---------    -----------     ---------

0................................      6.822          360           708          72.95
6................................      6.750          359           624          66.67
12...............................      6.649          360           713          74.60
36...............................      6.659          360           707          74.74
60...............................      6.877          359           712          73.68

  TOTAL..........................

                                      S-41

                                  LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                                                            % OF
                                       NUMBER OF        AGGREGATE         MORTGAGE           AVERAGE
                                       MORTGAGE     PRINCIPAL BALANCE     LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                LOANS         OUTSTANDING      LOAN GROUP 2     OUTSTANDING($)
---------------------------------     -----------   -----------------   ------------    -----------------

5.125............................          1        $      152,920.00        0.15%          152,920.00
5.250............................          1               167,000.00        0.17           167,000.00
5.375............................          2               795,387.56        0.79           397,693.78
5.500............................          6             1,327,760.84        1.32           221,293.47
5.625............................          2               373,700.00        0.37           186,850.00
5.720............................          1               355,000.00        0.35           355,000.00
5.750............................         15             4,099,077.57        4.09           273,271.84
5.780............................          1               280,800.00        0.28           280,800.00
5.875............................         19             4,745,735.01        4.73           249,775.53
6.000............................         19             4,990,125.00        4.98           262,638.16
6.005............................          1               215,947.50        0.22           215,947.50
6.030............................          1               135,000.00        0.13           135,000.00
6.125............................         34             9,435,516.33        9.41           277,515.19
6.250............................         32             8,110,372.54        8.09           253,449.14
6.270............................          1               221,000.00        0.22           221,000.00
6.375............................         52            13,565,032.78       13.53           260,866.02
6.395............................          1               306,655.22        0.31           306,655.22
6.420............................          1               261,000.00        0.26           261,000.00
6.500............................         56            13,918,954.71       13.88           248,552.76
6.585............................          1               164,421.54        0.16           164,421.54
6.625............................         30             6,596,567.00        6.58           219,885.57
6.750............................         35             7,933,272.68        7.91           226,664.93
6.795............................          1               132,050.00        0.13           132,050.00
6.875............................         36             7,336,002.29        7.32           203,777.84
7.000............................         14             2,039,491.00        2.03           145,677.93
7.035............................          1               208,389.13        0.21           208,389.13
7.105............................          1               184,567.00        0.18           184,567.00
7.110............................          1               379,800.00        0.38           379,800.00
7.125............................         11             2,311,254.00        2.31           210,114.00
7.250............................         10             2,060,155.00        2.05           206,015.50
7.375............................         12             2,545,214.00        2.54           212,101.17

                                                                               WEIGHTED
                                                                               AVERAGE
                                      WEIGHTED AVERAGE                         ORIGINAL
                                       REMAINING TERM                          LOAN-TO-
                                        TO MATURITY       WEIGHTED AVERAGE      VALUE
CURRENT MORTGAGE RATE (%)                 (MONTHS)        FICO CREDIT SCORE    RATIO(%)
---------------------------------     ----------------    -----------------    ---------

5.125............................           360                  690            80.00
5.250............................           360                  671            45.38
5.375............................           359                  696            80.00
5.500............................           355                  732            71.12
5.625............................           355                  687            67.47
5.720............................           360                  674            82.75
5.750............................           359                  735            76.65
5.780............................           360                  678            90.00
5.875............................           359                  711            74.36
6.000............................           359                  724            80.15
6.005............................           356                  631            90.00
6.030............................           360                  722            90.00
6.125............................           359                  713            76.97
6.250............................           360                  707            72.89
6.270............................           359                  681            89.84
6.375............................           360                  730            71.70
6.395............................           354                  648            87.71
6.420............................           360                  745            90.00
6.500............................           360                  721            71.85
6.585............................           357                  690            90.00
6.625............................           360                  724            77.35
6.750............................           360                  714            76.28
6.795............................           358                  767            95.00
6.875............................           360                  719            74.94
7.000............................           359                  738            70.93
7.035............................           356                  705            95.00
7.105............................           360                  699            95.00
7.110............................           358                  760            89.41
7.125............................           360                  691            79.80
7.250............................           360                  716            79.74
7.375............................           360                  711            78.73

                                      S-42

                                                                            % OF
                                       NUMBER OF        AGGREGATE         MORTGAGE           AVERAGE
                                       MORTGAGE     PRINCIPAL BALANCE     LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                LOANS         OUTSTANDING      LOAN GROUP 2     OUTSTANDING($)
---------------------------------     -----------   -----------------   ------------    -----------------

7.500............................          14            2,965,831.00        2.96           211,845.07
7.625............................           5            1,154,751.00        1.15           230,950.20
7.750............................           1              520,000.00        0.52           520,000.00
7.845............................           1              188,942.13        0.19           188,942.13
8.250............................           1               81,000.00        0.08            81,000.00
                                      -----------   -----------------   ------------
     TOTAL.......................         421       $  100,258,692.83      100.00%
                                      ===========   =================   ============

                                                                               WEIGHTED
                                                                                AVERAGE
                                      WEIGHTED AVERAGE                         ORIGINAL
                                       REMAINING TERM                          LOAN-TO-
                                        TO MATURITY       WEIGHTED AVERAGE       VALUE
CURRENT MORTGAGE RATE (%)                 (MONTHS)        FICO CREDIT SCORE    RATIO(%)
---------------------------------     ----------------    -----------------    ---------

7.500............................            360                712             77.02
7.625............................            360                700             80.00
7.750............................            360                736             80.00
7.845............................            356                714             90.00
8.250............................            359                706             90.00

     TOTAL.......................

________________
(1)   Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 2 mortgage loans (as so adjusted) was approximately 6.481% per annum. Without the adjustment, the weighted average current mortgage rate of the group 2 mortgage loans was approximately 6.496% per annum.

                                      S-43

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                              % OF
RANGE OF CURRENT                      NUMBER OF           AGGREGATE         MORTGAGE            AVERAGE
MORTGAGE LOAN                          MORTGAGE       PRINCIPAL BALANCE     LOANS IN       PRINCIPAL BALANCE
PRINCIPAL BALANCES ($)                  LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

      0.01 -  50,000.00..........          4          $      163,850.00       0.16%             40,962.50
 50,000.01 - 100,000.00..........         24               1,967,537.66       1.96              81,980.74
100,000.01 - 150,000.00..........         87              10,860,940.98      10.83             124,838.40
150,000.01 - 200,000.00..........         71              12,158,709.71      12.13             171,249.43
200,000.01 - 250,000.00..........         58              13,055,259.92      13.02             225,090.69
250,000.01 - 300,000.00..........         52              14,416,950.29      14.38             277,249.04
300,000.01 - 350,000.00..........         41              13,325,934.51      13.29             325,022.79
350,000.01 - 400,000.00..........         54              20,547,705.22      20.49             380,513.06
400,000.01 - 450,000.00..........         21               8,727,529.56       8.71             415,596.65
450,000.01 - 500,000.00..........          3               1,436,374.98       1.43             478,791.66
500,000.01 - 550,000.00..........          1                 520,000.00       0.52             520,000.00
550,000.01 - 600,000.00..........          3               1,781,900.00       1.78             593,966.67
600,000.01 - 650,000.00..........          1                 640,000.00       0.64             640,000.00
650,000.01 - 700,000.00..........          1                 656,000.00       0.65             656,000.00
                                      ---------       -----------------   ------------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE     REMAINING      WEIGHTED      ORIGINAL
RANGE OF CURRENT                       CURRENT      TERM TO       AVERAGE       LOAN-TO-
MORTGAGE LOAN                         MORTGAGE      MATURITY    FICO CREDIT       VALUE
PRINCIPAL BALANCES ($)                 RATE(%)      (MONTHS)       SCORE        RATIO(%)
---------------------------------     ---------     ---------    -----------     ---------

      0.01 -  50,000.00..........       6.996         360           720           57.86
 50,000.01 - 100,000.00..........       6.705         358           725           79.45
100,000.01 - 150,000.00..........       6.638         359           728           78.41
150,000.01 - 200,000.00..........       6.669         359           722           75.53
200,000.01 - 250,000.00..........       6.471         359           721           76.13
250,000.01 - 300,000.00..........       6.488         360           708           75.82
300,000.01 - 350,000.00..........       6.361         359           713           73.40
350,000.01 - 400,000.00..........       6.360         360           729           73.95
400,000.01 - 450,000.00..........       6.379         360           705           73.24
450,000.01 - 500,000.00..........       6.875         359           695           79.19
500,000.01 - 550,000.00..........       7.750         360           736           80.00
550,000.01 - 600,000.00..........       6.292         360           684           79.99
600,000.01 - 650,000.00..........       7.250         360           707           80.00
650,000.01 - 700,000.00..........       7.375         360           710           80.00

     TOTAL.......................

______________
(1)   As of the cut-off date, the average current mortgage loan principal balance of the group 2 mortgage loans was approximately $238,144.

                                      S-44

                              FICO CREDIT SCORES(1)

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
RANGE OF FICO CREDIT SCORES             LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

621-640..........................         15          $    3,641,888.16       3.63%            242,792.54
641-660..........................         30               7,660,568.64       7.64             255,352.29
661-680..........................         43              10,709,752.95      10.68             249,064.02
681-700..........................         54              13,863,833.10      13.83             256,737.65
701-720..........................         78              18,795,121.75      18.75             240,963.10
721-740..........................         48              12,278,603.49      12.25             255,804.24
741-760..........................         58              12,794,349.17      12.76             220,592.23
761-780..........................         56              11,859,303.66      11.83             211,773.28
781-800..........................         29               6,549,575.00       6.53             225,847.41
801-820..........................          9               2,005,796.91       2.00             222,866.32
Not Available....................          1                  99,900.00       0.10              99,900.00
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
RANGE OF FICO CREDIT SCORES           RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

621-640..........................      6.560          359           632          78.40
641-660..........................      6.436          359           653          77.10
661-680..........................      6.410          360           671          75.96
681-700..........................      6.581          360           690          78.07
701-720..........................      6.581          359           710          76.82
721-740..........................      6.392          359           732          75.36
741-760..........................      6.473          360           750          75.74
761-780..........................      6.528          360           769          71.49
781-800..........................      6.452          360           790          70.61
801-820..........................      6.385          359           808          66.69
Not Available....................      7.000          356           N/A          66.64

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 718.

                                      S-45

                             DOCUMENTATION PROGRAMS

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                      MORTGAGE        PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
DOCUMENTATION PROGRAMS                  LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

CLUES Plus.......................          9          $    1,418,007.00       1.41%            157,556.33
Full/Alternative.................        179              39,155,604.26      39.05             218,746.39
No Income/No Asset...............          8               1,302,267.97       1.30             162,783.50
Preferred........................        111              30,259,624.41      30.18             272,609.23
Reduced..........................        108              26,775,088.70      26.71             247,917.49
Stated Income/Stated Asset.......          4               1,125,915.49       1.12             281,478.87
Streamlined......................          2                 222,185.00       0.22             111,092.50
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
DOCUMENTATION PROGRAMS                RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

CLUES Plus.......................      6.389          355           706          82.69
Full/Alternative.................      6.355          359           712          76.69
No Income/No Asset...............      6.858          359           728          74.22
Preferred........................      6.395          360           748          72.44
Reduced..........................      6.792          360           695          76.67
Stated Income/Stated Asset.......      6.865          359           672          73.79
Streamlined......................      6.039          360           649          73.94

     TOTAL.......................

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
RANGE OF                               MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
ORIGINAL LOAN-TO-VALUE RATIOS (%)       LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

50.00 or Less....................         22          $    5,235,431.13       5.22%            237,974.14
50.01 to 55.00...................          7               2,167,000.00       2.16             309,571.43
55.01 to 60.00...................         12               3,225,027.31       3.22             268,752.28
60.01 to 65.00...................         12               2,971,771.29       2.96             247,647.61
65.01 to 70.00...................         25               7,011,496.91       6.99             280,459.88
70.01 to 75.00...................         25               5,911,553.66       5.90             236,462.15
75.01 to 80.00...................        288              68,250,241.01      68.07             236,980.00
80.01 to 85.00...................          2                 580,000.00       0.58             290,000.00
85.01 to 90.00...................         16               2,691,865.39       2.68             168,241.59
90.01 to 95.00...................         12               2,214,306.13       2.21             184,525.51
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF                              MORTGAGE     MATURITY     FICO CREDIT      VALUE
ORIGINAL LOAN-TO-VALUE RATIOS (%)     RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

50.00 or Less....................      6.366          360           747          41.65
50.01 to 55.00...................      6.388          360           735          52.63
55.01 to 60.00...................      6.415          360           751          57.60
60.01 to 65.00...................      6.597          360           732          62.68
65.01 to 70.00...................      6.421          360           730          68.46
70.01 to 75.00...................      6.452          360           700          73.67
75.01 to 80.00...................      6.496          359           714          79.73
80.01 to 85.00...................      5.855          357           667          82.74
85.01 to 90.00...................      6.944          357           703          89.64
90.01 to 95.00...................      6.861          359           729          94.99

     TOTAL.......................

____________
(1)   As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 75.42%.

(2)   Does not take into account any secondary financing on the group 2 mortgage loans that may exist at the time of origination.

                                      S-46

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                              % OF
                                      NUMBER OF           AGGREGATE         MORTGAGE            AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE     LOANS IN       PRINCIPAL BALANCE
GEOGRAPHIC AREA                         LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

Alabama..........................          5          $      541,848.12       0.54%            108,369.62
Arizona..........................         12               2,496,461.47       2.49             208,038.46
California.......................        125              40,466,938.18      40.36             323,735.51
Colorado.........................         18               4,868,660.00       4.86             270,481.11
District Of Columbia.............          1                 232,000.00       0.23             232,000.00
Florida..........................        121              22,231,218.39      22.17             183,729.08
Georgia..........................         10               1,756,011.91       1.75             175,601.19
Hawaii...........................          5               2,300,200.00       2.29             460,040.00
Idaho............................          6                 749,457.00       0.75             124,909.50
Indiana..........................          1                  52,839.00       0.05              52,839.00
Kansas...........................          1                  43,650.00       0.04              43,650.00
Kentucky.........................          3                 400,520.00       0.40             133,506.67
Louisiana........................          1                 128,000.00       0.13             128,000.00
Maine............................          1                 199,800.00       0.20             199,800.00
Maryland.........................          8               1,921,567.50       1.92             240,195.94
Massachusetts....................          1                 206,000.00       0.21             206,000.00
Michigan.........................          1                 112,500.00       0.11             112,500.00
Minnesota........................          3                 579,200.00       0.58             193,066.67
Mississippi......................          1                  35,000.00       0.03              35,000.00
Missouri.........................          1                 104,000.00       0.10             104,000.00
Montana..........................          3                 438,421.54       0.44             146,140.51
Nebraska.........................          1                 379,800.00       0.38             379,800.00
Nevada...........................          8               1,837,780.00       1.83             229,722.50
New Hampshire....................          1                 156,800.00       0.16             156,800.00
New Jersey.......................          4               1,563,000.00       1.56             390,750.00
New Mexico.......................          1                 119,120.00       0.12             119,120.00
New York.........................          4               1,517,874.98       1.51             379,468.75
North Carolina...................          1                 380,000.00       0.38             380,000.00
Ohio.............................          9               1,334,810.78       1.33             148,312.31
Oregon...........................          1                 108,760.84       0.11             108,760.84
Pennsylvania.....................          6                 981,675.00       0.98             163,612.50
South Carolina...................          2                 406,400.00       0.41             203,200.00
Tennessee........................          3                 516,556.01       0.52             172,185.34

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
GEOGRAPHIC AREA                       RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

Alabama..........................      6.673          357           715          83.66
Arizona..........................      6.701          360           711          81.28
California.......................      6.394          360           718          72.50
Colorado.........................      6.396          360           721          78.79
District Of Columbia.............      5.875          360           634          80.00
Florida..........................      6.756          359           723          78.47
Georgia..........................      6.287          359           737          76.31
Hawaii...........................      6.564          360           724          73.81
Idaho............................      6.819          360           723          76.96
Indiana..........................      5.875          360           697          90.00
Kansas...........................      6.625          360           654          90.00
Kentucky.........................      6.037          359           710          76.58
Louisiana........................      6.750          360           761          80.00
Maine............................      5.875          360           661          79.92
Maryland.........................      6.265          359           717          76.88
Massachusetts....................      6.250          360           732          80.00
Michigan.........................      6.875          360           772          75.00
Minnesota........................      6.352          360           688          73.84
Mississippi......................      7.250          360           626          38.46
Missouri.........................      6.500          360           690          80.00
Montana..........................      6.901          357           722          83.75
Nebraska.........................      7.500          358           760          89.41
Nevada...........................      6.290          360           713          75.14
New Hampshire....................      6.750          360           673          80.00
New Jersey.......................      6.309          360           684          79.75
New Mexico.......................      6.625          359           777          80.00
New York.........................      6.816          359           709          74.97
North Carolina...................      6.750          360           694          51.35
Ohio.............................      6.714          359           722          80.61
Oregon...........................      5.500          358           724          48.66
Pennsylvania.....................      6.205          359           722          74.40
South Carolina...................      6.264          360           675          80.00
Tennessee........................      6.234          359           659          78.68

                                      S-47

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
GEOGRAPHIC AREA                         LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

Texas............................         17               2,469,848.55       2.46             145,285.21
Utah.............................          4                 703,989.13       0.70             175,997.28
Virginia.........................         15               4,194,245.77       4.18             279,616.38
Washington.......................         14               3,229,738.66       3.22             230,695.62
Wisconsin........................          1                 328,000.00       0.33             328,000.00
Wyoming..........................          1                 166,000.00       0.17             166,000.00
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
GEOGRAPHIC AREA                       RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

Texas............................      6.405          359           726          77.49
Utah.............................      6.935          359           750          84.36
Virginia.........................      6.239          359           707          72.87
Washington.......................      6.577          360           712          73.26
Wisconsin........................      5.500          351           722          80.00
Wyoming..........................      6.375          360           714          79.81

     TOTAL.......................

________________
(1)   No more than approximately 1.624% of the group 2 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
LOAN PURPOSE                            LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

Refinance (cash-out).............        127          $   32,943,638.72      32.86%            259,398.73
Purchase.........................        262              59,108,068.00      58.96             225,603.31
Refinance (rate/term)............         32               8,206,986.11       8.19             256,468.32
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
LOAN PURPOSE                          RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     `--------     ---------    -----------     --------

Refinance (cash-out).............      6.418          359           705          70.46
Purchase.........................      6.564          360           727          78.28
Refinance (rate/term)............      6.321          359           708          74.68

     TOTAL.......................

                                      S-48

                          TYPES OF MORTGAGED PROPERTIES

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
PROPERTY TYPE                           LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

2 to 4 Family Residence..........         14          $    5,476,049.98       5.46%            391,146.43
High-rise Condominium............         17               4,028,050.00       4.02             236,944.12
Low-rise Condominium.............        105              22,871,294.47      22.81             217,821.85
Planned Unit Development.........        100              23,410,017.88      23.35             234,100.18
Single Family Residence..........        185              44,473,280.50      44.36             240,396.11
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
PROPERTY TYPE                         RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

2 to 4 Family Residence..........      6.826          360           704          77.51
High-rise Condominium............      6.883          360           729          77.43
Low-rise Condominium.............      6.466          359           728          79.25
Planned Unit Development.........      6.473          359           716          76.92
Single Family Residence..........      6.447          360           715          72.21

     TOTAL.......................

                               OCCUPANCY TYPES(1)

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
OCCUPANCY TYPE                          LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

Investment Property..............         90          $   15,447,808.00      15.41%            171,642.31
Primary Residence................        291              75,031,075.83      74.84             257,838.75
Secondary Residence..............         40               9,779,809.00       9.75             244,495.23
                                      ---------       -----------------   ------------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
OCCUPANCY TYPE                        RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     ---------    ---------    -----------     --------

Investment Property..............      6.901          359           728          77.68
Primary Residence................      6.399          360           715          74.82
Secondary Residence..............      6.601          360           724          76.43

     TOTAL.......................

__________________
(1)   Based upon representations of the related borrowers at the time of origination.

                                      S-49

                         REMAINING TERMS TO MATURITY(1)

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
REMAINING TERM                         MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
TO MATURITY (MONTHS)                    LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

360..............................        302          $   75,274,828.00      75.08%            249,254.40
359..............................         59              13,608,916.45      13.57             230,659.60
358..............................         23               5,034,670.21       5.02             218,898.70
357..............................          9               1,763,621.54       1.76             195,957.95
356..............................         10               1,715,363.71       1.71             171,536.37
355..............................          3                 577,520.00       0.58             192,506.67
354..............................          3                 538,447.23       0.54             179,482.41
353..............................          5                 586,038.12       0.58             117,207.62
352..............................          5                 720,190.66       0.72             144,038.13
351..............................          1                 328,000.00       0.33             328,000.00
349..............................          1                 111,096.91       0.11             111,096.91
                                      ---------       -----------------   ------------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ============

                                                                 WEIGHTED
                                      WEIGHTED                    AVERAGE
                                      AVERAGE      WEIGHTED      ORIGINAL
                                      CURRENT       AVERAGE      LOAN-TO-
REMAINING TERM                        MORTGAGE    FICO CREDIT      VALUE
TO MATURITY (MONTHS)                  RATE(%)        SCORE       RATIO(%)
---------------------------------     --------    -----------    --------

360..............................      6.502          718         74.22
359..............................      6.511          719         77.45
358..............................      6.519          723         79.98
357..............................      6.560          717         80.75
356..............................      6.830          711         83.37
355..............................      5.840          714         80.00
354..............................      6.521          660         84.39
353..............................      6.123          718         84.24
352..............................      5.841          704         79.00
351..............................      5.500          722         80.00
349..............................      5.750          809         69.26

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average remaining term to maturity of the group 2 mortgage loans was approximately 359 months.

                                  LOAN PROGRAMS

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
LOAN PROGRAM                            LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

One-Year LIBOR...................        417          $   99,514,917.83      99.26%            238,644.89
One-Year CMT.....................          4                 743,775.00       0.74             185,943.75
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
LOAN PROGRAM                          RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

One-Year LIBOR...................      6.494          359           718          75.39
One-Year CMT.....................      6.800          360           730          78.61

     TOTAL.......................

                                      S-50

                                GROSS MARGINS(1)

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
GROSS MARGIN (%)                        LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

2.25.............................        403          $   96,400,345.31      96.15%            239,206.81
2.75.............................          7               1,739,575.00       1.74             248,510.71
2.875............................          6               1,348,344.85       1.34             224,724.14
3.125............................          2                 340,439.13       0.34             170,219.57
3.25.............................          2                 265,567.00       0.26             132,783.50
3.375............................          1                 164,421.54       0.16             164,421.54
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
GROSS MARGIN (%)                      RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

2.25.............................      6.476          359           718          74.93
2.75.............................      6.782          360           727          83.52
2.875............................      6.817          357           674          89.45
3.125............................      7.528          357           729          95.00
3.25.............................      8.218          360           701          93.47
3.375............................      7.375          357           690          90.00

     TOTAL.......................

_____________
(1)   As of the cut-off date, the weighted average gross margin of the group 2 mortgage loans was approximately 2.275%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
INITIAL RATE ADJUSTMENT DATE            LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

April 1, 2015....................          1          $      111,096.91       0.11%            111,096.91
June 1, 2015.....................          1                 328,000.00       0.33             328,000.00
July 1, 2015.....................          5                 720,190.66       0.72             144,038.13
August 1, 2015...................          5                 586,038.12       0.58             117,207.62
September 1, 2015................          3                 538,447.23       0.54             179,482.41
October 1, 2015..................          3                 577,520.00       0.58             192,506.67
November 1, 2015.................         10               1,715,363.71       1.71             171,536.37
December 1, 2015.................          9               1,763,621.54       1.76             195,957.95
January 1, 2016..................         23               5,034,670.21       5.02             218,898.70
February 1, 2016.................         59              13,608,916.45      13.57             230,659.60
March 1, 2016....................        254              62,739,090.00      62.58             247,004.29
April 1, 2016....................         48              12,535,738.00      12.50             261,161.21
                                      ---------       -----------------   ------------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ============

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
INITIAL RATE ADJUSTMENT DATE          RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

April 1, 2015....................      5.750          349           809          69.26
June 1, 2015.....................      5.500          351           722          80.00
July 1, 2015.....................      5.841          352           704          79.00
August 1, 2015...................      6.123          353           718          84.24
September 1, 2015................      6.521          354           660          84.39
October 1, 2015..................      5.840          355           714          80.00
November 1, 2015.................      6.830          356           711          83.37
December 1, 2015.................      6.560          357           717          80.75
January 1, 2016..................      6.519          358           723          79.98
February 1, 2016.................      6.511          359           719          77.45
March 1, 2016....................      6.530          360           717          75.05
April 1, 2016....................      6.363          360           723          70.09

     TOTAL.......................

                                      S-51

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
RANGE OF NUMBER OF MONTHS              MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
TO INITIAL RATE ADJUSTMENT DATE         LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

109 - 120........................        421          $  100,258,692.83     100.00%            238,144.16
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF NUMBER OF MONTHS             MORTGAGE     MATURITY     FICO CREDIT      VALUE
TO INITIAL RATE ADJUSTMENT DATE       RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

109 - 120........................      6.496          359           718          75.42

     TOTAL.......................

                                      S-52

                            MAXIMUM MORTGAGE RATES(1)

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
MAXIMUM MORTGAGE RATE (%)               LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

10.125...........................          1          $      152,920.00       0.15%            152,920.00
10.250...........................          1                 167,000.00       0.17             167,000.00
10.375...........................          2                 795,387.56       0.79             397,693.78
10.500...........................          6               1,327,760.84       1.32             221,293.47
10.625...........................          2                 373,700.00       0.37             186,850.00
10.750...........................         15               4,099,077.57       4.09             273,271.84
10.875...........................         19               4,745,735.01       4.73             249,775.53
11.000...........................         20               5,345,125.00       5.33             267,256.25
11.125...........................         34               9,435,516.33       9.41             277,515.19
11.250...........................         33               8,391,172.54       8.37             254,277.96
11.375...........................         53              13,780,980.28      13.75             260,018.50
11.500...........................         57              14,053,954.71      14.02             246,560.61
11.625...........................         30               6,596,567.00       6.58             219,885.57
11.750...........................         37               8,415,272.68       8.39             227,439.80
11.875...........................         37               7,642,657.51       7.62             206,558.31
12.000...........................         14               2,039,491.00       2.03             145,677.93
12.125...........................         11               2,311,254.00       2.31             210,114.00
12.250...........................         10               2,060,155.00       2.05             206,015.50
12.375...........................         14               2,841,685.54       2.83             202,977.54
12.500...........................         15               3,345,631.00       3.34             223,042.07
12.625...........................          6               1,363,140.13       1.36             227,190.02
12.750...........................          1                 520,000.00       0.52             520,000.00
12.875...........................          1                 184,567.00       0.18             184,567.00
13.375...........................          1                 188,942.13       0.19             188,942.13
14.000...........................          1                  81,000.00       0.08              81,000.00
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
MAXIMUM MORTGAGE RATE (%)             RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

10.125...........................      5.125          360           690          80.00
10.250...........................      5.250          360           671          45.38
10.375...........................      5.375          359           696          80.00
10.500...........................      5.500          355           732          71.12
10.625...........................      5.625          355           687          67.47
10.750...........................      5.750          359           735          76.65
10.875...........................      5.875          359           711          74.36
11.000...........................      6.000          359           720          80.33
11.125...........................      6.125          359           713          76.97
11.250...........................      6.250          360           706          73.46
11.375...........................      6.375          360           729          71.99
11.500...........................      6.500          360           721          72.03
11.625...........................      6.625          360           724          77.35
11.750...........................      6.750          360           715          77.06
11.875...........................      6.875          359           717          75.45
12.000...........................      7.000          359           738          70.93
12.125...........................      7.125          360           691          79.80
12.250...........................      7.250          360           716          79.74
12.375...........................      7.375          360           713          80.14
12.500...........................      7.500          359           718          78.42
12.625...........................      7.625          359           701          82.29
12.750...........................      7.750          360           736          80.00
12.875...........................      7.875          360           699          95.00
13.375...........................      8.375          356           714          90.00
14.000...........................      9.000          359           706          90.00

     TOTAL.......................

____________________
(1)   As of the cut-off date, the weighted average maximum mortgage rate of the group 2 mortgage loans was approximately 11.496% per annum.

                                      S-53

                            INITIAL PERIODIC RATE CAP

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
                                       MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
INITIAL PERIODIC RATE CAP (%)           LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

5.000............................        421          $  100,258,692.83     100.00%            238,144.16
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                      MORTGAGE     MATURITY     FICO CREDIT      VALUE
INITIAL PERIODIC RATE CAP (%)         RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

5.000............................      6.496          359           718          75.42

     TOTAL.......................

                          SUBSEQUENT PERIODIC RATE CAP

                                                                             % OF
                                      NUMBER OF           AGGREGATE        MORTGAGE             AVERAGE
SUBSEQUENT PERIODIC                    MORTGAGE       PRINCIPAL BALANCE    LOANS IN        PRINCIPAL BALANCE
  RATE CAP (%)                          LOANS            OUTSTANDING      LOAN GROUP 2      OUTSTANDING($)
---------------------------------     ---------       -----------------   ------------     -----------------

2.000............................        421          $  100,258,692.83     100.00%            238,144.16
                                      ---------       -----------------   ----------
     TOTAL.......................        421          $  100,258,692.83     100.00%
                                      =========       =================   ==========

                                                   WEIGHTED                     WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
SUBSEQUENT PERIODIC                   MORTGAGE     MATURITY     FICO CREDIT      VALUE
  RATE CAP (%)                        RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------     ---------    -----------     --------

2.000............................      6.496          359           718          75.42

     TOTAL.......................

                                      S-54

                            MINIMUM MORTGAGE RATES(1)

                                                                                  % OF
                                      NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                      MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MINIMUM MORTGAGE RATE (%)               LOANS            OUTSTANDING          LOAN GROUP 2     OUTSTANDING($)
---------------------------------     ---------       -----------------       ------------    -----------------

2.250............................        403          $   96,400,345.31          96.15%          239,206.81
2.750............................          7               1,739,575.00           1.74           248,510.71
2.875............................          6               1,348,344.85           1.34           224,724.14
3.125............................          2                 340,439.13           0.34           170,219.57
3.250............................          2                 265,567.00           0.26           132,783.50
3.375............................          1                 164,421.54           0.16           164,421.54
                                      ---------       -----------------       ------------
     TOTAL.......................        421          $  100,258,692.83         100.00%
                                      =========       =================       ============

                                                    WEIGHTED                     WEIGHTED
                                       WEIGHTED      AVERAGE                     AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE     MATURITY     FICO CREDIT      VALUE
MINIMUM MORTGAGE RATE (%)              RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     --------      ----------   -----------     --------

2.250............................       6.476          359           718          74.93
2.750............................       6.782          360           727          83.52
2.875............................       6.817          357           674          89.45
3.125............................       7.528          357           729          95.00
3.250............................       8.218          360           701          93.47
3.375............................       7.375          357           690          90.00

     TOTAL.......................

__________
(1)   As of the cut-off date, the weighted average minimum mortgage rate of the group 2 mortgage loans was approximately 2.275% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                   % OF
                                      NUMBER OF           AGGREGATE              MORTGAGE          AVERAGE
INTEREST-ONLY PERIOD                  MORTGAGE        PRINCIPAL BALANCE          LOANS IN     PRINCIPAL BALANCE
PERIOD (MONTHS)                         LOANS            OUTSTANDING           LOAN GROUP 2    OUTSTANDING($)
---------------------------------     ---------       -----------------        ------------   -----------------

0................................        35           $   6,727,226.71            6.71%            192,206.48
120..............................       386              93,531,466.12           93.29             242,309.50
                                      ---------       -----------------        ------------
    TOTAL........................       421           $ 100,258,692.83          100.00%
                                      =========       =================        ============

                                                     WEIGHTED                    WEIGHTED
                                      WEIGHTED       AVERAGE                     AVERAGE
                                      AVERAGE       REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT        TERM TO       AVERAGE       LOAN-TO-
INTEREST-ONLY PERIOD                  MORTGAGE       MATURITY    FICO CREDIT      VALUE
PERIOD (MONTHS)                       RATE(%)        (MONTHS)       SCORE        RATIO(%)
---------------------------------     --------      ----------   -----------     --------

0................................       6.432          359           710          74.22
120..............................       6.501          359           719          75.50

    TOTAL........................

                                      S-55

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                   % OF
                                      NUMBER OF           AGGREGATE              MORTGAGE          AVERAGE
PREPAYMENT CHARGE                     MORTGAGE        PRINCIPAL BALANCE          LOANS IN     PRINCIPAL BALANCE
PERIOD (MONTHS)                         LOANS            OUTSTANDING           LOAN GROUP 2    OUTSTANDING($)
---------------------------------     ---------       -----------------        ------------   -----------------

0................................       169           $  42,360,217.20           42.25%            250,652.17
12...............................        91              26,994,383.13           26.92             296,641.57
36...............................        52              10,723,682.78           10.70             206,224.67
60...............................       109              20,180,409.72           20.13             185,141.37
                                      ---------       -----------------        ------------
     TOTAL.......................       421           $ 100,258,692.83          100.00%
                                      =========       =================        ============

                                                    WEIGHTED                    WEIGHTED
                                      WEIGHTED      AVERAGE                     AVERAGE
                                      AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                      CURRENT       TERM TO       AVERAGE       LOAN-TO-
PREPAYMENT CHARGE                     MORTGAGE      MATURITY    FICO CREDIT      VALUE
PERIOD (MONTHS)                       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     -------      ----------   -----------     --------

0................................      6.407          360           712          74.14
12...............................      6.434          360           726          74.52
36...............................      6.588          359           729          76.52
60...............................      6.715          359           713          78.71

     TOTAL.......................

                                      S-56

                                  LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                LOANS            OUTSTANDING          LOAN GROUP 3     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

4.625............................           1          $      497,000.00            0.33%           497,000.00
4.750............................           1                 900,827.00            0.60            900,827.00
4.875............................           1                 612,000.00            0.41            612,000.00
5.095............................           1                 650,000.00            0.43            650,000.00
5.125............................           2                 984,812.00            0.65            492,406.00
5.260............................           1                 417,150.00            0.28            417,150.00
5.375............................           4               3,285,311.00            2.18            821,327.75
5.500............................           7               8,088,975.00            5.37          1,155,567.86
5.625............................           2               1,050,240.00            0.70            525,120.00
5.750............................          15               8,112,543.76            5.39            540,836.25
5.875............................          17              10,247,975.00            6.80            602,822.06
6.000............................          15               8,799,550.93            5.84            586,636.73
6.125............................           9               5,165,850.00            3.43            573,983.33
6.250............................          12               7,326,660.00            4.86            610,555.00
6.260............................           1                 495,000.00            0.33            495,000.00
6.375............................          10               6,587,683.00            4.37            658,768.30
6.500............................          19              14,690,150.00            9.75            773,165.79
6.625............................           9               8,229,896.00            5.46            914,432.89
6.750............................           9               7,568,984.00            5.03            840,998.22
6.875............................          17              18,757,382.00           12.45          1,103,375.41
7.000............................           9               5,313,180.00            3.53            590,353.33
7.125............................           6               3,462,700.00            2.30            577,116.67
7.250............................           8               5,499,880.00            3.65            687,485.00
7.375............................           5               4,113,192.00            2.73            822,638.40
7.470............................           1                 478,710.00            0.32            478,710.00
7.500............................           6               5,435,500.00            3.61            905,916.67
7.625............................           5               4,543,109.00            3.02            908,621.80
7.750............................           3               2,171,500.00            1.44            723,833.33
7.875............................           2                 872,000.00            0.58            436,000.00
7.905............................           1                 521,950.00            0.35            521,950.00

                                                                             WEIGHTED
                                         WEIGHTED                            AVERAGE
                                          AVERAGE                            ORIGINAL
                                      REMAINING TERM       WEIGHTED          LOAN-TO-
                                        TO MATURITY      AVERAGE FICO         VALUE
CURRENT MORTGAGE RATE (%)                (MONTHS)        CREDIT SCORE        RATIO(%)
---------------------------------     --------------     ------------       ----------

4.625............................           360              699              79.90
4.750............................           360              729              75.00
4.875............................           360              650              80.00
5.095............................           360              637              83.33
5.125............................           360              756              84.11
5.260............................           360              656              90.00
5.375............................           357              686              68.79
5.500............................           355              679              73.59
5.625............................           360              771              68.85
5.750............................           360              653              75.97
5.875............................           360              700              67.98
6.000............................           360              690              72.26
6.125............................           360              727              75.82
6.250............................           360              696              74.35
6.260............................           360              639              90.00
6.375............................           360              695              75.67
6.500............................           360              715              75.01
6.625............................           360              736              73.34
6.750............................           360              697              73.78
6.875............................           360              717              73.84
7.000............................           360              720              78.99
7.125............................           360              716              74.15
7.250............................           360              712              64.75
7.375............................           360              673              72.82
7.470............................           360              745              90.00
7.500............................           360              712              69.21
7.625............................           360              713              71.59
7.750............................           360              697              78.19
7.875............................           360              710              80.00
7.905............................           360              755              90.00

                                      S-57

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                LOANS            OUTSTANDING          LOAN GROUP 3     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

8.000............................           1               3,500,000.00            2.32          3,500,000.00
8.250............................           2               2,244,000.00            1.49          1,122,000.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                                             WEIGHTED
                                         WEIGHTED                            AVERAGE
                                          AVERAGE                            ORIGINAL
                                      REMAINING TERM       WEIGHTED          LOAN-TO-
                                        TO MATURITY      AVERAGE FICO         VALUE
CURRENT MORTGAGE RATE (%)                (MONTHS)        CREDIT SCORE        RATIO(%)
---------------------------------     --------------     ------------       ----------

8.000............................           360              779              70.00
8.250............................           360              718              80.00

     TOTAL.......................

_________________
(1)   Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 3 mortgage loans (as so adjusted) was approximately 6.545% per annum. Without the adjustment, the weighted average current mortgage rate of the group 3 mortgage loans was approximately 6.553% per annum.

                                      S-58

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                   % OF
RANGE OF CURRENT                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
MORTGAGE LOAN                           MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PRINCIPAL BALANCES ($)                   LOANS            OUTSTANDING          LOAN GROUP 3     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

400,000.01 - 450,000.00..........          27          $   11,693,905.93            7.76%           433,107.63
450,000.01 - 500,000.00..........          40              19,170,932.76           12.73            479,273.32
500,000.01 - 550,000.00..........          30              15,586,688.00           10.35            519,556.27
550,000.01 - 600,000.00..........          21              12,194,269.00            8.10            580,679.48
600,000.01 - 650,000.00..........          27              17,167,390.00           11.40            635,829.26
650,000.01 - 700,000.00..........           9               6,063,600.00            4.03            673,733.33
700,000.01 - 750,000.00..........           8               5,763,475.00            3.83            720,434.38
750,000.01 -  1,000,000.00.......          20              18,048,552.00           11.98            902,427.60
1,000,000.01 - 1,500,000.00......           7              10,105,500.00            6.71          1,443,642.86
1,500,000.01 - 2,000,000.00......           5               9,079,898.00            6.03          1,815,979.60
2,000,000.01 and Above...........           8              25,749,500.00           17.10          3,218,687.50
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                     WEIGHTED
                                       WEIGHTED      AVERAGE                       AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED       ORIGINAL
RANGE OF CURRENT                       CURRENT       TERM TO       AVERAGE        LOAN-TO-
MORTGAGE LOAN                          MORTGAGE      MATURITY    FICO CREDIT        VALUE
PRINCIPAL BALANCES ($)                 RATE(%)       (MONTHS)       SCORE         RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

400,000.01 - 450,000.00..........       6.680          360           685           78.20
450,000.01 - 500,000.00..........       6.336          360           699           76.36
500,000.01 - 550,000.00..........       6.369          360           695           76.39
550,000.01 - 600,000.00..........       6.527          360           715           77.01
600,000.01 - 650,000.00..........       6.293          360           699           72.82
650,000.01 - 700,000.00..........       6.337          360           684           74.00
700,000.01 - 750,000.00..........       6.558          360           729           77.52
750,000.01 -  1,000,000.00.......       6.489          360           703           73.25
1,000,000.01 - 1,500,000.00......       6.809          360           715           69.97
1,500,000.01 - 2,000,000.00......       7.031          359           710           66.31
2,000,000.01 and Above...........       6.780          359           724           70.08

     TOTAL.......................

_________________
(1)   As of the cut-off date, the average current mortgage loan principal balance of the group 3 mortgage loans was approximately $745,662.

                                      S-59

                              FICO CREDIT SCORES(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
RANGE OF FICO CREDIT SCORES              LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

601-620..........................           4          $    1,999,925.76            1.33%           499,981.44
621-640..........................          20              12,550,043.00            8.33            627,502.15
641-660..........................          23              17,652,825.00           11.72            767,514.13
661-680..........................          23              18,290,109.00           12.14            795,222.13
681-700..........................          41              25,915,193.93           17.21            632,077.90
701-720..........................          21              14,535,210.00            9.65            692,152.86
721-740..........................          20              15,213,195.00           10.10            760,659.75
741-760..........................          24              21,008,642.00           13.95            875,360.08
761-780..........................          17              14,601,666.00            9.69            858,921.53
781-800..........................           7               7,549,500.00            5.01          1,078,500.00
801-820..........................           2               1,307,401.00            0.87            653,700.50
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                     WEIGHTED
                                       WEIGHTED      AVERAGE                       AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE        LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT        VALUE
RANGE OF FICO CREDIT SCORES            RATE(%)       (MONTHS)       SCORE         RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

601-620..........................       5.849          359           614           74.55
621-640..........................       6.381          360           631           73.48
641-660..........................       6.090          358           652           73.74
661-680..........................       6.752          360           672           72.90
681-700..........................       6.422          360           691           72.65
701-720..........................       6.528          359           710           74.88
721-740..........................       6.920          360           730           74.66
741-760..........................       6.563          360           752           74.78
761-780..........................       6.970          360           769           74.29
781-800..........................       6.470          360           788           68.78
801-820..........................       7.021          360           805           77.29

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average FICO Credit Score of the group 3 mortgage loans was approximately 706.

                             DOCUMENTATION PROGRAMS

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE        LOANS IN       PRINCIPAL BALANCE
DOCUMENTATION PROGRAMS                   LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Full/Alternative.................          51          $   32,480,600.76           21.56%          636,874.52
No Income/No Asset...............           2               1,195,000.00            0.79           597,500.00
Preferred........................           3               2,368,560.00            1.57           789,520.00
Reduced..........................         144             113,492,549.93           75.35           788,142.71
Stated Income/Stated Asset.......           2               1,087,000.00            0.72           543,500.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
DOCUMENTATION PROGRAMS                 RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

Full/Alternative.................       6.130          359           669           74.85
No Income/No Asset...............       6.785          360           710           67.60
Preferred........................       6.131          360           764           75.75
Reduced..........................       6.673          360           715           73.37
Stated Income/Stated Asset.......       7.329          360           707           65.10

     TOTAL.......................

                                      S-60

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
RANGE OF                                MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
ORIGINAL LOAN-TO-VALUE RATIOS (%)        LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

50.00 or Less....................           4          $    3,736,500.00            2.48%           934,125.00
50.01 to 55.00...................           5               2,753,846.93            1.83            550,769.39
55.01 to 60.00...................           3               1,715,000.00            1.14            571,666.67
60.01 to 65.00...................          13              10,319,921.00            6.85            793,840.08
65.01 to 70.00...................          19              31,027,400.00           20.60          1,633,021.05
70.01 to 75.00...................          38              32,656,917.00           21.68            859,392.55
75.01 to 80.00...................         110              63,547,053.76           42.19            577,700.49
80.01 to 85.00...................           2               1,152,000.00            0.76            576,000.00
85.01 to 90.00...................           8               3,715,072.00            2.47            464,384.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF                               MORTGAGE      MATURITY    FICO CREDIT       VALUE
ORIGINAL LOAN-TO-VALUE RATIOS (%)      RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

50.00 or Less....................       6.595          360           682           42.52
50.01 to 55.00...................       6.302          360           701           52.68
55.01 to 60.00...................       6.411          360           674           57.56
60.01 to 65.00...................       6.097          359           699           63.23
65.01 to 70.00...................       6.954          360           722           69.11
70.01 to 75.00...................       6.487          359           708           73.57
75.01 to 80.00...................       6.487          360           702           79.57
80.01 to 85.00...................       5.647          360           636           83.48
85.01 to 90.00...................       6.677          360           691           90.00

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 73.62%.

(2)   Does not take into account any secondary financing on the group 3 mortgage loans that may exist at the time of origination.

                                      S-61

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                  % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
GEOGRAPHIC AREA                          LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Alabama..........................           1          $      525,000.00            0.35%           525,000.00
Arizona..........................           2               1,476,000.00            0.98            738,000.00
California.......................         102              67,751,686.93           44.98            664,232.22
Colorado.........................           2               2,671,758.00            1.77          1,335,879.00
Connecticut......................           1                 672,000.00            0.45            672,000.00
District Of Columbia.............           3               5,129,200.00            3.41          1,709,733.33
Florida..........................          25              26,819,509.00           17.81          1,072,780.36
Georgia..........................           4               2,367,110.00            1.57            591,777.50
Idaho............................           2                 880,000.00            0.58            440,000.00
Illinois.........................          10               5,783,750.76            3.84            578,375.08
Indiana..........................           1                 907,800.00            0.60            907,800.00
Maryland.........................           5               2,674,321.00            1.78            534,864.20
Minnesota........................           2               6,530,000.00            4.34          3,265,000.00
Nevada...........................          16               8,698,785.00            5.78            543,674.06
New Hampshire....................           1                 514,000.00            0.34            514,000.00
New Jersey.......................           2                 867,920.00            0.58            433,960.00
New York.........................           4               3,988,000.00            2.65            997,000.00
Ohio.............................           1                 502,000.00            0.33            502,000.00
Oklahoma.........................           1                 436,000.00            0.29            436,000.00
Oregon...........................           1                 650,000.00            0.43            650,000.00
Pennsylvania.....................           1                 478,710.00            0.32            478,710.00
Utah.............................           2               1,210,250.00            0.80            605,125.00
Virginia.........................           5               3,112,400.00            2.07            622,480.00
Washington.......................           7               3,877,510.00            2.57            553,930.00
Wyoming..........................           1               2,100,000.00            1.39          2,100,000.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                     WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE        LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
GEOGRAPHIC AREA                        RATE(%)       (MONTHS)       SCORE         RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

Alabama..........................       6.125          360           728           75.00
Arizona..........................       6.343          360           650           75.07
California.......................       6.576          360           705           74.63
Colorado.........................       5.164          357           710           68.37
Connecticut......................       6.250          360           674           80.00
District Of Columbia.............       5.824          353           672           71.85
Florida..........................       6.920          360           714           72.32
Georgia..........................       6.355          360           704           77.60
Idaho............................       6.423          360           716           80.00
Illinois.........................       6.564          360           689           73.88
Indiana..........................       5.875          360           707           75.65
Maryland.........................       6.362          360           710           71.11
Minnesota........................       6.953          360           754           70.89
Nevada...........................       6.172          359           700           78.94
New Hampshire....................       6.000          360           623           60.47
New Jersey.......................       6.627          360           729           80.00
New York.........................       6.766          360           693           59.64
Ohio.............................       5.125          360           752           78.44
Oklahoma.........................       5.875          360           635           80.00
Oregon...........................       6.250          360           699           57.98
Pennsylvania.....................       8.000          360           745           90.00
Utah.............................       6.440          360           672           77.41
Virginia.........................       6.341          360           652           73.91
Washington.......................       6.546          360           716           73.35
Wyoming..........................       6.500          360           762           70.00

     TOTAL.......................

_________________
(1)   No more than approximately 3.950% of the group 3 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                      S-62

                                  LOAN PURPOSE

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
LOAN PURPOSE                             LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Refinance (cash-out).............          57          $   41,820,647.69           27.76%           733,695.57
Purchase.........................         119              89,231,736.00           59.24            749,846.52
Refinance (rate/term)............          26              19,571,327.00           12.99            752,743.35
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
LOAN PURPOSE                           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

Refinance (cash-out).............       6.800          360           689           72.75
Purchase.........................       6.490          359           715           74.79
Refinance (rate/term)............       6.313          360           701           70.16

     TOTAL.......................

                          TYPES OF MORTGAGED PROPERTIES

                                                                                  % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PROPERTY TYPE                            LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2 to 4 Family Residence..........           7          $    6,542,550.00            4.34%           934,650.00
High-rise Condominium............          15              15,724,877.00           10.44          1,048,325.13
Low-rise Condominium.............          16              10,229,587.93            6.79            639,349.25
Planned Unit Development.........          58              41,375,783.00           27.47            713,375.57
Single Family Residence..........         106              76,750,912.76           50.96            724,065.21
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
PROPERTY TYPE                          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

2 to 4 Family Residence..........       6.788          360           733           72.98
High-rise Condominium............       6.302          358           700           68.38
Low-rise Condominium.............       6.588          359           693           75.75
Planned Unit Development.........       6.452          360           712           75.68
Single Family Residence..........       6.634          360           703           73.36

     TOTAL.......................

                                      S-63

                               OCCUPANCY TYPES(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
OCCUPANCY TYPE                           LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Investment Property..............          25          $   15,206,239.00           10.10%           608,249.56
Primary Residence................         165             122,850,740.69           81.56            744,549.94
Secondary Residence..............          12              12,566,731.00            8.34          1,047,227.58
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
OCCUPANCY TYPE                         RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

Investment Property..............       7.222          360           734           77.65
Primary Residence................       6.458          360           705           73.83
Secondary Residence..............       6.675          359           683           66.75

     TOTAL.......................

_________________
(1)   Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
REMAINING TERM                          MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
TO MATURITY (MONTHS)                     LOANS            OUTSTANDING          LOAN GROUP 3     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

360..............................         184          $  134,614,852.00           89.37%           731,602.46
359..............................          14               9,088,051.93            6.03            649,146.57
358..............................           1                 650,000.00            0.43            650,000.00
357..............................           1                 499,875.76            0.33            499,875.76
355..............................           1               1,770,931.00            1.18          1,770,931.00
351..............................           1               4,000,000.00            2.66          4,000,000.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                                      WEIGHTED
                                       WEIGHTED                        AVERAGE
                                        AVERAGE                       ORIGINAL
                                        CURRENT        WEIGHTED       LOAN-TO-
REMAINING TERM                         MORTGAGE      AVERAGE FICO       VALUE
TO MATURITY (MONTHS)                    RATE(%)      CREDIT SCORE     RATIO(%)
---------------------------------     ----------    -------------    -----------

360..............................        6.631           708            73.67
359..............................        6.167           697            75.57
358..............................        6.125           696            69.15
357..............................        5.750           616            80.00
355..............................        5.375           701            65.00
351..............................        5.500           652            71.43

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average remaining term to maturity of the group 3 mortgage loans was approximately 360 months.

                                      S-64

                                  LOAN PROGRAMS

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE          AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
LOAN PROGRAM                            LOANS            OUTSTANDING           LOAN GROUP 3     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

One-Year LIBOR...................         202          $  150,623,710.69          100.00%         745,661.93
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
LOAN PROGRAM                           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

One-Year LIBOR...................       6.553          360           706           73.62

     TOTAL.......................

                                GROSS MARGINS(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
GROSS MARGIN (%)                        LOANS            OUTSTANDING           LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.250............................         195          $  146,829,650.69           97.48%           752,972.57
2.500............................           1                 650,000.00            0.43            650,000.00
2.750............................           1                 650,000.00            0.43            650,000.00
2.875............................           3               1,390,860.00            0.92            463,620.00
3.250............................           2               1,103,200.00            0.73            551,600.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
GROSS MARGIN (%)                       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

2.250............................       6.547          360           706           73.38
2.500............................       7.500          360           734           68.42
2.750............................       5.375          360           637           83.33
2.875............................       6.880          360           681           90.00
3.250............................       7.044          360           776           82.10

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average gross margin of the group 3 mortgage loans was approximately 2.266%.

                                      S-65

                          INITIAL RATE ADJUSTMENT DATES

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
INITIAL RATE ADJUSTMENT DATE            LOANS             OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

June 1, 2010.....................           1          $    4,000,000.00            2.66%         4,000,000.00
October 1, 2010..................           1               1,770,931.00            1.18          1,770,931.00
December 1, 2010.................           1                 499,875.76            0.33            499,875.76
January 1, 2011..................           1                 650,000.00            0.43            650,000.00
February 1, 2011.................          14               9,088,051.93            6.03            649,146.57
March 1, 2011....................          88              63,228,570.00           41.98            718,506.48
April 1, 2011....................          96              71,386,282.00           47.39            743,607.10
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL RATE ADJUSTMENT DATE           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

June 1, 2010.....................       5.500          351           652           71.43
October 1, 2010..................       5.375          355           701           65.00
December 1, 2010.................       5.750          357           616           80.00
January 1, 2011..................       6.125          358           696           69.15
February 1, 2011.................       6.167          359           697           75.57
March 1, 2011....................       6.469          360           707           73.70
April 1, 2011....................       6.775          360           710           73.63

     TOTAL.......................

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
RANGE OF NUMBER OF MONTHS              MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
TO INITIAL RATE ADJUSTMENT DATE         LOANS             OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

51 - 60..........................         202          $  150,623,710.69          100.00%          745,661.93
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF NUMBER OF MONTHS              MORTGAGE      MATURITY    FICO CREDIT       VALUE
TO INITIAL RATE ADJUSTMENT DATE        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

51 - 60..........................       6.553          360           706           73.62

     TOTAL.......................

                                      S-66

                            MAXIMUM MORTGAGE RATES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MAXIMUM MORTGAGE RATE (%)               LOANS             OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

 9.500...........................           1          $      650,000.00            0.43%           650,000.00
 9.625...........................           1                 497,000.00            0.33            497,000.00
 9.750...........................           1                 900,827.00            0.60            900,827.00
 9.875...........................           1                 612,000.00            0.41            612,000.00
10.125...........................           2                 984,812.00            0.65            492,406.00
10.375...........................           5               3,935,311.00            2.61            787,062.20
10.500...........................           7               8,088,975.00            5.37          1,155,567.86
10.625...........................           2               1,050,240.00            0.70            525,120.00
10.750...........................          16               8,529,693.76            5.66            533,105.86
10.875...........................          17              10,247,975.00            6.80            602,822.06
11.000...........................          15               8,799,550.93            5.84            586,636.73
11.125...........................           8               4,515,850.00            3.00            564,481.25
11.250...........................          12               7,326,660.00            4.86            610,555.00
11.375...........................          10               6,587,683.00            4.37            658,768.30
11.500...........................          19              14,690,150.00            9.75            773,165.79
11.625...........................           9               8,229,896.00            5.46            914,432.89
11.750...........................          10               8,063,984.00            5.35            806,398.40
11.875...........................          17              18,757,382.00           12.45          1,103,375.41
12.000...........................           9               5,313,180.00            3.53            590,353.33
12.125...........................           6               3,462,700.00            2.30            577,116.67
12.250...........................           8               5,499,880.00            3.65            687,485.00
12.375...........................           5               4,113,192.00            2.73            822,638.40
12.500...........................           6               5,435,500.00            3.61            905,916.67
12.625...........................           5               4,543,109.00            3.02            908,621.80
12.750...........................           3               2,171,500.00            1.44            723,833.33
12.875...........................           2                 872,000.00            0.58            436,000.00
13.000...........................           2               3,978,710.00            2.64          1,989,355.00
13.250...........................           2               2,244,000.00            1.49          1,122,000.00
13.625...........................           1                 521,950.00            0.35            521,950.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
MAXIMUM MORTGAGE RATE (%)              RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

 9.500...........................       6.125          358           696           69.15
 9.625...........................       4.625          360           699           79.90
 9.750...........................       4.750          360           729           75.00
 9.875...........................       4.875          360           650           80.00
10.125...........................       5.125          360           756           84.11
10.375...........................       5.375          358           678           71.19
10.500...........................       5.500          355           679           73.59
10.625...........................       5.625          360           771           68.85
10.750...........................       5.750          360           654           76.65
10.875...........................       5.875          360           700           67.98
11.000...........................       6.000          360           690           72.26
11.125...........................       6.125          360           732           76.78
11.250...........................       6.250          360           696           74.35
11.375...........................       6.375          360           695           75.67
11.500...........................       6.500          360           715           75.01
11.625...........................       6.625          360           736           73.34
11.750...........................       6.750          360           693           74.78
11.875...........................       6.875          360           717           73.84
12.000...........................       7.000          360           720           78.99
12.125...........................       7.125          360           716           74.15
12.250...........................       7.250          360           712           64.75
12.375...........................       7.375          360           673           72.82
12.500...........................       7.500          360           712           69.21
12.625...........................       7.625          360           713           71.59
12.750...........................       7.750          360           697           78.19
12.875...........................       7.875          360           710           80.00
13.000...........................       8.000          360           775           72.41
13.250...........................       8.250          360           718           80.00
13.625...........................       8.625          360           755           90.00

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average maximum mortgage rate of the group 3 mortgage loans was approximately 11.546% per annum.

                                      S-67

                            INITIAL PERIODIC RATE CAP

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
INITIAL PERIODIC RATE CAP (%)           LOANS             OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

5.000............................         202          $  150,623,710.69          100.00%           745,661.93
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL PERIODIC RATE CAP (%)          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

5.000............................       6.553          360           706           73.62

     TOTAL.......................

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
SUBSEQUENT PERIODIC RATE CAP (%)         LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.000............................         202          $  150,623,710.69          100.00%           745,661.93
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
SUBSEQUENT PERIODIC RATE CAP (%)       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

2.000............................       6.553          360           706           73.62

     TOTAL.......................

                                      S-68

                            MINIMUM MORTGAGE RATES(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MINIMUM MORTGAGE RATE (%)                LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.250............................         195          $  146,829,650.69           97.48%           752,972.57
2.500............................           1                 650,000.00            0.43            650,000.00
2.750............................           1                 650,000.00            0.43            650,000.00
2.875............................           3               1,390,860.00            0.92            463,620.00
3.250............................           2               1,103,200.00            0.73            551,600.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
MINIMUM MORTGAGE RATE (%)              RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

2.250............................       6.547          360           706           73.38
2.500............................       7.500          360           734           68.42
2.750............................       5.375          360           637           83.33
2.875............................       6.880          360           681           90.00
3.250............................       7.044          360           776           82.10

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average minimum mortgage rate of the group 3 mortgage loans was approximately 2.266% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
INTEREST-ONLY PERIOD (MONTHS)            LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

0................................          20          $   11,617,309.93            7.71%           580,865.50
60...............................         180             138,061,400.76           91.66            767,007.78
120..............................           2                 945,000.00            0.63            472,500.00
                                      ----------       -----------------       ------------
     TOTAL.......................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INTEREST-ONLY PERIOD (MONTHS)          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

0................................       6.033          360           700           74.20
60...............................       6.593          360           707           73.56
120..............................       7.048          360           637           75.34

   TOTAL.........................

                                      S-69

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PREPAYMENT CHARGE PERIOD (MONTHS)        LOANS            OUTSTANDING          LOAN GROUP 3      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

0................................         151          $  103,413,321.76           68.66%           684,856.44
12...............................          24              16,606,171.93           11.02            691,923.83
36...............................          14              15,523,467.00           10.31          1,108,819.07
60...............................          13              15,080,750.00           10.01          1,160,057.69
                                      ----------       -----------------       ------------
   TOTAL.........................         202          $  150,623,710.69          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
PREPAYMENT CHARGE PERIOD (MONTHS)      RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

0................................       6.480          359           704           73.97
12...............................       6.364          360           705           73.14
36...............................       6.833          360           714           74.99
60...............................       6.976          360           711           70.37

   TOTAL.........................

                                      S-70

                                  LOAN GROUP 4

                            CURRENT MORTGAGE RATES(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                LOANS            OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

5.125............................           1          $      164,000.00            0.43%           164,000.00
5.375............................           1                 209,822.00            0.55            209,822.00
5.500............................           1                 302,400.00            0.80            302,400.00
5.510............................           1                 233,696.44            0.62            233,696.44
5.625............................           2                 281,500.00            0.74            140,750.00
5.750............................           3                 684,001.31            1.81            228,000.44
5.875............................           8               2,389,494.00            6.32            298,686.75
5.960............................           1                 256,498.10            0.68            256,498.10
6.000............................          10               2,678,549.00            7.08            267,854.90
6.125............................           3                 671,300.00            1.77            223,766.67
6.250............................          11               2,936,366.00            7.76            266,942.36
6.375............................           5               1,379,238.24            3.65            275,847.65
6.500............................          17               4,577,963.00           12.10            269,291.94
6.625............................          16               4,952,279.38           13.09            309,517.46
6.705............................           1                 313,500.00            0.83            313,500.00
6.750............................           8               2,013,200.00            5.32            251,650.00
6.755............................           1                 332,500.00            0.88            332,500.00
6.875............................          13               3,327,949.00            8.80            255,996.08
7.000............................           6               1,514,902.20            4.00            252,483.70
7.125............................           7               1,619,368.00            4.28            231,338.29
7.250............................           5               1,937,050.00            5.12            387,410.00
7.375............................           3               1,172,200.00            3.10            390,733.33

                                                                             WEIGHTED
                                         WEIGHTED                            AVERAGE
                                          AVERAGE                            ORIGINAL
                                      REMAINING TERM       WEIGHTED          LOAN-TO-
                                        TO MATURITY      AVERAGE FICO         VALUE
CURRENT MORTGAGE RATE (%)                (MONTHS)        CREDIT SCORE        RATIO(%)
---------------------------------     --------------     ------------       ----------

5.125............................           360              810               69.79
5.375............................           360              774               70.00
5.500............................           360              683               80.00
5.510............................           357              758               86.81
5.625............................           359              763               54.13
5.750............................           358              721               49.85
5.875............................           360              708               69.72
5.960............................           358              678               90.00
6.000............................           360              709               79.43
6.125............................           359              647               79.38
6.250............................           360              721               77.20
6.375............................           360              755               79.61
6.500............................           360              703               78.83
6.625............................           360              686               75.78
6.705............................           359              639               84.73
6.750............................           360              698               76.03
6.755............................           360              656               95.00
6.875............................           360              704               72.21
7.000............................           358              709               78.48
7.125............................           360              725               79.32
7.250............................           360              674               75.47
7.375............................           360              685               70.25

                                      S-71

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
CURRENT MORTGAGE RATE (%)                LOANS            OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

7.500............................           9               2,129,592.20           5.63             236,621.36
7.625............................           3                 709,800.00           1.88             236,600.00
7.750............................           4               1,043,805.00           2.76             260,951.25
                                      ----------       -----------------       ------------
   TOTAL.........................         140          $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                                             WEIGHTED
                                         WEIGHTED                            AVERAGE
                                          AVERAGE                            ORIGINAL
                                      REMAINING TERM       WEIGHTED          LOAN-TO-
                                        TO MATURITY      AVERAGE FICO         VALUE
CURRENT MORTGAGE RATE (%)                (MONTHS)        CREDIT SCORE        RATIO(%)
---------------------------------     --------------     ------------       ----------

7.500............................           360              672               77.52
7.625............................           360              705               71.89
7.750............................           360              717               76.84

     TOTAL.......................

_________________
(1)   Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current mortgage rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current mortgage rate of the group 4 mortgage loans (as so adjusted) was approximately 6.635% per annum. Without the adjustment, the weighted average current mortgage rate of the group 4 mortgage loans was approximately 6.657% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                   % OF
RANGE OF CURRENT                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
MORTGAGE LOAN                           MORTGAGE        PRINCIPAL BALANCE        LOANS IN      PRINCIPAL BALANCE
PRINCIPAL BALANCES ($)                   LOANS            OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

 50,000.01 - 100,000.00..........           6          $      513,616.00            1.36%            85,602.67
100,000.01 - 150,000.00..........          15               1,915,398.24            5.06            127,693.22
150,000.01 - 200,000.00..........          15               2,639,633.31            6.98            175,975.55
200,000.01 - 250,000.00..........          25               5,633,163.44           14.89            225,326.54
250,000.01 - 300,000.00..........          23               6,388,919.30           16.89            277,779.10
300,000.01 - 350,000.00..........          31              10,027,625.00           26.51            323,471.77
350,000.01 - 400,000.00..........          14               5,232,933.58           13.83            373,780.97
400,000.01 - 450,000.00..........           6               2,448,174.00            6.47            408,029.00
450,000.01 - 500,000.00..........           1                 461,600.00            1.22            461,600.00
500,000.01 - 550,000.00..........           2               1,070,400.00            2.83            535,200.00
700,000.01 - 750,000.00..........           1                 717,500.00            1.90            717,500.00
750,000.01 - 1,000,000.00........           1                 782,011.00            2.07            782,011.00
                                      ----------       -----------------       ------------
     TOTAL.......................         140          $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
RANGE OF CURRENT                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
MORTGAGE LOAN                          MORTGAGE      MATURITY    FICO CREDIT       VALUE
PRINCIPAL BALANCES ($)                 RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

 50,000.01 - 100,000.00..........       7.004          360           708           69.93
100,000.01 - 150,000.00..........       6.442          360           706           78.93
150,000.01 - 200,000.00..........       6.553          360           696           76.90
200,000.01 - 250,000.00..........       6.597          360           716           77.22
250,000.01 - 300,000.00..........       6.793          360           692           73.18
300,000.01 - 350,000.00..........       6.665          360           696           75.37
350,000.01 - 400,000.00..........       6.650          359           721           78.63
400,000.01 - 450,000.00..........       6.210          360           723           72.78
450,000.01 - 500,000.00..........       6.500          360           719           80.00
500,000.01 - 550,000.00..........       7.313          360           686           80.00
700,000.01 - 750,000.00..........       7.250          360           621           70.00
750,000.01 - 1,000,000.00........       6.625          360           672           78.20

     TOTAL.......................

_________________
(1)   As of the cut-off date, the average current mortgage loan principal balance of the group 4 mortgage loans was approximately $270,221.

                                      S-72

                              FICO CREDIT SCORES(1)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
RANGE OF FICO CREDIT SCORES              LOANS            OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

601-620..........................           4          $      959,400.00            2.54%           239,850.00
621-640..........................           7               2,164,800.00            5.72            309,257.14
641-660..........................          16               3,634,466.58            9.61            227,154.16
661-680..........................          20               6,352,239.41           16.79            317,611.97
681-700..........................          29               7,682,842.20           20.31            264,925.59
701-720..........................          17               4,557,754.00           12.05            268,103.18
721-740..........................          13               3,871,416.00           10.23            297,801.23
741-760..........................          15               3,505,184.68            9.27            233,678.98
761-780..........................           8               2,456,261.00            6.49            307,032.63
781-800..........................           5               1,238,700.00            3.27            247,740.00
801-820..........................           6               1,407,910.00            3.72            234,651.67
                                      ----------       -----------------       ------------
     TOTAL.......................         140          $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
RANGE OF FICO CREDIT SCORES            RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

601-620..........................        6.167         360           613           56.53
621-640..........................        6.889         360           629           77.13
641-660..........................        7.069         360           653           74.88
661-680..........................        6.671         360           669           78.32
681-700..........................        6.669         360           688           78.55
701-720..........................        6.774         360           711           79.34
721-740..........................        6.509         360           728           72.23
741-760..........................        6.441         360           752           78.84
761-780..........................        6.574         360           769           69.21
781-800..........................        6.555         360           787           77.95
801-820..........................        6.242         360           810           66.48

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average FICO Credit Score of the group 4 mortgage loans was approximately 702.

                             DOCUMENTATION PROGRAMS

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
                                        MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
DOCUMENTATION PROGRAMS                   LOANS            OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Full/Alternative.................          40          $    9,496,849.75           25.10%           237,421.24
No Income/No Asset...............           5               1,158,781.44            3.06            231,756.29
Preferred........................          14               4,156,217.00           10.99            296,872.64
Reduced..........................          78              22,058,625.68           58.31            282,802.89
Stated Income/Stated Asset.......           3                 960,500.00            2.54            320,166.67
                                      ----------       -----------------       ------------
     TOTAL.......................         140          $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
DOCUMENTATION PROGRAMS                 RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

Full/Alternative.................        6.188         360           696           74.42
No Income/No Asset...............        6.541         358           749           75.67
Preferred........................        6.433         360           747           78.10
Reduced..........................        6.893         360           695           76.15
Stated Income/Stated Asset.......        6.987         360           660           76.15

     TOTAL.......................

                                      S-73

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                   % OF
                                       NUMBER OF           AGGREGATE             MORTGAGE           AVERAGE
RANGE OF                                MORTGAGE       PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
ORIGINAL LOAN-TO-VALUE RATIOS (%)        LOANS            OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

50.00 or Less....................           7          $    1,850,601.31            4.89%           264,371.62
50.01 to 55.00...................           1                 144,000.00            0.38            144,000.00
55.01 to 60.00...................           3                 693,500.00            1.83            231,166.67
60.01 to 65.00...................           2                 562,000.00            1.49            281,000.00
65.01 to 70.00...................          13               3,690,874.20            9.76            283,913.40
70.01 to 75.00...................          11               2,892,222.00            7.65            262,929.27
75.01 to 80.00...................          92              25,857,886.82           68.35            281,063.99
80.01 to 85.00...................           1                 313,500.00            0.83            313,500.00
85.01 to 90.00...................           6               1,053,034.54            2.78            175,505.76
90.01 to 95.00...................           4                 773,355.00            2.04            193,338.75
                                      ----------       -----------------       ------------
     TOTAL.......................         140          $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF                               MORTGAGE      MATURITY    FICO CREDIT       VALUE
ORIGINAL LOAN-TO-VALUE RATIOS (%)      RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

50.00 or Less....................        6.426         359           705           33.78
50.01 to 55.00...................        5.625         359           816           50.53
55.01 to 60.00...................        6.693         360           700           58.21
60.01 to 65.00...................        7.282         360           705           60.82
65.01 to 70.00...................        6.630         360           717           69.25
70.01 to 75.00...................        6.568         360           697           73.83
75.01 to 80.00...................        6.655         360           701           79.86
80.01 to 85.00...................        7.375         359           639           84.73
85.01 to 90.00...................        6.539         359           707           89.29
90.01 to 95.00...................        7.302         360           669           94.38

     TOTAL.......................

_______________
(1)   As of the cut-off date, the weighted average original Loan-to-Value Ratio of the group 4 mortgage loans was approximately 75.92%.

(2)   Does not take into account any secondary financing on the group 4 mortgage loans that may exist at the time of origination.

                                      S-74

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
GEOGRAPHIC AREA                         LOANS             OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Alaska...........................          1           $      313,560.00            0.83%         313,560.00
Arizona..........................         11                2,457,247.00            6.50          223,386.09
California.......................         48               16,677,670.69           44.08          347,451.47
Colorado.........................          3                  800,500.00            2.12          266,833.33
Florida..........................         15                3,525,141.00            9.32          235,009.40
Georgia..........................          7                1,315,048.24            3.48          187,864.03
Hawaii...........................          1                  217,000.00            0.57          217,000.00
Illinois.........................          2                  341,500.00            0.90          170,750.00
Indiana..........................          1                  118,400.00            0.31          118,400.00
Kentucky.........................          1                  124,450.00            0.33          124,450.00
Maryland.........................          3                  866,056.00            2.29          288,685.33
Massachusetts....................          6                1,664,943.40            4.40          277,490.57
Michigan.........................          2                  199,200.00            0.53           99,600.00
Nevada...........................          9                2,345,507.00            6.20          260,611.89
New Hampshire....................          1                  321,000.00            0.85          321,000.00
New Jersey.......................          7                1,736,100.00            4.59          248,014.29
New York.........................          2                  666,400.00            1.76          333,200.00
North Carolina...................          2                  195,700.00            0.52           97,850.00
Oregon...........................          4                  966,480.00            2.55          241,620.00
Pennsylvania.....................          1                  233,696.44            0.62          233,696.44
Rhode Island.....................          1                  220,500.00            0.58          220,500.00
South Carolina...................          2                  234,516.00            0.62          117,258.00
Virginia.........................          3                  584,800.00            1.55          194,933.33
Washington.......................          6                1,489,558.10            3.94          248,259.68
Wyoming..........................          1                  216,000.00            0.57          216,000.00
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
GEOGRAPHIC AREA                        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

Alaska...........................       6.875          360           705           80.00
Arizona..........................       6.923          360           712           76.62
California.......................       6.668          360           700           76.16
Colorado.........................       6.438          359           676           82.30
Florida..........................       6.567          360           685           79.66
Georgia..........................       5.987          359           759           60.32
Hawaii...........................       6.500          360           699           70.00
Illinois.........................       6.717          360           731           72.01
Indiana..........................       5.750          360           607           80.00
Kentucky.........................       6.500          360           644           95.00
Maryland.........................       6.346          360           720           69.58
Massachusetts....................       7.148          358           674           56.67
Michigan.........................       7.304          360           696           80.00
Nevada...........................       6.854          360           694           80.49
New Hampshire....................       7.750          360           762           60.00
New Jersey.......................       6.676          360           710           78.62
New York.........................       7.156          360           716           80.00
North Carolina...................       6.340          360           721           91.94
Oregon...........................       6.554          360           719           80.00
Pennsylvania.....................       6.000          357           758           86.81
Rhode Island.....................       6.625          360           689           70.00
South Carolina...................       6.642          360           658           76.42
Virginia.........................       5.749          360           733           77.14
Washington.......................       6.470          360           700           81.72
Wyoming..........................       6.125          360           690           80.00

     TOTAL.......................

_________________
(1)   No more than approximately 2.829% of the group 4 mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                      S-75

                                  LOAN PURPOSE

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
LOAN PURPOSE                            LOANS            OUTSTANDING           LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Refinance (cash-out).............         42           $    9,958,857.12          26.32%          237,115.65
Purchase.........................         78               21,737,555.75          57.46           278,686.61
Refinance (rate/term)............         20                6,134,561.00          16.22           306,728.05
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
LOAN PURPOSE                           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ----------   ----------     -----------

Refinance (cash-out).............       6.641          360           694           68.70
Purchase.........................       6.685          360           707           79.95
Refinance (rate/term)............       6.585          360           697           73.36

     TOTAL.......................

                          TYPES OF MORTGAGED PROPERTIES

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PROPERTY TYPE                           LOANS            OUTSTANDING           LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2 to 4 Family Residence..........         10           $    4,480,913.20           11.84%         448,091.32
High-rise Condominium............          1                  344,800.00            0.91          344,800.00
Low-rise Condominium.............         35                9,280,026.24           24.53          265,143.61
Planned Unit Development.........         28                7,723,750.10           20.42          275,848.22
Single Family Residence..........         66               16,001,484.33           42.30          242,446.73
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
PROPERTY TYPE                          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ----------   -----------    -----------

2 to 4 Family Residence..........       7.061          360           679          76.50
High-rise Condominium............       6.125          359           622          80.00
Low-rise Condominium.............       6.653          360           713          78.13
Planned Unit Development.........       6.439          360           713          75.44
Single Family Residence..........       6.663          360           699          74.62

     TOTAL.......................

                                      S-76

                               OCCUPANCY TYPES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
OCCUPANCY TYPE                          LOANS             OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

Investment Property..............         22           $    5,308,728.20          14.03%          241,305.83
Primary Residence................        110               30,512,581.67          80.66           277,387.11
Secondary Residence..............          8                2,009,664.00           5.31           251,208.00
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
OCCUPANCY TYPE                         RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ----------   ----------     -----------

Investment Property..............       7.125          360           712           74.71
Primary Residence................       6.584          360           698           76.66
Secondary Residence..............       6.535          360           743           67.91

     TOTAL.......................

_________________
(1)   Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
REMAINING TERM                         MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
TO MATURITY (MONTHS)                    LOANS            OUTSTANDING           LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

360..............................        122           $   32,740,625.00          86.54%          268,365.78
359..............................         13                3,932,653.58          10.40           302,511.81
358..............................          2                  402,546.34           1.06           201,273.17
357..............................          1                  233,696.44           0.62           233,696.44
353..............................          1                  365,851.20           0.97           365,851.20
352..............................          1                  155,601.31           0.41           155,601.31
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                                     WEIGHTED
                                       WEIGHTED                      AVERAGE
                                       AVERAGE       WEIGHTED        ORIGINAL
                                       CURRENT        AVERAGE        LOAN-TO-
REMAINING TERM                         MORTGAGE     FICO CREDIT       VALUE
TO MATURITY (MONTHS)                   RATE(%)         SCORE         RATIO(%)
---------------------------------     ----------    -----------     ----------

360..............................       6.681           702           76.28
359..............................       6.502           700           71.88
358..............................       6.614           707           86.37
357..............................       6.000           758           86.81
353..............................       7.000           683           80.00
352..............................       5.750           678           48.00

     TOTAL.......................

________________
(1)   As of the cut-off date, the weighted average remaining term to maturity of the group 4 mortgage loans was approximately 360 months.

                                      S-77

                                  LOAN PROGRAMS

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
LOAN PROGRAM                            LOANS            OUTSTANDING           LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

One-Year LIBOR...................         139          $   37,590,568.87          99.36%          270,435.75
One-Year CMT.....................           1                 240,405.00           0.64           240,405.00
                                      ----------       -----------------       ------------
     TOTAL.......................         140          $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
LOAN PROGRAM                           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ----------   -----------    -----------

One-Year LIBOR...................       6.650          360           702          75.81
One-Year CMT.....................       7.750          360           684          93.00

     TOTAL.......................

                                GROSS MARGINS(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
GROSS MARGIN (%)                        LOANS             OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.250............................        134           $   36,269,874.33          95.87%          270,670.70
2.750............................          1                  240,405.00           0.64           240,405.00
2.875............................          2                  418,196.44           1.11           209,098.22
3.125............................          2                  646,000.00           1.71           323,000.00
3.375............................          1                  256,498.10           0.68           256,498.10
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
GROSS MARGIN (%)                       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ----------   -----------    -----------

2.250............................       6.641          360           703           75.31
2.750............................       7.750          360           684           93.00
2.875............................       6.221          358           712           88.22
3.125............................       7.375          360           648           90.02
3.375............................       6.750          358           678           90.00

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average gross margin of the group 4 mortgage loans was approximately 2.283%.

                                      S-78

                          INITIAL RATE ADJUSTMENT DATES

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
INITIAL RATE ADJUSTMENT DATE            LOANS             OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

July 1, 2012.....................          1           $      155,601.31            0.41%         155,601.31
August 1, 2012...................          1                  365,851.20            0.97          365,851.20
December 1, 2012.................          1                  233,696.44            0.62          233,696.44
January 1, 2013..................          2                  402,546.34            1.06          201,273.17
February 1, 2013.................         13                3,932,653.58           10.40          302,511.81
March 1, 2013....................         59               15,337,500.00           40.54          259,957.63
April 1, 2013....................         63               17,403,125.00           46.00          276,240.08
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL RATE ADJUSTMENT DATE           RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

July 1, 2012.....................       5.750          352           678           48.00
August 1, 2012...................       7.000          353           683           80.00
December 1, 2012.................       6.000          357           758           86.81
January 1, 2013..................       6.614          358           707           86.37
February 1, 2013.................       6.502          359           700           71.88
March 1, 2013....................       6.536          360           701           74.71
April 1, 2013....................       6.809          360           703           77.67

     TOTAL.......................

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
RANGE OF NUMBER OF MONTHS             MORTGAGE         PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
TO INITIAL RATE ADJUSTMENT DATE         LOANS            OUTSTANDING           LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

76 - 84..........................        140           $   37,830,973.87          100.00%         270,221.24
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
RANGE OF NUMBER OF MONTHS              MORTGAGE     MATURITY     FICO CREDIT      VALUE
TO INITIAL RATE ADJUSTMENT DATE        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

76 - 84..........................       6.657          360           702           75.92

     TOTAL.......................

                                      S-79

                            MAXIMUM MORTGAGE RATES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                       MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MAXIMUM MORTGAGE RATE (%)               LOANS             OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

10.125...........................          1           $      164,000.00            0.43%         164,000.00
10.375...........................          1                  209,822.00            0.55          209,822.00
10.500...........................          1                  302,400.00            0.80          302,400.00
10.625...........................          2                  281,500.00            0.74          140,750.00
10.750...........................          3                  684,001.31            1.81          228,000.44
10.875...........................          8                2,389,494.00            6.32          298,686.75
11.000...........................         10                2,727,745.44            7.21          272,774.54
11.125...........................          3                  671,300.00            1.77          223,766.67
11.250...........................         11                2,936,366.00            7.76          266,942.36
11.375...........................          5                1,379,238.24            3.65          275,847.65
11.500...........................         18                4,762,463.00           12.59          264,581.28
11.625...........................         16                4,952,279.38           13.09          309,517.46
11.750...........................          9                2,269,698.10            6.00          252,188.68
11.875...........................         13                3,327,949.00            8.80          255,996.08
12.000...........................          6                1,514,902.20            4.00          252,483.70
12.125...........................          7                1,619,368.00            4.28          231,338.29
12.250...........................          5                1,937,050.00            5.12          387,410.00
12.375...........................          5                1,818,200.00            4.81          363,640.00
12.500...........................          9                2,129,592.20            5.63          236,621.36
12.625...........................          3                  709,800.00            1.88          236,600.00
12.750...........................          4                1,043,805.00            2.76          260,951.25
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                    WEIGHTED                     WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE     MATURITY     FICO CREDIT       VALUE
MAXIMUM MORTGAGE RATE (%)              RATE(%)      (MONTHS)        SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

10.125...........................       5.125          360           810           69.79
10.375...........................       5.375          360           774           70.00
10.500...........................       5.500          360           683           80.00
10.625...........................       5.625          359           763           54.13
10.750...........................       5.750          358           721           49.85
10.875...........................       5.875          360           708           69.72
11.000...........................       6.000          360           717           79.35
11.125...........................       6.125          359           647           79.38
11.250...........................       6.250          360           721           77.20
11.375...........................       6.375          360           755           79.61
11.500...........................       6.500          360           701           79.27
11.625...........................       6.625          360           686           75.78
11.750...........................       6.750          360           696           77.61
11.875...........................       6.875          360           704           72.21
12.000...........................       7.000          358           709           78.48
12.125...........................       7.125          360           725           79.32
12.250...........................       7.250          360           674           75.47
12.375...........................       7.375          360           672           77.27
12.500...........................       7.500          360           672           77.52
12.625...........................       7.625          360           705           71.89
12.750...........................       7.750          360           717           76.84

     TOTAL.......................

________________
(1)   As of the cut-off date, the weighted average maximum mortgage rate of the group 4 mortgage loans was approximately 11.657% per annum.

                                      S-80

                            INITIAL PERIODIC RATE CAP

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                      MORTGAGE         PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
INITIAL PERIODIC RATE CAP (%)          LOANS              OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

5.000............................        140           $   37,830,973.87         100.00%          270,221.24
                                      ---------        -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87         100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
INITIAL PERIODIC RATE CAP (%)          RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

5.000............................       6.657          360           702           75.92

     TOTAL.......................

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                      MORTGAGE         PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
SUBSEQUENT PERIODIC RATE CAP (%)       LOANS              OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.000............................        140           $   37,830,973.87          100.00%         270,221.24
                                      ----------       -----------------       ------------
     TOTAL.......................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
SUBSEQUENT PERIODIC RATE CAP (%)       RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

2.000............................       6.657          360           702          75.92

     TOTAL.......................

                                      S-81

                            MINIMUM MORTGAGE RATES(1)

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
                                      MORTGAGE         PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
MINIMUM MORTGAGE RATE (%)              LOANS              OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

2.250............................         134          $   36,269,874.33           95.87%         270,670.70
2.750............................           1                 240,405.00            0.64          240,405.00
2.875............................           2                 418,196.44            1.11          209,098.22
3.125............................           2                 646,000.00            1.71          323,000.00
3.375............................           1                 256,498.10            0.68          256,498.10
                                      ----------       -----------------       ------------
     TOTAL.......................         140          $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
                                       MORTGAGE      MATURITY    FICO CREDIT       VALUE
MINIMUM MORTGAGE RATE (%)              RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

2.250............................       6.641          360           703           75.31
2.750............................       7.750          360           684           93.00
2.875............................       6.221          358           712           88.22
3.125............................       7.375          360           648           90.02
3.375............................       6.750          358           678           90.00

     TOTAL.......................

_________________
(1)   As of the cut-off date, the weighted average minimum mortgage rate of the group 4 mortgage loans was approximately 2.283% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                   % OF
                                      NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
INTEREST-ONLY                          MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PERIOD (MONTHS)                         LOANS             OUTSTANDING          LOAN GROUP 4     OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

0................................         17           $    4,099,641.46           10.84%         241,155.38
84...............................        121               33,311,332.41           88.05          275,300.27
120..............................          2                  420,000.00            1.11          210,000.00
                                      ----------       -----------------       ------------
    TOTAL........................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING      WEIGHTED      ORIGINAL
                                       CURRENT       TERM TO       AVERAGE       LOAN-TO-
INTEREST-ONLY                         MORTGAGE      MATURITY     FICO CREDIT      VALUE
PERIOD (MONTHS)                        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

0................................       6.698          359          705           79.21
84...............................       6.665          360          702           75.51
120..............................       5.658          360          690           76.01

    TOTAL........................

                                      S-82

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                   % OF
PREPAYMENT                            NUMBER OF            AGGREGATE             MORTGAGE           AVERAGE
CHARGE                                 MORTGAGE        PRINCIPAL BALANCE         LOANS IN      PRINCIPAL BALANCE
PERIOD (MONTHS)                         LOANS             OUTSTANDING          LOAN GROUP 4      OUTSTANDING($)
---------------------------------     ----------       -----------------       ------------    -----------------

0................................         84           $   21,592,871.47           57.08%         257,057.99
12...............................         36               11,510,833.20           30.43          319,745.37
36...............................         15                3,545,418.20            9.37          236,361.21
60...............................          5                1,181,851.00            3.12          236,370.20
                                      ----------       -----------------       ------------
    TOTAL........................        140           $   37,830,973.87          100.00%
                                      ==========       =================       ============

                                                     WEIGHTED                    WEIGHTED
                                       WEIGHTED      AVERAGE                      AVERAGE
                                       AVERAGE      REMAINING     WEIGHTED       ORIGINAL
PREPAYMENT                             CURRENT       TERM TO       AVERAGE       LOAN-TO-
CHARGE                                MORTGAGE      MATURITY     FICO CREDIT       VALUE
PERIOD (MONTHS)                        RATE(%)       (MONTHS)       SCORE        RATIO(%)
---------------------------------     ----------    ---------    -----------    -----------

0................................       6.544          360          707            75.33
12...............................       6.730          360          698            76.81
36...............................       6.859          360          686            77.19
60...............................       7.403          360          704            74.21

    TOTAL........................

                                      S-83

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative
Loan Trust 2006-HY10, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

      In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument, an assignment in recordable form of the mortgage or a copy of such assignment, the original or a copy of the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee
(or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller.

      The trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The trustee will review each mortgage file relating to the Mortgage Loans delivered to it on the closing date within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related Mortgage Loan from the issuing entity at the purchased price described in the prospectus under "Loan Program -- Representations by Sellers;
Repurchases". Rather than repurchase the Mortgage Loan as provided above,
Countrywide Home Loans may remove the mortgage loan (referred to as a "DELETED
MORTGAGE LOAN") from the issuing entity and substitute in its place another mortgage loan (referred to as a "REPLACEMENT MORTGAGE LOAN"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the
"Code"). Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

      o   have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than
          10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home
          Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a
          "SUBSTITUTION ADJUSTMENT AMOUNT")),

      o   have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted mortgage loan,

      o   have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage
          Rate of the deleted mortgage loan,

                                      S-84

      o   have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

      o   have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

      o   have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

      o   have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

      o   comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage
Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the
MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or
MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

UNDERWRITING PROCESS

GENERAL

      All Mortgage Loans in the issuing entity will have been originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans has been originating loans since
1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Loan Program -- Underwriting Standards"
in the prospectus.

      As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

      In assessing a prospective borrower's creditworthiness, Countrywide Home
Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared

                                      S-85

to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING
PROGRAM"). Approximately 0.80%, 30.18%, 1.57% and 10.99% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the
Mortgage Loans in the related loan group as of the cut-off date, have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program.
Countrywide Home Loans may waive some documentation requirements for Mortgage
Loans originated under the Preferred Processing Program.

      Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

      Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "DEBT-TO-INCOME" ratios) are within acceptable limits. If the prospective borrower has applied for a fully amortizing 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio
is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the
Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for an interest-only 3/1 Mortgage Loan or 3/27
Mortgage Loan or an interest-only or fully amortizing 5/1 Mortgage Loan, a 5/25
Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan
or a 10/20 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value
Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.
Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

      Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

                                      S-86

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

      A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative
Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION PROGRAM"), a Reduced
Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus
Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No
Income/No Asset Documentation Loan Program (the "NO INCOME/NO ASSET
DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program
(the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined
Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

      For all mortgage loans originated or acquired by Countrywide Home Loans,
Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

      Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      In addition to Countrywide Home Loans' standard underwriting guidelines
(the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and
Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard
Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

      Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 75% for mortgage loans with original principal balances of up to
$1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Standard
Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by

                                      S-87

Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

      Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to
80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home
Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and
Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75%
on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii).

      Under its Standard Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

      In connection with the Standard Underwriting Guidelines, Countrywide Home
Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation
Program, the CLUES Plus Documentation Program or the Streamlined Documentation
Program.

      The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home
Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

      The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

      The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a
Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum
Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to
95%.

                                      S-88

      Approximately 15.24%, 75.60%, 27.91% and 39.15% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the
Mortgage Loans as of the cut-off date in the related loan group, have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting
Guidelines.

EXPANDED UNDERWRITING GUIDELINES

      Mortgage loans which are underwritten pursuant to the Expanded
Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the
Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

      Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 80% for mortgage loans with original principal balances of up to
$1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home
Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to
100% for purchase money mortgage loans with original principal balances of up to
$375,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded
Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
90% and original principal balances ranging up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

      Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to
85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home
Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and
Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85%
on 3 unit properties with principal balances of up to $556,500 ($834,750 in
Alaska and Hawaii) and 4 unit properties with principal balances of up to
$691,600 ($1,037,400 in Alaska and Hawaii).

      Under its Expanded Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

      In connection with the Expanded Underwriting Guidelines, Countrywide Home
Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Loan
Program, the No Income/No Asset Documentation Program and the Stated
Income/Stated Asset Documentation Program. Neither the No Income/No Asset
Documentation Program nor the Stated Income/Stated Asset Documentation Program
is available under the Standard Underwriting Guidelines.

      The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the
Alternative Documentation

                                      S-89

Program, mortgage loans that have been underwritten pursuant to the Expanded
Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

      Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the Reduced
Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting
Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.
The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

      Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.
Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Mortgage Loans originated under either the No Income/No Asset
Documentation Program or the Reduced Documentation Program pursuant to which debt-to-income ratios are not calculated as described above will comprise approximately 4.02%, 3.01%, 3.02% and 5.24% of the group 1 mortgage loans, group
2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the Mortgage
Loans in the related loan group as of the cut-off date.

      Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the
Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      As of the cut-off date, approximately 0.77%, 1.12%, 0.72% and 2.54% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group
4 mortgage loans, respectively, in each case by aggregate Stated Principal
Balance of the Mortgage Loans in the related loan group as of the cut-off date, have been originated by Countrywide Home Loans under the Stated Income/Stated
Asset Program.

      Under the Expanded Underwriting Guidelines, Countrywide Home Loans may
also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid
U.S. social security number or a certificate of foreign status (IRS form W-8).
The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum Loan-to-Value
Ratio, including secondary financing, is 80%.

      Approximately 84.76%, 24.40%, 72.09% and 60.85% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the
Mortgage Loans in the related loan group as of the cut-off date, have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting
Guidelines.

                                      S-90

                           SERVICING OF MORTGAGE LOANS

GENERAL

      The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The master servicer has also agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The master servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans.

COUNTRYWIDE HOME LOANS SERVICING LP

      The principal executive offices of Countrywide Home Loans Servicing LP
("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc.
owns a 0.1% interest in Countrywide Servicing and is the general partner.
Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans
(other than the servicing of home equity lines of credit) formerly serviced by
Countrywide Home Loans and securitized by certain of its affiliates. While
Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to
Countrywide Servicing upon sale or securitization of the related mortgage loans.
Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

                                      S-91

COUNTRYWIDE HOME LOANS

      Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME
LOANS"), is the sponsor for the transaction and also a seller. Countrywide Home
Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas,
California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage
Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, references in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include
Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide
Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and
December 31, 2005, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                      S-92

                                                       CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                      -----------------------------------------------------------------------
                                       TEN MONTHS                          YEARS ENDED
                                          ENDED                            DECEMBER 31,
                                      DECEMBER 31,  ---------------------------------------------------------
                                          2001          2002           2003           2004           2005
                                      ------------  -------------  ------------  --------------  ------------
                                                 (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
  Number of Loans .................      504,975        999,448      1,517,743        846,395        809,630
  Volume of Loans .................    $  76,432    $   150,110    $   235,868    $   138,845    $   167,675
  Percent of Total Dollar Volume            61.7%          59.6%          54.2%          38.2%          34.1%
Conventional Non-conforming Loans
  Number of Loans .................      137,593        277,626        554,571        509,711        826,178
  Volume of Loans .................    $  22,209    $    61,627    $   136,664    $   140,580    $   225,217
  Percent of Total Dollar Volume            17.9%          24.5%          31.4%          38.7%          45.9%
FHA/VA Loans
  Number of Loans .................      118,734        157,626        196,063        105,562         80,528
  Volume of Loans .................    $  14,109    $    19,093    $    24,402    $    13,247    $    10,712
  Percent of Total Dollar Volume            11.4%           7.6%           5.6%           3.6%           2.2%
Prime Home Equity Loans
  Number of Loans .................      164,503        316,049        453,817        587,046        683,887
  Volume of Loans .................    $   5,639    $    11,650    $    18,103    $    30,893    $    42,706
  Percent of Total Dollar Volume             4.5%           4.6%           4.2%           8.5%           8.7%
Nonprime Mortgage Loans
  Number of Loans .................       43,359         63,195        124,205        250,030        278,112
  Volume of Loans .................    $   5,580    $     9,421    $    19,827    $    39,441    $    44,637
  Percent of Total Dollar Volume             4.5%           3.7%           4.6%          11.0%           9.1%
Total Loans
  Number of Loans .................      969,164      1,813,944      2,846,399      2,298,744      2,678,335
  Volume of Loans .................    $ 123,969    $   251,901    $   434,864    $   363,006    $   490,947
  Average Loan Amount .............    $ 128,000    $   139,000    $   153,000    $   158,000    $   183,000
  Non-Purchase Transactions(1) ....           63%            66%            72%            51%            53%
  Adjustable-Rate Loans(1) ........           12%            14%            21%            52%            52%

____________
(1)   Percentage of total loan production based on dollar volume.

LOAN SERVICING

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          o   collecting, aggregating and remitting mortgage loan payments;

          o   accounting for principal and interest;

          o   holding escrow (impound) funds for payment of taxes and insurance;

          o   making inspections as required of the mortgaged properties;

          o   preparation of tax related information in connection with the mortgage loans;

          o   supervision of delinquent mortgage loans;

          o   loss mitigation efforts;

          o   foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          o   generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by
Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

                                      S-93

COLLECTION PROCEDURES

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide
Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to
Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide
Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things,
Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The "EXPENSE FEE RATE" is the per annum rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees consist of (a) the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "MASTER SERVICING FEE")
with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate; (b)
the trustee fee as provided in the pooling and servicing agreement and (c)
lender paid mortgage insurance premiums, if any.

      The "MASTER SERVICING FEE RATE" for each Mortgage Loan is 0.250% per annum prior to and including the initial Adjustment Date for that Mortgage Loan and is
0.375% per annum after the initial Adjustment Date for that Mortgage Loan, in each case of the Stated Principal Balance of such Mortgage Loan. In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid
Mortgage Loans, as described under "--Adjustment to Servicing Compensation in
Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.
The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate
Account and Distribution Account and Excess Proceeds with respect to the
Mortgage Loans as described under "Description of the Certificates--Fees and
Expenses".

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to

                                      S-94

certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from March 1,
2006) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid
Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution
Date. However, the Master Servicing Fee for a loan group on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans in each loan group (the
"COMPENSATING INTEREST"). If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this prospectus supplement.

ADVANCES

      Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the
Certificate Account that do not constitute Available Funds for the Distribution
Date, an amount equal to

      o   the aggregate of payments of principal and interest on the Mortgage
          Loans (net of the related Master Servicing Fee) that were due on the related Due Date and that were delinquent on the related Determination
          Date, and

      o   an amount equivalent to interest (net of the related Master Servicing
          Fee Rate) on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any income on the property).

      The "Determination Date" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination
Date in each month will be at least two business days before the related
Distribution Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any
Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

      An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the Advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective

                                      S-95

Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home
Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due
Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                               THE ISSUING ENTITY

      In connection with the issuance of the certificates, the depositor has formed Alternative Loan Trust 2006-HY10, a common law trust created under the laws of the State of New York, pursuant to the pooling and servicing agreement.
Alternative Loan Trust 2006-HY10 is referred to in this prospectus supplement as the "ISSUING ENTITY" and is referred to in the prospectus as the "TRUST" or
"TRUST FUND". The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at
http://www.countrywidedealsdata.com?CWDD=01200603. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

          o   prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before
              January 1, 2006; or

          o   in the case of information regarding the Mortgage Loans,
              information about the Mortgage Loans for periods before January 1,
              2006.

      We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's Mortgage Loans.
Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's
Mortgage Loans will perform in the same way that any of those pools has performed.

                                      S-96

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller),
Countrywide Home Loans Servicing LP or any of their affiliates. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The Mortgage Pass-Through Certificates, Series 2006-HY10 will consist of the (a) Class 1-A-1, Class 1-A-2, Class 1-X, Class 2-A-1, Class 2-A-2, Class
3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2 and Class A-R Certificates (all of
which are together referred to as "SENIOR CERTIFICATES"), (b) the Class M, Class
B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as "SUBORDINATED CERTIFICATES") and (c) the Class P-1,
Class P-2, Class P-3 and Class P-4 Certificates (all of which are together referred to as "CLASS P CERTIFICATES"). Only the classes of certificates listed on the cover page hereof are offered by this prospectus supplement (the "OFFERED
CERTIFICATES").

When describing the certificates in this prospectus supplement, we use the following terms:

       DESIGNATION                                     CLASSES OF CERTIFICATES
-------------------------   -----------------------------------------------------------------------------

   Senior Certificates       Class 1-A-1 , Class 1-A-2, Class 1-X, Class 2-A-1, Class 2-A-2, Class 3-A-1,
                                   Class 3-A-2, Class 4-A-1, Class 4-A-2 and Class A-R Certificates

Subordinated Certificates                          Class M and Class B Certificates

  Class B Certificates                      Class B-1, Class B-2, Class B-3, Class B-4 and
                                                        Class B-5 Certificates

  Class P Certificates                           Class P-1, Class P-2, Class P-3 and
                                                        Class P-4 Certificates

  Offered Certificates                       Senior Certificates, Class M, Class B-1 and
                                                        Class B-2 Certificates

  Private Certificates                            Class P, Class B-3, Class B-4 and
                                                        Class B-5 Certificates

The certificates are generally referred to as the following types:

          CLASS                                                TYPE
-------------------------           ---------------------------------------------------------------

Class 1-A-1 Certificates                   Senior / Variable Pass-Through Rate/Super Senior

Class 1-A-2 Certificates                     Senior / Variable Pass-Through Rate/Support

Class 1-X Certificates              Senior/ Notional Amount/ Interest Only/ Fixed Pass-Through Rate

Class 2-A-1 Certificates                   Senior / Variable Pass-Through Rate/Super Senior

Class 2-A-2 Certificates                     Senior / Variable Pass-Through Rate/Support

Class 3-A-1 Certificates                   Senior / Variable Pass-Through Rate/Super Senior

Class 3-A-2 Certificates                     Senior / Variable Pass-Through Rate/Support

Class 4-A-1 Certificates                   Senior / Variable Pass-Through Rate/Super Senior

Class 4-A-2 Certificates                     Senior / Variable Pass-Through Rate/Support

Class A-R Certificates                       Senior / Variable Pass-Through Rate/Residual

Subordinated Certificates                      Subordinate / Variable Pass-Through Rate

                                      S-97

      The Class P-1, Class P-2, Class P-3, Class P-4, Class B-3, Class B-4 and
Class B-5 Certificates are not offered by this prospectus supplement Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

      The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $499,745,100, and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.60% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                     INITIAL BENEFICIAL
       CLASS OF SUBORDINATED CERTIFICATES            OWNERSHIP INTEREST
      -----------------------------------------  ---------------------------
      Class M..................................            3.10%
      Class B-1................................            1.40%
      Class B-2................................            1.00%
      Class B-3................................            0.90%
      Class B-4................................            0.60%
      Class B-5................................            0.40%

CALCULATION OF CLASS CERTIFICATE BALANCE

      The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial
Class Certificate Balance of the class reduced by the sum of:

      o   all amounts previously distributed to holders of certificates of the class as payments of principal and

      o   the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class
Certificate Balance of such class of certificates. See "The Agreements -
Realization Upon Defaulted Mortgage Loans" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate
Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution
Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

      The Class 1-X Certificates do not have a Class Certificate Balance and are not entitled to any distributions in respect of principal on the Mortgage Loans.

SENIOR CERTIFICATE GROUPS

      The Class 1-A-1, Class 1-A-2, Class 1-X and Class A-R Certificates relate to loan group 1, the Class 2-A-1 and Class 2-A-2 Certificates relate to loan group 2, the Class 3-A-1 and Class 3-A-2 Certificates relate to loan group 3 and the Class 4-A-1 and Class 4-A-2 Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a
"SENIOR CERTIFICATE GROUP."

SUBORDINATED PORTIONS

      A portion of each loan group is related to the subordinated certificates.
That portion (the "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in

                                      S-98

the related loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) minus the aggregate Class
Certificate Balance of the related senior certificate group (other than the notional amount certificates) immediately prior to such Distribution Date.

NOTIONAL AMOUNT CERTIFICATES

      The Class 1-X Certificates are notional amount certificates. The notional amount of the Class 1-X Certificates for any Distribution Date will equal the
Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class
Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.
The depositor has been informed by the depository that its nominee will be CEDE
& Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under
"Description of the Securities -- Book-Entry Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities-- Book-Entry Securities" in the
prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate
Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of
Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date)
and the following amounts required to be deposited under the pooling and servicing agreement:

                                      S-99

          o   all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          o   all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating
              Interest payments) and any lender paid mortgage insurance
              premiums;

          o   all payments on account of prepayment charges on the Mortgage
              Loans;

          o   all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          o   any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          o   any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          o   all Substitution Adjustment Amounts; and

          o   all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the
Certificate Account for the following purposes:

          o   to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of
              Expenses";

          o   to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          o   to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable
              Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          o   to reimburse the master servicer for insured expenses from the related insurance proceeds;

          o   to reimburse the master servicer for (a) any unreimbursed
              customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of
              (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
              Property and (iv) maintaining any required insurance policies
              (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received
              representing late recoveries of the payments

                                      S-100

              of these costs and expenses (or liquidation proceeds or Subsequent
              Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          o   to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          o   to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          o   to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          o   to withdraw an amount equal to the sum of (a) the related
              Available Funds, (b) any Prepayment Charges received and (c) the
              Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          o   to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate
Account the amount of Available Funds for each loan group, any Prepayment
Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          o   the aggregate amount remitted by the master servicer to the trustee and

          o   any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the
              Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of
Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          o   to pay the Trustee Fee to the trustee;

          o   to pay to the master servicer, as additional servicing
              compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          o   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error);
              and

          o   to clear and terminate the Distribution Account upon the
              termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

                                      S-101

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the
Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to
Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account and the Distribution Account. All funds in the
Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

                                      S-102

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

     TYPE / RECIPIENT (1)                 AMOUNT                GENERAL PURPOSE             SOURCE (2)                FREQUENCY
-----------------------------   ---------------------------   ------------------   ----------------------------   -------------

FEES

Master Servicing Fee / Master   One-twelfth of the Stated     Compensation         Amounts on deposit in the            Monthly
Servicer                        Principal Balance of each                          Certificate Account
                                Mortgage Loan multiplied                           representing payments of
                                by the related Master                              interest and application of
                                Servicing Fee Rate (3)                             liquidation proceeds with
                                                                                   respect to that Mortgage
                                                                                   Loan

                                o   All late payment fees,    Compensation         Payments made by obligors       Time to time
                                    assumption fees and                            with respect to the
                                    other similar charges                          Mortgage Loans
                                    (excluding prepayment
                                    charges)

                                o   All investment income     Compensation         Investment income related            Monthly
                                    earned on amounts on                           to the Certificate Account
                                    deposit in the                                 and the Distribution Account
                                    Certificate Account and
                                    Distribution Account

                                o   Excess Proceeds (4)       Compensation         Liquidation proceeds and        Time to time
                                                                                   Subsequent Recoveries

Trustee Fee (the "TRUSTEE       One-twelfth of the            Compensation         Amounts on deposit in the            Monthly
FEE") / Trustee                 Trustee Fee Rate                                   Certificate Account or the
                                multiplied by the                                  Distribution Account
                                aggregate Stated
                                Principal Balance of the
                                outstanding Mortgage
                                Loans (5)

EXPENSES

Insured expenses / Master       Expenses incurred by the      Reimbursement of     To the extent the expenses      Time to time
Servicer                        Master Servicer               Expenses             are covered by an insurance
                                                                                   policy with respect to the
                                                                                   Mortgage Loan

Servicing Advances / Master     To the extent of funds        Reimbursement of     With respect to each            Time to time
Servicer                        available, the amount of      Expenses             Mortgage Loan, late
                                any Servicing Advances                             recoveries of the payments
                                                                                   of the costs and expenses,
                                                                                   liquidation proceeds,
                                                                                   Subsequent Recoveries,
                                                                                   purchase proceeds or
                                                                                   repurchase proceeds for
                                                                                   that Mortgage Loan (6)

Indemnification expenses /      Amounts for which the         Indemnification      Amounts on deposit on the            Monthly
the sellers, the master         sellers, the master                                Certificate Account.
servicer and the depositor      servicer and depositor
                                are entitled to
                                indemnification (7)

                                      S-103

____________
(1)   If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "The Agreements --
      Amendment" in this prospectus supplement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)   The Master Servicing Fee Rate for each Mortgage Loan will equal 0.250% per annum prior to and including the initial Adjustment Date for that Mortgage
      Loan and 0.375% per annum after the initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to
      Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of Mortgage Loans -- Adjustment to Servicing
      Fee in Connection with Certain Prepaid Mortgage Loans."

(4)   "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
      Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)   Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the
      Depositor and the Sellers.

                                      S-104

DISTRIBUTIONS

      Distribution Account. Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a
"DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the related Record Date

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from
Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

      o   to interest on each class of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

      o   to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      o   to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Transfer
          Payments;"

      o   from remaining available funds from all of the loan groups to interest on and principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class
          M Certificates, in each case subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in
          this prospectus supplement; and

      o   from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

"AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

      o   all scheduled installments of interest (net of the related expense fees including any lender paid mortgage insurance premiums) and principal due on the Mortgage Loans in that loan group on the related
          Due Date and received before the related Determination Date, together with any advances with respect to them;

      o   all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection

                                      S-105

          with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

      o   all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts, and the Compensating Interest; and

      o   amounts received with respect to the Distribution Date as the
          Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution
          Date;

      minus

      o   amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

      plus

      o   Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date;

      minus

      o   Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

INTEREST

      The classes of offered certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

      The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the
Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group
1, less the pass-through rate of the Class 1-X Certificates for the related interest accrual period. The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.0297% per annum.

      The pass-through rate for the Class 1-X Certificates for each interest accrual period for any Distribution will equal 0.4756% per annum.

      The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans in loan group 1. The pass-through rate for the Class 1-A-2 and
Class A-R Certificates for the interest accrual period for the first
Distribution Date is expected to be approximately 6.5053% per annum.

      The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans in loan group 2. The pass-through rate for the Class 2-A-1 and
Class 2-A-2 Certificates for the interest accrual period for the first
Distribution Date is expected to be approximately 6.2220% per annum.

      The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage

                                      S-106

Rate of the Mortgage Loans in loan group 3. The pass-through rate for the Class
3-A-1 and Class 3-A-2 Certificates for the interest accrual period for the first
Distribution Date is expected to be approximately 6.2858% per annum.

      The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans in loan group 4. The pass-through rate for the Class 4-A-1 and
Class 4-A-2 Certificates for the interest accrual period for the first
Distribution Date is expected to be approximately 6.3762% per annum.

      The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to (1) the sum of the following for each loan group: the product of
(x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage
Loans and (y) the related Subordinated Portion immediately prior to that
Distribution Date, divided by (2) the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.3824% per annum.

      With respect to any Distribution Date, the "ADJUSTED NET MORTGAGE RATE"
for each Mortgage Loan and any Distribution Date is the Mortgage Rate thereof as of the Due Date occurring in the month preceding the month of the Distribution
Date (after giving effect to principal prepayments in the Prepayment Period related to such Due Date) less the related Master Servicing Fee Rate, the trustee fee rate as provided in the pooling and servicing agreement and any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its Stated Principal Balance). The "WEIGHTED AVERAGE
ADJUSTED NET MORTGAGE RATE" for any loan group and Distribution Date means the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such
Due Date).

      Interest Entitlement. With respect to each Distribution Date, the interest accrual period for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION
AMOUNT" for any class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

ALLOCATION OF NET INTEREST SHORTFALLS

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest
Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET
INTEREST SHORTFALL" is equal to the sum of:

      o   any net prepayment interest shortfalls for that loan group and
          Distribution Date and

      o   the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be

                                      S-107

entitled to receive (or, in the case of the subordinated certificates, deemed to be entitled to receive as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such
Net Interest Shortfalls.

      With respect to any Distribution Date, a "NET PREPAYMENT INTEREST
SHORTFALL" for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for such loan group and Distribution Date and (y) the excess, if any, of the
Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the Prepayment Period occurring in the prior month is less than one month's interest at the related
Mortgage Rate (net of the Master Servicing Fee Rate) on the Stated Principal
Balance of the Mortgage Loan.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each such class of subordinated certificates, as applicable, would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the
Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective
Class Certificate Balances) of the related Subordinated Portion relating to the applicable loan group for that Distribution Date; provided, however, on any
Distribution Date after the third Senior Termination Date, Net Interest
Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class would otherwise be entitled to receive on that Distribution Date.

      A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or similar state laws. See "Certain Legal Aspects of the
Loans--Servicemembers Civil Relief Act" in the prospectus.

      A "DEBT SERVICE REDUCTION" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      General. On each Distribution Date, the Principal Amount for each loan group will be distributed as described above under "--Priority of Distributions
Among the Certificates," first as principal with respect to the related classes of senior certificates (other than the notional amount certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group and second as principal of the subordinated certificates in an amount up to the Subordinated Principal Distribution Amount.

      The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

      1.  all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due
          Date,

      2.  the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

                                      S-108

      3.  the Substitution Adjustment Amount in connection with any deleted
          Mortgage Loan in that loan group received with respect to the
          Distribution Date,

      4.  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet
          Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

      5.  with respect to each Mortgage Loan in that loan group that became a
          Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

      6.  all partial and full principal prepayments by borrowers on the
          Mortgage Loans in that loan group received during the related
          Prepayment Period, and

      7.  any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the
          Distribution Date,

      plus

      o   any Transfer Payments Received for such loan group and Distribution
          Date,

      minus

      o   any Transfer Payments Made for such loan group and Distribution Date.

      For any Distribution Date, the "PRINCIPAL PAYMENT AMOUNT" is equal to all amounts described in clauses 1. through 5. of the definition of Principal Amount and that Distribution Date.

TRANSFER PAYMENTS

      Transfer Payments due to disproportionate principal payments. On each
Distribution Date prior to the earlier of the Senior Credit Support Depletion
Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution
Date (a) the Aggregate Subordinated Percentage (as defined in this prospectus supplement) for that Distribution Date is greater than or equal to 200% of the
Aggregate Subordinated Percentage as of the closing date and (b) the aggregate
Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more
(averaged over the preceding six month period), as a percentage of the aggregate
Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

      Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such
Distribution Date is greater than the aggregate Stated Principal Balance of the
Mortgage Loans in that loan group as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) (the
"UNDERCOLLATERALIZED GROUP"), then the following will occur:

      o   the Available Funds in each other loan group that is not an
          Undercollateralized Group (each, an "OVERCOLLATERALIZED GROUP") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized
          Group at the Weighted Average Adjusted Net Mortgage Rate

                                      S-109

          applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

      o   the portion of the Available Funds in respect of principal on the
          Mortgage Loans in each Overcollateralized Group, after distributions of principal to the senior certificates of each Overcollateralized
          Group, will be distributed, to the extent of the portion of Available
          Funds available therefor, to the senior certificates of each
          Undercollateralized Group until the aggregate Class Certificate
          Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

      Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated
Principal Balance of the Mortgage Loans in that loan group as of the Due Date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the Class
Certificate Balances of the related senior certificates.

      On each Distribution Date, the "TRANSFER PAYMENT" for the
Undercollateralized Group will equal the excess, if any, of the aggregate Class
Certificate Balance of the senior certificates immediately prior to such
Distribution Date related to such Undercollateralized Group over the aggregate
Stated Principal Balance of the Mortgage Loans in such loan group as of the Due
Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date). The Transfer Payment received by the Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED." The Transfer Payment made by the Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

      All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the
Distribution Date in the month following the month during which such Transfer
Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount for a loan group, up to the amount of the related Senior
Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

      o   with respect to loan group 1, in the following order of priority:

          1.  to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          2.  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro
              rata, until their respective Class Certificate Balances are reduced to zero;

      o   with respect to loan group 2, concurrently, to the Class 2-A-1 and
          Class 2-A-2 Certificates, pro rata, until their respective Class
          Certificate Balances are reduced to zero;

      o   with respect to loan group 3, concurrently, to the Class 3-A-1 and
          Class 3-A-2 Certificates, pro rata, until their respective Class
          Certificate Balances are reduced to zero; and

      o   with respect to loan group 4, concurrently, to the Class 4-A-1 and
          Class 4-A-2 Certificates, pro rata, until their respective Class
          Certificate Balances are reduced to zero.

                                      S-110

      If on any Distribution Date the allocation to the classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior
Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class
Certificate Balances to zero.

      The capitalized terms used in this prospectus supplement have the following meanings:

      "PREPAYMENT PERIOD" means with respect to any Distribution Date and Due
Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first
Distribution Date, from March 1, 2006) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

      "DUE DATE" means, with respect to a Mortgage Loan, the date on which scheduled payments are due on the Mortgage Loan. With respect to any
Distribution Date, the related Due Date is the first day of the month in which that Distribution Date occurs.

      The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and
loan group will equal the sum of

      o   the related Senior Percentage of all amounts described in clauses 1.
          through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

      o   for each Mortgage Loan in that loan group that became a Liquidated
          Mortgage Loan during the calendar month preceding the month of the
          Distribution Date, the lesser of

          o   the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

          o   the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage
          Loan,

      o   the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that loan group and that Distribution Date, and

      o   any Transfer Payments Received for that loan group and Distribution
          Date;

provided, however, that on any Distribution Date after the third Senior
Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage
Loans in the related loan group.

      "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o   any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

      o   liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

      The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal
Balances of the Mortgage Loans.

      The "LOAN GROUP PRINCIPAL BALANCE" with respect to any loan group equals the aggregate of the Stated Principal Balances of the Mortgage Loans in that loan group.

                                      S-111

      The "SENIOR PERCENTAGE" for any senior certificate group and Distribution
Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the
Stated Principal Balances of the Mortgage Loans in the related loan group as of the Due Date in the prior month (after giving effect to principal prepayments received in the Prepayment Period related to such Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the
Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class
Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Class Certificate Balances of all remaining classes of certificates immediately prior to such Distribution Date.

      For any Distribution Date on and prior to the third Senior Termination
Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination
Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "SENIOR PREPAYMENT PERCENTAGE" of any senior certificate group and
Distribution Date occurring during the seven years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage of a senior certificate group for any
Distribution Date occurring on or after the seventh anniversary of the first
Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related
Subordinated Percentage for the Distribution Date; for any Distribution Date in
the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any
Distribution Date thereafter, the related Senior Percentage for the Distribution
Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, in which case the Senior Prepayment
Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

      The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any
Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

      o   the aggregate Stated Principal Balance of the Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage
          Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated
          Percentage for such loan group of the aggregate Stated Principal
          Balances of the Mortgage Loans in that loan group as of the cut-off date, or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

                                      S-112

      o   cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

              o   commencing with the Distribution Date on the seventh
                  anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the
                  Subordinated Percentage for such loan group of the aggregate
                  Stated Principal Balances of the Mortgage Loans in that loan group, or (ii) if such date is after the third Senior
                  Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in
                  either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

              o   commencing with the Distribution Date on the eighth
                  anniversary of the first Distribution Date, 35% of the
                  original subordinate principal balance,

              o   commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original
                  subordinate principal balance,

              o   commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original
                  subordinate principal balance, and

              o   commencing with the Distribution Date on the eleventh
                  anniversary of the first Distribution Date, 50% of the
                  original subordinate principal balance.

      Notwithstanding the preceding paragraphs, if (x) on or before the
Distribution Date in March 2009, the Aggregate Subordinated Percentage is at
least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the Senior
Prepayment Percentage for each loan group will equal the related Senior
Percentage for that Distribution Date plus 50% of the related Subordinated
Percentage and (y) after the Distribution Date in March 2009, the Aggregate
Subordinated Percentage is at least 200% of the Aggregate Subordinated
Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the "TWO TIMES TEST"), the Senior Prepayment
Percentage for each loan group will equal the related Senior Percentage.

      The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a
fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate
Stated Principal Balance of all of the Mortgage Loans as of the Due Date
occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such prior Due Date).

      If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior
Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class
Certificate Balance(s) to zero.

      Subordinated Principal Distribution Amount for the Subordinated
Certificates. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal
Amount for each loan group, up to the amount of the Subordinated Principal
Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of each
Subordinated Principal Distribution Amount will be made sequentially to the classes

                                      S-113

of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class
Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support
Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "RESTRICTED
CLASSES"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the
"APPLICABLE CREDIT SUPPORT PERCENTAGE" is equal to the sum of the related Class
Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of Subordinated Certificates, the
"ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE" is equal to the Applicable
Credit Support Percentage for the class on the date of issuance of the certificates.

      The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date, and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate
Balance of the class of subordinated certificates immediately before the
Distribution Date and the denominator of which is the aggregate of the Class
Certificate Balances of all classes of certificates immediately before such
Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                    Beneficial Interest    Initial Credit        Original Applicable
                                     in Issuing Entity    Enhancement Level   Credit Support Percentage
                                    -------------------   -----------------   -------------------------

      Senior Certificates.........        92.60%                7.40%                    N/A
      Class M.....................         3.10%                4.30%                   7.40%
      Class B-1 ..................         1.40%                2.90%                   4.30%
      Class B-2 ..................         1.00%                1.90%                   2.90%
      Class B-3 ..................         0.90%                1.00%                   1.90%
      Class B-4 ..................         0.60%                0.40%                   1.00%
      Class B-5 .................          0.40%                0.00%                   0.40%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

      The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any loan group and
Distribution Date will equal the sum of:

      o   the related Subordinated Percentage for that loan group of all amounts described in clauses 1. through 4. of the definition of Principal
          Amount for that loan group and that Distribution Date,

      o   for each Mortgage Loan in that loan group that became a Liquidated
          Mortgage Loan during the calendar month preceding the month of the
          Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior
          Principal Distribution Amount for that loan group up to the related
          Subordinated Percentage of the Stated Principal Balance of the
          Mortgage Loan as of the Due Date occurring in the prior month, and

                                      S-114

      o   the related Subordinated Prepayment Percentage for that loan group of the amounts described in clauses 6. and 7. of the definition of
          Principal Amount for that loan group and that Distribution Date minus

      o   any Transfer Payments Made for that loan group.

      On any Distribution Date after the third Senior Termination Date, the
Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as
applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the
Mortgage Loans only in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R
Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each
Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

      The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

      On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated first to the subordinated certificates, in the reverse order of their priority of distributions, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero and second to the senior certificates (other than the notional amount certificates) of the related senior certificate group in the following order: (i) in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (ii) in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1
Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (iii) in the case of loan group 3, sequentially, to the
Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective
Class Certificate Balances are reduced to zero; and (iv) in the case of loan group 4, sequentially, to the Class 4-A-2 and Class 4-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

      For purposes of allocating losses to the subordinated certificates, the
Class M Certificates will be considered to have a higher distribution priority than each other class of subordinated certificates.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. See "Credit Enhancement -- Subordination" in this prospectus supplement. See "Credit Enhancement -- Subordination" in this prospectus supplement.

      A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of the receipt of such recoveries.

                                      S-115

REPORTS TO CERTIFICATEHOLDERS

      The trustee may, at its option, make the information described in the prospectus under "Description of the Securities - Reports to Securityholders"
available to certificateholders on the trustee's website (assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its corporate trust office.

      Any monthly statement prepared by the trustee is based on information provided by the master servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer and will be permitted to conclusively rely on any information provided to it by the master servicer. The report to certificateholders may include additional or other information of a similar nature to that specified in the prospectus.

                                      S-116

STRUCTURING ASSUMPTIONS

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

      o   loan group 1 consists of 12 Mortgage Loans with the following characteristics:

                                   REMAIN-                     TOTAL EXPENSE
                                    ING                        FEE RATE AFTER
   PRINCIPAL        CURRENT       TERM TO     INITIAL TOTAL       INITIAL          INITIAL        SUBSEQUENT
    BALANCE         MORTGAGE      MATURITY     EXPENSE FEE       ADJUSTMENT     PERIODIC RATE    PERIODIC RATE        GROSS
      ($)           RATE (%)      (MONTHS)      RATE (%)          DATE (%)         CAP (%)          CAP (%)         MARGIN (%)
--------------    ------------    --------    -------------    --------------   -------------    -------------    --------------

 12,584,850.59    6.9278559069      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
  1,717,736.60    6.5522901489      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
  3,257,521.37    6.4115401271      359       0.3321621860      0.4571621860    5.0000000000     2.0000000000      2.3362761627
    745,000.00    6.3750000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
    429,338.75    6.8750000000      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
    999,051.16    6.2500000000      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
137,597,619.85    6.8068196606      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2570128857
  3,264,000.00    7.2094362745      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
    650,000.00    6.7500000000      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 70,208,847.44    6.6633152831      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 11,402,021.08    6.6508383341      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
  8,111,250.00    6.9544768069      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000

                                                             REMAIN-
                                                              ING
                                  MONTHS TO                 INTEREST-
   PRINCIPAL        MAXIMUM        INITIAL        RESET       ONLY
    BALANCE        MORTGAGE       ADJUSTMENT    FREQUENCY    PERIOD
      ($)          RATE (%)          DATE       (MONTHS)    (MONTHS)     MORTGAGE INDEX
--------------   -------------    ----------    ---------   ---------    --------------

 12,584,850.59   11.9278559069        83           12          N/A       LIBOR 1YR
  1,717,736.60   11.5522901489        83           12          N/A       CMT 1YR
  3,257,521.37   11.4115401271        83           12          N/A       LIBOR 1YR
    745,000.00   11.3750000000        84           12          N/A       CMT 1YR
    429,338.75   11.8750000000        83           12          N/A       CMT 1YR
    999,051.16   11.2500000000        83           12          N/A       LIBOR 1YR
137,597,619.85   11.8068196606        84           12          84        LIBOR 1YR
  3,264,000.00   12.2094362745        84           12          120       LIBOR 1YR
    650,000.00   11.7500000000        83           12          83        LIBOR 1YR
 70,208,847.44   11.6633152831        84           12          84        LIBOR 1YR
 11,402,021.08   11.6508383341        84           12          84        LIBOR 1YR
  8,111,250.00   11.9544768069        83           12          83        LIBOR 1YR

      o   loan group 2 consists of 12 Mortgage Loans with the following characteristics:

                                   REMAIN-                     TOTAL EXPENSE
                                    ING                        FEE RATE AFTER
   PRINCIPAL        CURRENT       TERM TO     INITIAL TOTAL       INITIAL          INITIAL        SUBSEQUENT
    BALANCE         MORTGAGE      MATURITY     EXPENSE FEE       ADJUSTMENT     PERIODIC RATE    PERIODIC RATE        GROSS
      ($)           RATE (%)      (MONTHS)      RATE (%)          DATE (%)         CAP (%)          CAP (%)         MARGIN (%)
--------------    ------------    --------    -------------    --------------   -------------    -------------    --------------

  2,353,995.25    6.2620802362      359       0.3112301762      0.4362301762    5.0000000000     2.0000000000      2.3274600071
    304,000.00    6.5000000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
  1,081,942.13    6.5981027458      359       0.3515551618      0.4765551618    5.0000000000     2.0000000000      2.3591452380
    233,600.00    6.8750000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
    335,000.00    6.6250000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
    112,500.00    6.8750000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
  2,212,514.33    6.3783086345      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
     93,675.00    7.5000000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
 39,702,221.95    6.4153123035      360       0.2738918642      0.3988918642    5.0000000000     2.0000000000      2.2709560295
 25,678,841.00    6.4233400857      360       0.2706362728      0.3956362728    5.0000000000     2.0000000000      2.2653677107
 10,276,182.78    6.5841188692      359       0.2726275311      0.3976275311    5.0000000000     2.0000000000      2.2694545732
 17,874,220.39    6.7525388753      359       0.2725120069      0.3975120069    5.0000000000     2.0000000000      2.2702563800

                                                             REMAIN-
                                                              ING
                                  MONTHS TO                 INTEREST-
   PRINCIPAL        MAXIMUM        INITIAL        RESET       ONLY
    BALANCE        MORTGAGE       ADJUSTMENT    FREQUENCY    PERIOD
      ($)          RATE (%)          DATE       (MONTHS)    (MONTHS)     MORTGAGE INDEX
--------------   -------------    ----------    ---------   ---------    --------------

  2,353,995.25   11.2620802362       119           12          N/A       LIBOR 1YR
    304,000.00   11.5000000000       120           12          N/A       CMT 1YR
  1,081,942.13   11.5981027458       119           12          N/A       LIBOR 1YR
    233,600.00   11.8750000000       120           12          N/A       CMT 1YR
    335,000.00   11.6250000000       120           12          N/A       LIBOR 1YR
    112,500.00   11.8750000000       120           12          N/A       CMT 1YR
  2,212,514.33   11.3783086345       120           12          N/A       LIBOR 1YR
     93,675.00   12.5000000000       120           12          N/A       CMT 1YR
 39,702,221.95   11.4153123035       120           12          120       LIBOR 1YR
 25,678,841.00   11.4233400857       120           12          120       LIBOR 1YR
 10,276,182.78   11.5841188692       119           12          119       LIBOR 1YR
 17,874,220.39   11.7525388753       119           12          119       LIBOR 1YR

                                      S-117

      o   loan group 3 consists of 9 Mortgage Loans with the following characteristics:

                                   REMAIN-                     TOTAL EXPENSE
                                    ING                        FEE RATE AFTER
   PRINCIPAL        CURRENT       TERM TO     INITIAL TOTAL       INITIAL          INITIAL        SUBSEQUENT
    BALANCE         MORTGAGE      MATURITY     EXPENSE FEE       ADJUSTMENT     PERIODIC RATE    PERIODIC RATE        GROSS
      ($)           RATE (%)      (MONTHS)      RATE (%)          DATE (%)         CAP (%)          CAP (%)         MARGIN (%)
--------------    ------------    --------    -------------    --------------   -------------    -------------    --------------

 10,074,488.00    5.9443304340      360       0.2792892197      0.4042892197    5.0000000000     2.0000000000      2.2758791067
    429,571.93    6.0000000000      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
    532,000.00    7.3750000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
    581,250.00    6.3750000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 92,393,833.76    6.5325136016      359       0.2677832734      0.3927832734    5.0000000000     2.0000000000      2.2704547606
    945,000.00    7.0476190476      360       0.5156666667      0.6406666667    5.0000000000     2.0000000000      2.5773809524
 16,176,600.00    6.3732706502      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 14,991,467.00    6.8135200178      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 14,499,500.00    6.9999836201      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000

                                                             REMAIN-
                                                              ING
                                  MONTHS TO                 INTEREST-
   PRINCIPAL        MAXIMUM        INITIAL        RESET       ONLY
    BALANCE        MORTGAGE       ADJUSTMENT    FREQUENCY    PERIOD
      ($)          RATE (%)          DATE       (MONTHS)    (MONTHS)     MORTGAGE INDEX
--------------   -------------    ----------    ---------   ---------    --------------

 10,074,488.00   10.9443304340       60            12          N/A       LIBOR 1YR
    429,571.93   11.0000000000       59            12          N/A       LIBOR 1YR
    532,000.00   12.3750000000       60            12          N/A       LIBOR 1YR
    581,250.00   11.3750000000       60            12          N/A       LIBOR 1YR
 92,393,833.76   11.5210815617       59            12          59        LIBOR 1YR
    945,000.00   12.0476190476       60            12          120       LIBOR 1YR
 16,176,600.00   11.3732706502       60            12          60        LIBOR 1YR
 14,991,467.00   11.8135200178       60            12          60        LIBOR 1YR
 14,499,500.00   11.9999836201       60            12          60        LIBOR 1YR

      o   loan group 4 consists of 9 Mortgage Loans with the following characteristics:

                                   REMAIN-                     TOTAL EXPENSE
                                    ING                        FEE RATE AFTER
   PRINCIPAL        CURRENT       TERM TO     INITIAL TOTAL       INITIAL          INITIAL        SUBSEQUENT
    BALANCE         MORTGAGE      MATURITY     EXPENSE FEE       ADJUSTMENT     PERIODIC RATE    PERIODIC RATE        GROSS
      ($)           RATE (%)      (MONTHS)      RATE (%)          DATE (%)         CAP (%)          CAP (%)         MARGIN (%)
--------------    ------------    --------    -------------    --------------   -------------    -------------    --------------

  2,728,293.06    6.4480689210      360       0.3009717578      0.4259717578    5.0000000000     2.0000000000      2.3035354054
    240,405.00    7.7500000000      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.7500000000
    365,851.20    7.0000000000      353       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
    765,092.20    7.1118114915      359       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 18,204,173.41    6.5632965593      360       0.2867369638      0.4117369638    5.0000000000     2.0000000000      2.2872543893
    420,000.00    5.6583333333      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
 11,144,982.00    6.7209382213      360       0.2774971138      0.4024971138    5.0000000000     2.0000000000      2.2761047977
  2,780,326.00    6.7889853564      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000
  1,181,851.00    7.4031176519      360       0.2590000000      0.3840000000    5.0000000000     2.0000000000      2.2500000000

                                                             REMAIN-
                                                               ING
                                  MONTHS TO                 INTEREST-
   PRINCIPAL        MAXIMUM        INITIAL        RESET       ONLY
    BALANCE        MORTGAGE       ADJUSTMENT    FREQUENCY    PERIOD
      ($)          RATE (%)          DATE       (MONTHS)    (MONTHS)     MORTGAGE INDEX
--------------   -------------    ----------    ---------   ---------    --------------

  2,728,293.06   11.4480689210       84            12          N/A       LIBOR 1YR
    240,405.00   12.7500000000       84            12          N/A       CMT 1YR
    365,851.20   12.0000000000       77            12          N/A       LIBOR 1YR
    765,092.20   12.1118114915       83            12          N/A       LIBOR 1YR
 18,204,173.41   11.5632965593       84            12          84        LIBOR 1YR
    420,000.00   10.6583333333       84            12          120       LIBOR 1YR
 11,144,982.00   11.7209382213       84            12          84        LIBOR 1YR
  2,780,326.00   11.7889853564       84            12          84        LIBOR 1YR
  1,181,851.00   12.4031176519       84            12          84        LIBOR 1YR

                                      S-118

      o   the Mortgage Loans prepay at the specified constant percentages of
          CPR,

      o   no defaults or delinquencies in the payment by borrowers of principal of and interest on the Mortgage Loans are experienced,

      o   for each Mortgage Loan, the Minimum Mortgage Rate shall equal the
          Gross Margin for that Mortgage Loan,

      o   scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

      o   the scheduled monthly payment for each Mortgage Loan, except for the interest-only mortgage loans during their respective interest-only periods, is calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, in some cases following an interest-only period, as indicated in the table above,

      o   any mortgage loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such mortgage loan will amortize in amounts sufficient to repay the current balance of any mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

      o   prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

      o   there are no Net Interest Shortfalls and prepayments that represent prepayments in full of individual Mortgage Loans and are received on the last day of each Prepayment Period, commencing with the Prepayment
          Period beginning in the calendar month of the closing date,

      o   the initial Class Certificate Balance or initial notional amount of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under "Summary -- Description of the Certificates" in this prospectus supplement,

      o   interest accrues on each class of certificates at the applicable interest rate described in this prospectus supplement and the Master
          Servicing Fee accrues on each Mortgage Loan as described in this prospectus supplement,

      o   distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

      o   the closing date of the sale of the certificates is March 30, 2006,

      o   no seller is required to repurchase or substitute for any Mortgage
          Loan,

      o   the master servicer does not exercise the option to repurchase the
          Mortgage Loans described under "Servicing of the Mortgage
          Loans--Certain Modifications and Refinancings," "-- Optional Purchase
          of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

      o   no class of certificates becomes a Restricted Class,

      o   the levels of the One-Year LIBOR Index and the One-Year CMT Index
          remains constant at 5.169% and 4.783%, respectively,

                                      S-119

      o   the Class P Certificates do not have initial Class Certificate
          Balances,

      o   the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic
          Rate Caps (as applicable), and

      o   scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the
Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

      While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

OPTIONAL TERMINATION

      The master servicer will have the right to purchase all remaining Mortgage
Loans and mortgage property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO PROPERTY") in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal
Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage
Loans as of the cut-off date (the "OPTIONAL TERMINATION DATE"). The Master
Servicer is an affiliate of the Sellers and the Depositor.

      In the event the option is exercised by the master servicer, the purchase will be made at a price equal to the sum of:

      o   100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

      o   the appraised value of any REO Property (up to the Stated Principal
          Balance of the related Mortgage Loan) in the issuing entity.

      Notice of any termination, specifying the Distribution Date on which related certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on related certificates will be made upon presentation and surrender of the certificates

                                      S-120

at the office therein designated, (b) the amount of the final distribution, (c)
the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the
Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

      In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable
Distribution Date in an amount equal to the final distribution in respect of the certificates. At or prior to the time of making the final payment on the certificates, the master servicer as agent of the Trustee will sell all of the assets of the issuing entity to the master servicer for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under "-- Distributions" and will reflect the current Class Certificate
Balance and other entitlements of each class at the time of liquidation.

      The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated
Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage
Loans and REO Properties will result in an early retirement of the certificates.
At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R
Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

EVENTS OF DEFAULT; REMEDIES

      In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business
Day following the related Distribution Date for any Advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee, but not the certificateholders, may terminate the master servicer without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange
Act of 1934, as amended (the "EXCHANGE ACT") with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE SELLERS

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

THE TRUSTEE

      The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any affiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay
Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration
or another address that the trustee may designate from time to time.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

                                      S-121

      o   for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o   with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o   for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o   for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the
United States of America, authorized under the laws of the United States of
America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date.
The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

      o   the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o   the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

      o   a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each
Rating Agency.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

                                      S-122

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

VOTING RIGHTS

      As of any date of determination:

   o  holders of the Class 1-X Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "Voting Rights"),
      and

   o  holders of the other classes of certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding
      Class Certificate Balances.

      Voting Rights will be allocated among the certificates of each class in accordance with their respective percentage interests.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequence
--Taxation of the REMIC and Its Holders," "--Taxation of Holders of Residual
Interests -- Restrictions on Ownership and Transfer of Residual Interests," and
"-- Tax Treatment of Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA
Considerations." Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

OWNERSHIP OF THE RESIDUAL CERTIFICATES

      The Trustee will be initially designated as "tax matters person" under the pooling and servicing agreement and in that capacity will hold a Class A-R
Certificate in the amount of $0.01. As the tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the pooling and servicing agreement and for preparing and filing tax returns with respect to each REMIC.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

      An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under
"Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal
Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The effective yield to the holders of each class of offered certificates will be lower than the yield otherwise produced by the related pass-through rate and the related purchase price of the offered certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

      Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans in a loan group not so

                                      S-123

advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations and second by the senior certificates of the senior certificate groups to which the shortfall relates.
If, as a result of the shortfalls, the aggregate of the Class Certificate
Balances of all classes of certificates exceeds the pool principal balance, the
Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

      Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates. The yields on the offered certificates will depend on the rate and timing of Realized Losses.

      For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the Class M Certificates will be considered to have a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that class of certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the sellers or master servicer. Except for certain of the
Mortgage Loans, each of which has a prepayment charge if the related borrower prepays such Mortgage Loan during a period ranging up to five years after origination, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges.
In addition, approximately 92.14%, 93.29%, 92.29% and 89.16% of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, by aggregate stated principal balance of the mortgage loans as of the cut-off date in the related loan group do not provide for any payments of principal for the first five, seven or ten years following their origination.
These Mortgage Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage
Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these mortgage loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.
The Mortgage Loans are subject to the "due-on-sale" provisions included therein.
See "The Mortgage Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the offered certificates related to that loan group of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase by the master servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in all of the loan groups in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in that loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the notional amount certificates or any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the
Mortgage Loans in the related loan group could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the notional amount certificates should carefully consider the

                                      S-124

risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The
Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In addition, Countrywide Home Loans' Streamlined Documentation
Program may affect the rate of prepayments on the Mortgage Loans. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage
Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should Countrywide Home
Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.
The Transfer Payment mechanism may also affect the weighted average lives of and yields on the certificates. Due to this feature, the relative performance of the
Mortgage Loans in the loan groups may adversely affect the yield on certificates unrelated to the applicable loan group or loan groups.

      The Mortgage Loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      The Mortgage Rate applicable to all of the Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding
Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the Mortgage Loans in each loan group will have Mortgage Rates which will not adjust for a substantial period of time after origination although certain
Mortgage Rates may begin adjusting earlier than expected due to the length of time that has passed since origination. See "The Mortgage Pool" in this prospectus supplement.

      The rate of prepayment of the Mortgage Loans will affect the pass-through rates of the classes of offered certificates. Prepayments of Mortgage Loans with
Adjusted Net Mortgage Rates in excess of the then-current Weighted Average
Adjusted Net Mortgage Rate for a loan group may reduce the pass-through rates on the related certificates (other than the notional amount certificates). Mortgage loans with higher Adjusted Net Mortgage Rates, and consequently higher Mortgage
Rates, may prepay at faster rates than Mortgage Loans with relatively lower
Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related classes of certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinated certificates by reducing the weighting factor used to determine that pass-through rate.

      As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the related classes of senior certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of

                                      S-125

the classes of senior certificates and none (or less than their pro rata share)
of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the definition of each
Senior Prepayment Percentage.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The table in the "Yield, Prepayment and Maturity Considerations" section of this prospectus supplement indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the notional amount certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the applicable class and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

SENSITIVITY OF THE CLASS 1-X CERTIFICATES

      AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS
1-X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING
PREPAYMENTS) OF THE MORTGAGE LOANS IN LOAN GROUP 1, WHICH CAN BE PREPAID AT ANY
TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS AND PRICE BELOW, THE YIELD TO
MATURITY ON THE CLASS 1-X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS
OF THE MORTGAGE LOANS IN LOAN GROUP 1 WERE TO OCCUR AT A CONSTANT RATE OF
APPROXIMATELY 43% CPR. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS IN
LOAN GROUP 1 WERE TO EXCEED THE FOREGOING LEVEL FOR AS LITTLE AS ONE MONTH WHILE
EQUALING THE LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS 1-X
CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

      The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class 1-X Certificates (expressed as a percentage of its initial notional amount) is as follows:

            CLASS                                                       PRICE*
            -----                                                       -----
            Class 1-X...........................................        0.73%

            ___________________
            *The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

            SENSITIVITY OF THE CLASS 1-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                               PERCENTAGE OF CPR
                                                 ----------------------------------------------
            CLASS                                  0%        15%       25%       35%      50%
            -----                                ------     -----     -----     -----   -------

            Class 1-X..........................   71.0%     48.8%     33.2%     16.2%   (12.3)%

      It is unlikely that the mortgage loans in loan group 1 will have the precise characteristics described in this prospectus supplement or that the mortgage loans in loan group 1 will all prepay at the same rate until maturity or that all of the mortgage loans in loan group 1 will prepay at the same rates or time. As a result of these factors, the pre-tax yield on the Class 1-X
Certificates is likely to differ from those shown in the table above, even if all of the mortgage loans in loan group 1 prepay at the indicated percentages of
CPR. No representation is made as to the

                                      S-126

actual rate of principal payments on the mortgage loans in loan group 1 for any period or over the life of the Class 1- X Certificates or as to the yield on those Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-X Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The weighted average life of an offered certificate is determined by (a)
multiplying the amount of the net reduction, if any, of the Class Certificate
Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the net reductions in the Class
Certificate Balance of the Certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments
(including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations
and Risks" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates --
Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances or initial notional amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

DECREMENT TABLES

      The following tables indicate the percentages of the initial Class
Certificate Balances of the classes of offered certificates (other than the notional amount certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the
Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                      S-127

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                               CLASS 1-A-1, CLASS 1-A-2 AND CLASS 1-X +                 CLASS 2-A-1 AND CLASS 2-A-2
                                           PERCENTAGE OF CPR                                 PERCENTAGE OF CPR
                            ----------------------------------------------     ---------------------------------------------
DISTRIBUTION DATE              0%       15%       25%       35%       50%        0%       15%       25%       35%       50%
------------------------    ------    ------    ------    ------     -----     -----    ------    ------    ------    ------

Initial.................       100       100       100       100       100       100       100       100       100       100
March 2007..............       100        84        73        62        46       100        84        73        62        46
March 2008..............       100        70        53        38        21       100        70        53        38        21
March 2009..............       100        58        38        24         9       100        58        38        24         9
March 2010..............       100        48        29        15         5       100        48        29        15         5
March 2011..............       100        41        21        10         2       100        41        21        10         2
March 2012..............        99        34        16         6         1        99        34        16         6         1
March 2013..............        99        29        12         4         1        99        29        12         4         1
March 2014..............        98        24         9         3         0        99        25         9         3         0
March 2015..............        96        20         7         2         0        99        21         7         2         0
March 2016..............        94        17         5         1         0        99        18         5         1         0
March 2017..............        92        14         4         1         0        97        15         4         1         0
March 2018..............        89        12         3         0         0        94        12         3         0         0
March 2019..............        87        10         2         0         0        92        10         2         0         0
March 2020..............        84         8         1         0         0        89         8         1         0         0
March 2021..............        81         7         1         0         0        86         7         1         0         0
March 2022..............        78         5         1         0         0        83         6         1         0         0
March 2023..............        75         4         1         0         0        79         5         1         0         0
March 2024..............        71         4         0         0         0        75         4         0         0         0
March 2025..............        68         3         0         0         0        71         3         0         0         0
March 2026..............        64         2         0         0         0        67         2         0         0         0
March 2027..............        59         2         0         0         0        62         2         0         0         0
March 2028..............        54         1         0         0         0        57         1         0         0         0
March 2029..............        49         1         0         0         0        52         1         0         0         0
March 2030..............        44         1         0         0         0        46         1         0         0         0
March 2031..............        38         1         0         0         0        39         1         0         0         0
March 2032..............        31         0         0         0         0        33         0         0         0         0
March 2033..............        24         0         0         0         0        25         0         0         0         0
March 2034..............        17         0         0         0         0        17         0         0         0         0
March 2035..............         9         0         0         0         0         9         0         0         0         0
March 2036..............         0         0         0         0         0         0         0         0         0         0
Weighted Average
  Life (in years) **....      21.5       5.5       3.2       2.2       1.3      22.2       5.6       3.3       2.2       1.3

*     Rounded to the nearest whole percentage.

**    Determined as specified under "Weighted Average Lives of the Offered
      Certificates" in this prospectus supplement. + In the case of the Class
      1-X Certificates, the decrement table indicates the percentage of its initial notional amount outstanding.

                                      S-128

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                     CLASS 3-A-1 AND CLASS 3-A-2                          CLASS 4-A-1 AND CLASS 4-A-2
                                          PERCENTAGE OF CPR                                    PERCENTAGE OF CPR
                            ----------------------------------------------     ---------------------------------------------
DISTRIBUTION DATE              0%       15%       25%       35%       50%        0%       15%       25%       35%       50%
------------------------    ------    ------    ------    ------     -----     -----    ------    ------    ------    ------

Initial.................       100       100       100       100       100       100       100       100       100       100
March 2007..............       100        84        73        62        46       100        84        73        62        46
March 2008..............       100        70        53        38        21       100        70        53        38        21
March 2009..............       100        58        38        24         9       100        58        38        24         9
March 2010..............       100        48        29        15         5        99        48        29        15         5
March 2011..............        99        40        21        10         2        99        40        21        10         2
March 2012..............        98        34        16         6         1        99        34        16         6         1
March 2013..............        96        28        12         4         1        99        29        12         4         1
March 2014..............        95        24         9         3         0        97        24         9         3         0
March 2015..............        93        20         6         2         0        96        20         6         2         0
March 2016..............        91        16         5         1         0        94        17         5         1         0
March 2017..............        89        14         3         1         0        91        14         3         1         0
March 2018..............        87        11         2         0         0        89        12         3         0         0
March 2019..............        84         9         2         0         0        87        10         2         0         0
March 2020..............        82         8         1         0         0        84         8         1         0         0
March 2021..............        79         6         1         0         0        81         7         1         0         0
March 2022..............        76         5         1         0         0        78         5         1         0         0
March 2023..............        73         4         0         0         0        75         4         1         0         0
March 2024..............        69         3         0         0         0        71         4         0         0         0
March 2025..............        66         3         0         0         0        68         3         0         0         0
March 2026..............        62         2         0         0         0        63         2         0         0         0
March 2027..............        57         2         0         0         0        59         2         0         0         0
March 2028..............        53         1         0         0         0        54         1         0         0         0
March 2029..............        48         1         0         0         0        49         1         0         0         0
March 2030..............        42         1         0         0         0        43         1         0         0         0
March 2031..............        36         1         0         0         0        37         1         0         0         0
March 2032..............        30         0         0         0         0        31         0         0         0         0
March 2033..............        23         0         0         0         0        24         0         0         0         0
March 2034..............        16         0         0         0         0        17         0         0         0         0
March 2035..............         8         0         0         0         0         9         0         0         0         0
March 2036..............         0         0         0         0         0         0         0         0         0         0
Weighted Average
  Life (in years) **....      21.0       5.5       3.2       2.2       1.3      21.5       5.5       3.2       2.2       1.3

*     Rounded to the nearest whole percentage.

**    Determined as specified under "Weighted Average Lives of the Offered
      Certificates" in this prospectus supplement.

                                      S-129

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                              CLASS A-R                               CLASS M, CLASS B-1 AND CLASS B-2
                                          PERCENTAGE OF CPR                                  PERCENTAGE OF CPR
                            ----------------------------------------------     ---------------------------------------------
DISTRIBUTION DATE              0%       15%       25%       35%       50%        0%       15%       25%       35%       50%
------------------------    ------    ------    ------    ------     -----     -----    ------    ------    ------    ------

Initial ................       100       100       100       100       100       100       100       100       100       100
March 2007..............         0         0         0         0         0       100       100       100       100       100
March 2008..............         0         0         0         0         0       100       100       100        93        73
March 2009..............         0         0         0         0         0       100       100        92        75        52
March 2010..............         0         0         0         0         0       100       100        69        49        26
March 2011..............         0         0         0         0         0        99        89        51        32        13
March 2012..............         0         0         0         0         0        99        76        38        20         6
March 2013..............         0         0         0         0         0        98        64        29        13         3
March 2014..............         0         0         0         0         0        97        54        21         8         2
March 2015..............         0         0         0         0         0        96        45        16         5         1
March 2016..............         0         0         0         0         0        94        37        12         3         0
March 2017..............         0         0         0         0         0        92        31         8         2         0
March 2018..............         0         0         0         0         0        90        26         6         1         0
March 2019..............         0         0         0         0         0        87        21         5         1         0
March 2020..............         0         0         0         0         0        84        18         3         1         0
March 2021..............         0         0         0         0         0        82        14         2         0         0
March 2022..............         0         0         0         0         0        78        12         2         0         0
March 2023..............         0         0         0         0         0        75        10         1         0         0
March 2024..............         0         0         0         0         0        72         8         1         0         0
March 2025..............         0         0         0         0         0        68         6         1         0         0
March 2026..............         0         0         0         0         0        64         5         0         0         0
March 2027..............         0         0         0         0         0        59         4         0         0         0
March 2028..............         0         0         0         0         0        54         3         0         0         0
March 2029..............         0         0         0         0         0        49         2         0         0         0
March 2030..............         0         0         0         0         0        44         2         0         0         0
March 2031..............         0         0         0         0         0        38         1         0         0         0
March 2032..............         0         0         0         0         0        31         1         0         0         0
March 2033..............         0         0         0         0         0        24         1         0         0         0
March 2034..............         0         0         0         0         0        17         0         0         0         0
March 2035..............         0         0         0         0         0         8         0         0         0         0
March 2036..............         0         0         0         0         0         0         0         0         0         0
Weighted Average
  Life (in years) **....       0.1       0.1       0.1       0.1       0.1      21.5       9.8       6.1       4.6       3.3

*     Rounded to the nearest whole percentage.

**    Determined as specified under "Weighted Average Lives of the Offered
      Certificates" in this prospectus supplement.

                                      S-130

LAST SCHEDULED DISTRIBUTION DATE

      The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in May 2036, which is the Distribution
Date occurring in the month following the month in which the latest stated
maturity of any related mortgage loan occurs. Since the rate of distributions in reduction of the Class Certificate Balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments)
of the Mortgage Loans, the Class Certificate Balance or notional amount of any class could be reduced to zero significantly earlier or later than the Last
Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield,
Prepayment and Maturity Considerations -- Prepayment Considerations and Risks"
and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield, Maturity and Prepayment Considerations" in the
prospectus.

THE SUBORDINATED CERTIFICATES

      The weighted average life of, and the yield to maturity on, each class of the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans in all of the loan groups. In particular, the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage
Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such
Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class
Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described under "Description of the
Certificates -- Allocation of Losses" in this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates then outstanding, following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate principal balance of the Mortgage Loans as of the Due Date occurring in the month prior to the month of the Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior
Due Date). This result may be more likely due to the multiple loan group structure and the provisions requiring Transfer Payments. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates
-- Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for
any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with higher distribution priorities, thereby accelerating their amortization relative to that of the Restricted
Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with higher distribution priorities relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

      For purposes of allocating losses and prepayments to the subordinated certificates, the Class M Certificates will be considered to have a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

                                      S-131

                               CREDIT ENHANCEMENT

SUBORDINATION

      Any Realized Losses on the Mortgage Loans will be allocated to the certificates in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses".

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class M Certificates)
to receive the distributions with respect to the Mortgage Loans will be further subordinated to the rights of the class or classes of subordinated certificates with higher distribution priority, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with lower distribution priorities to those with higher distribution priorities is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with higher distribution priorities of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses.

                                 USE OF PROCEEDS

      We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $531,243,217, plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds from the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                LEGAL PROCEEDINGS

      There are no legal proceedings against Countrywide Home Loans, the depositor, the trustee, the issuing entity or the master servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley
Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered
Certificates. It is based on the current provisions and interpretations of the
Internal Revenue Code of 1986, as amended (the "Code") and the accompanying
Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the
"Master REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular
Interests") that will be held by another REMIC above it in the tiered structure.
The assets of the lowest underlying REMIC in this tiered structure (or the
Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the Pooling and Servicing Agreement.
The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificate, the "Regular
Certificates"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "Residual
Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC.
Aggregate distributions on the underlying REMIC Regular Interests held by the
Master REMIC (if any) will equal the aggregate distributions on the Regular
Certificates issued by the Master REMIC.

                                      S-132

      The Regular Certificates will be treated as debt instruments issued by the
Master REMIC for all federal income tax purposes. Income on the Regular
Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      Although the tax treatment is not entirely certain, the notional amount certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments on the certificates over their issue price. Although unclear, a holder of a notional amount certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the
Mortgage Loans. Certain other classes of Regular Certificates may be treated as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made that the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and
"Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the interest accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

      If the holders of any Regular Certificates are treated as acquiring their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences --Taxation of Debt
Securities" in the prospectus.

      As described more fully under "Material Federal Income Tax Consequences"
in the prospectus, the offered certificates will represent "real estate assets"
under Section 856(C)(5)(B) of Code and qualifying assets under Section
7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a
Residual Certificate recognized by a holder may be treated as "excess inclusion"
income, which, with limited exceptions, cannot be reduced by deductions
(including net operating losses) and in all cases is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      PURCHASERS OF A RESIDUAL CERTIFICATE (THAT IS, ONE OF THE CLASS A-R
CERTIFICATES) ARE ENCOURAGED TO CONSIDER CAREFULLY THE TAX CONSEQUENCES OF AN
INVESTMENT IN RESIDUAL CERTIFICATES DISCUSSED IN THE PROSPECTUS AND CONSULT
THEIR TAX ADVISORS WITH RESPECT TO THOSE CONSEQUENCES. See "Material Federal
Income Tax Consequences -- Taxation of Holders of Residual Interests -- Excess
Inclusions" in the prospectus. In particular, prospective holders of Residual
Certificates are encouraged to consult their tax advisors regarding whether a
Residual Certificate will be treated as a "noneconomic" residual interest, as a
"tax avoidance potential" residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal
Income Tax Consequence --Taxation of the REMIC and Its Holders," "--Taxation of
Holders of Residual Interests -- Restrictions on Ownership and Transfer of
Residual Interests," and "-- Tax Treatment of Foreign Investors," "Material
Federal Income Tax Consequences -- Taxation of Holders of Residual Interests --
Mark to Market Rules," "-- Excess Inclusions" and "-- Treatment of Inducement
Fees" and "-- Foreign Investors" in the prospectus.

                                      S-133

      Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Taxation of the REMIC-- Prohibited Transactions and Contributions Tax" in the
prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of
2001 (the "2001 Act"), limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   OTHER TAXES

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

      ALL INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE
FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR
DISPOSING OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

      Any fiduciary of an employee benefit plan or other plan or arrangement
(such as an individual retirement account or Keogh plan) that is subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See
"ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits
"parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that
Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption extends exemptive relief to certificates, including

                                      S-134

subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R
Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P,
Fitch or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE
REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN
MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR
CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY,
TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT,
BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE
EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

      o   A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO
          AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE
          TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR
          USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

      o   A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS
          PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE
          COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED
          TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE
          PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR
          EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

      o   AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE
          AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF
          OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT
          PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND
          WILL NOT SUBJECT THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION
          IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
          AGREEMENT.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each
Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuing entity or the underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for
Plans generally or any particular Plan.

                                      S-135

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Deutsche Bank Securities Inc. ("DEUTSCHE
BANK or the "UNDERWRITER"), the depositor has agreed to sell the offered certificates to the underwriter, and Deutsche Bank has agreed to purchase from the depositor the offered certificates (the "UNDERWRITTEN CERTIFICATES").

      Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.
The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

      The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP,
New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

      It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P") and Aaa by Moody's Investors Service, Inc. ("MOODY'S"). It is a
condition to the issuance of the Class M, Class B-1 and Class B-2 Certificates
that they be rated at least AA, A+ and BBB, respectively, by S&P, and Aa3, A3 and Baa3, by Moody's. The depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either
S&P or Moody's will continue its surveillance of the ratings assigned to the offered certificates.

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the notional amount certificates do not address whether investors will recoup their initial investment. The rating assigned by S&P to the Class A-R Certificates only addresses the return of its
Class Certificate Balance and interest thereon at its pass-through rate.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The

                                      S-136

ratings on the notional amount certificates do not address whether investors will recoup their initial investment. The rating assigned by Moody's to the
Class A-R Certificates only addresses the return of its Class Certificate
Balance and interest thereon at its pass-through rate.

      The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by these rating agencies.

                                      S-137

                             INDEX TO DEFINED TERMS

10/1 Mortgage Loan..........................................................S-26
5/1 Mortgage Loan...........................................................S-26
7/1 Mortgage Loan...........................................................S-26
Adjusted Net Mortgage Rate.................................................S-107
Adjustment Date.............................................................S-26
Aggregate Subordinated Percentage..........................................S-113
Alternative Documentation Program...........................................S-87
Applicable Credit Support Percentage.......................................S-114
Available Funds............................................................S-105
CEDE........................................................................S-99
Certificate Account.........................................................S-99
Class B Certificates...................................................S-9, S-97
Class Certificate Balance...................................................S-98
Class P Certificates...................................................S-9, S-97
Class Subordination Percentage.............................................S-114
Closing Date.................................................................S-3
CLUES Plus Documentation Program............................................S-87
Compensating Interest.......................................................S-95
Countrywide Financial.......................................................S-92
Countrywide Home Loans................................................S-24, S-92
Countrywide Servicing.......................................................S-91
CPR........................................................................S-120
cut-off date...........................................................S-3, S-25
Cut-off Date.................................................................S-3
Cut-off Date Pool Principal Balance.........................................S-25
Debt Service Reduction.....................................................S-108
debt-to-income..............................................................S-86
deleted mortgage loan.......................................................S-84
Denominations................................................................S-9
Depositor....................................................................S-3
Description of the Certificates..............................................S-6
Designations.................................................................S-9
Determination Date..........................................................S-95
Deutsche Bank..............................................................S-136
Distribution Account.......................................................S-101
Distribution Date..........................................................S-105
Distribution Dates...........................................................S-9
Due Date.............................................................S-25, S-111
Excess Proceeds............................................................S-104
Exchange Act...............................................................S-121
Expanded Underwriting Guidelines............................................S-87
Expense Fee Rate............................................................S-94
FICO Credit Scores..........................................................S-85
Full Documentation Program..................................................S-87
Gross Margin................................................................S-26
group 1 mortgage loans......................................................S-24
Group 1 Senior Certificates..................................................S-9
group 2 mortgage loans......................................................S-24
Group 2 Senior Certificates..................................................S-9
group 3 mortgage loans......................................................S-24
Group 3 Senior Certificates..................................................S-9
group 4 mortgage loans......................................................S-24
Group 4 Senior Certificates..................................................S-9
Initial Periodic Rate Cap...................................................S-26
Interest Distribution Amount...............................................S-107
Interest Payments............................................................S-9
Interest-Only Loans.........................................................S-25
issuing entity..............................................................S-96
Issuing Entity...............................................................S-3
Last Scheduled Distribution Date.............................................S-9
Liquidated Mortgage Loan...................................................S-115
loan group..................................................................S-25
loan group principal balance...............................................S-111
Loan-to-Value Ratio.........................................................S-27
Master Servicer..............................................................S-3
Master Servicing Fee........................................................S-94
Maximum Mortgage Rate.......................................................S-26
Minimum Mortgage Rate.......................................................S-26
Moody's...............................................................S-6, S-136
Mortgage Index..............................................................S-26
Mortgage Loans..............................................................S-24
Mortgage Rate...............................................................S-26
Net Interest Shortfall.....................................................S-107
net prepayment interest shortfall..........................................S-108
No Income/No Asset Documentation Program....................................S-87
offered certificates........................................................S-97
One-Year CMT Index..........................................................S-26
One-Year LIBOR Index........................................................S-26
Optional Termination Date..................................................S-120
Original Applicable Credit Support Percentage..............................S-114
original subordinate principal balance.....................................S-113
Overcollateralized Group...................................................S-109
pass-through rate..........................................................S-106
pool principal balance.....................................................S-111
pooling and servicing agreement.............................................S-24
Pooling and Servicing Agreement..............................................S-3
Preferred Processing Program................................................S-86
prepayment interest shortfall..............................................S-108
Prepayment Period..........................................................S-111
Principal Amount...........................................................S-108
Principal Payment Amount...................................................S-109
Principal Payments..........................................................S-10
private certificates........................................................S-97
Realized Loss..............................................................S-115
Record Date..................................................................S-9
Reduced Documentation Program...............................................S-87
Registration of Certificates.................................................S-9
Relief Act Reduction.......................................................S-108
REO Property...............................................................S-120
replacement mortgage loan...................................................S-84
Restricted Classes.........................................................S-114
S&P...................................................................S-6, S-136
seller......................................................................S-24
sellers.....................................................................S-24
senior certificate group....................................................S-98
senior certificates.........................................................S-97
Senior Certificates....................................................S-9, S-97
Senior Credit Support Depletion Date.......................................S-115

                                      S-138

Senior Percentage..........................................................S-112
Senior Prepayment Percentage...............................................S-112
Senior Principal Distribution Amount.......................................S-111
Senior Termination Date....................................................S-113
Servicing Advances.........................................................S-100
Sponsor and Sellers..........................................................S-3
Standard Underwriting Guidelines............................................S-87
Stated Income/Stated Asset Documentation Program............................S-87
Stated Principal Balance...................................................S-111
Streamlined Documentation Program...........................................S-87
subordinated certificates...................................................S-97
Subordinated Certificates..............................................S-9, S-97
Subordinated Percentage....................................................S-112
Subordinated Portion........................................................S-98
Subordinated Prepayment Percentage.........................................S-112
Subordinated Principal Distribution Amount.................................S-114
Subsequent Periodic Rate Cap................................................S-26
Subsequent Recoveries......................................................S-115
Substitution Adjustment Amount..............................................S-84
The Mortgage Loans...........................................................S-3
Transfer Payment...........................................................S-110
Transfer Payment Made......................................................S-110
Transfer Payment Received..................................................S-110
trust.......................................................................S-96
trust fund..................................................................S-96
Trustee......................................................................S-3
Trustee Fee................................................................S-103
Trustee Fee Rate...........................................................S-104
Two Times Test.............................................................S-113
Undercollateralized Group..................................................S-109
underwriter................................................................S-136
Underwritten Certificates..................................................S-136
Weighted Average Adjusted Net Mortgage Rate................................S-107

                                      S-139

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                                                                      PROSPECTUS

                                   CWALT, INC.
                                    DEPOSITOR

                           MORTGAGE BACKED SECURITIES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o     first lien mortgage loans secured by one- to four-family residential properties;

o     mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

o     collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

o     mortgage pass-through securities issued or guaranteed by Ginnie Mae,
      Fannie Mae, or Freddie Mac; or

o     mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or
      Freddie Mac.

THE SECURITIES

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes)
a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

March 27, 2006

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                                TABLE OF CONTENTS

Important Notice About Information in This Prospectus and Each Accompanying

    Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are

    Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions
        On The Securities...............................................................10
    The Principal Amount Of Securities May Exceed The Market Value Of The Trust

                                        i

                                       ii

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about each series of securities is contained in two separate documents:

o     this prospectus, which provides general information, some of which may not apply to a particular series; and

o     the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                 ---------------

      If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas,
California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The
Trust Fund -- Available Information" and "-- Incorporation of Certain Documents
by Reference; Reports Filed with the SEC" beginning on page 23.

                                        1

                                  RISK FACTORS

      You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE   The applicable prospectus supplement may provide that securities will be
TO SELLERS, DEPOSITOR OR SERVICER           payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.
                                            Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                            You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                            The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                            o     funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                                            o     funds from a reserve fund or similar credit enhancement
                                                  established to pay for loan repurchases.

                                            The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                            The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be

                                        2

                                            required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT    Credit enhancement is intended to reduce the effect of loan losses. But
TO PROTECT YOU FROM LOSSES                  credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

NATURE OF MORTGAGES                         Cooperative loans are evidenced by promissory notes secured by security
   Cooperative Loans May Experience         interests in shares issued by private corporations that are entitled to
   Relatively Higher Losses                 be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations'
                                            buildings.

                                            If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.
                                            A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                            If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                        3

                                            In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                            The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

   Declines in Property Values May          The value of the properties underlying the loans held in the trust fund
   Adversely Affect You                     may decline over time. Among the factors that could adversely affect the value of the properties are:

                                            o     an overall decline in the residential real estate market in the areas in which they are located,

                                            o     a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                            o     natural disasters that are not covered by insurance, such as earthquakes and floods.

                                            If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   Delays in Liquidation May Adversely      Even if the properties underlying the loans held in the trust fund
   Affect You                               provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

                                            In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                            In the event that:

                                                  o     the mortgaged properties fail to provide adequate security for the related loans,

                                        4

                                                  o     if applicable to a series as specified in the related
                                                        prospectus supplement, excess cashflow (if any) and
                                                        overcollateralization (if any) is insufficient to cover
                                                        these shortfalls,

                                                  o     if applicable to a series as specified in the related
                                                        prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

                                                  o     with respect to the securities with the benefit of an
                                                        insurance policy as specified in the related prospectus
                                                        supplement, the credit enhancement provider fails to make
                                                        the required payments under the related insurance policies,

                                            you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

   Disproportionate Effect of               Liquidation expenses of defaulted loans generally do not vary directly
   Liquidation Expenses May Adversely       with the outstanding principal balance of the loan at the time of
   Affect You                               default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   Consumer Protection Laws May             Federal, state and local laws extensively regulate various aspects of
   Adversely Affect You                     brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers' dwellings.

                                            Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                            The federal laws that may apply to loans held in the trust fund include the following:

                                            o     the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

                                        5

                                            o     the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure
                                                  requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

                                            o     the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                            o     the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

                                            o     the Fair Credit Reporting Act, which (among other things)
                                                  regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                            The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                            Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

   Losses on Balloon Payment Mortgages      Some of the mortgage loans held in the trust fund may not be fully
   Are Borne by You                         amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in

                                        6

                                            the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

YOUR RISK OF LOSS MAY BE HIGHER THAN YOU    Multifamily lending may expose the lender to a greater risk of loss than
EXPECT IF YOUR SECURITIES ARE BACKED BY     single family residential lending. Owners of multifamily residential
MULTIFAMILY LOANS                           properties rely on monthly lease payments from tenants to

                                            o     pay for maintenance and other operating expenses of those
                                                  properties,

                                            o     fund capital improvements, and

                                            o     service any mortgage loan and any other debt that may be secured by those properties.

                                            Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                            Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                            The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

IMPACT OF WORLD EVENTS                      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                        7

                                            United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act"). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy.
                                            In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY AFFECTED BY          Federal, state, and local laws and regulations impose a wide range of
VIOLATIONS OF ENVIRONMENTAL LAWS            requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an
                                            "owner" or "operator" of the related property. A property "owner" or
                                            "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                            In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT ASSURE     Any class of securities issued under this prospectus and the
THEIR PAYMENT                               accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                        8

                                            A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                            o     a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                            o     an adverse change in the financial or other condition of a credit enhancement provider, or

                                            o     a change in the rating of the credit enhancement provider's long-term debt.

                                            The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities.
                                            These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

BOOK-ENTRY REGISTRATION                     Securities issued in book-entry form may have only limited liquidity in
   Limit on Liquidity                       the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   Limit on Ability to Transfer or Pledge   Transactions in book-entry securities can be effected only through The
                                            Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   Delays in Distributions                  You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

SECONDARY MARKET FOR THE SECURITIES MAY     The related prospectus supplement for each series will specify the
NOT EXIST                                   classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance

                                        9

                                            that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                            The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                            Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE     Each seller and the depositor will take steps to structure the transfer
TIMING AND AMOUNT OF DISTRIBUTIONS ON THE   of the loans held in the trust fund by the seller to the depositor as a
SECURITIES                                  sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale.
                                            If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans.
                                            Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

                                            Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans.
                                            Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                            If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer.
                                            Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them.
                                            Their inclusion

                                       10

                                            in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                            Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF SECURITIES MAY      The market value of the assets relating to a series of securities at any
EXCEED THE MARKET VALUE OF THE TRUST FUND   time may be less than the principal amount of the securities of that
ASSETS                                      series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                            Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption
                                            "Index to Defined Terms" beginning on page 105.

                                       11

                                 THE TRUST FUND

      GENERAL

      The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets")
consisting of:

o     a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

o     a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

o     mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

o     other mortgage pass-through certificates or collateralized mortgage obligations (the "Non-Agency Mortgage-Backed Securities") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

      The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

      The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under
"Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

      The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement"
among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a
"Sale and Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing
Agreements are also referred to as "Master Servicing Agreements") in this prospectus. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

____________________________

*     Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through
      Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

                                       12

      If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

      As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the
Sale and Servicing Agreement, as the context requires.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements -- Assignment of the Trust
Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan
Program -- Representations by Sellers; Repurchases" and "The Agreements --
Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its
obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

      The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the
"SEC") after the initial issuance of the related securities (the "Detailed
Description"). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

      THE LOANS

      General. Loans will consist of single family loans or multifamily loans.
If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

      The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

                                       13

o     Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

o     Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

o     Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

o     The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the
"Properties." The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam,
Puerto Rico or any other territory of the United States.

                                       14

      Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

      The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

      Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate
Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

o     the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

o     the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

o     the original terms to maturity of the loans,

o     the ranges of the principal balances of the loans,

                                       15

o     the earliest origination date and latest maturity date of any of the loans,

o     the ranges of the Loan-to-Value Ratios of the loans at origination,

o     the Loan Rates or range of Loan Rates borne by the loans, and

o     the geographical distribution of the loans.

      If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

      The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral
Value" of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

      AGENCY SECURITIES

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section
306(d) of the National Housing Act of 1934, borrow from the United States
Treasury in an unlimited amount which is at any time sufficient to enable Ginnie
Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each
Ginnie Mae certificate in

                                       16

accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie
Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or
VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie
Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the
Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers'
monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie
Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated

                                       17

interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a
Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans.
Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac
certificate may be issued under either Freddie Mac's Cash Program or Guarantor
Program.

      Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between
10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal.
Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac

                                       18

to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie
Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac.
The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal
National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

                                       19

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to
15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.
Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.
Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and
250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie
Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of
the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie
Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie
Mae certificates will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain
Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac,
Fannie Mae or Ginnie Mae will not guarantee each stripped Agency

                                       20

Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or
Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of
Agency Securities may be held in a trust fund.

      NON-AGENCY MORTGAGE-BACKED SECURITIES

      Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the
Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency
Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency
Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed
Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed
Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Non-Agency
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Non-Agency
Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed
Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences, multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

      The prospectus supplement for a series for which the trust fund includes
Non-Agency Mortgage-Backed Securities will specify

                                       21

o     the aggregate approximate principal amount and type of the Non-Agency
      Mortgage-Backed Securities to be included in the trust fund;

o     certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

      o     the payment features of the mortgage loans,

      o     the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

      o     the servicing fee or range of servicing fees with respect to the mortgage loans and

      o     the minimum and maximum stated maturities of the underlying mortgage loans at origination;

o     the maximum original term-to-stated maturity of the Non-Agency
      Mortgage-Backed Securities;

o     the weighted average term-to stated maturity of the Non-Agency
      Mortgage-Backed Securities;

o     the pass-through or certificate rate of the Non-Agency Mortgage-Backed
      Securities;

o     the weighted average pass-through or certificate rate of the Non-Agency
      Mortgage-Backed Securities;

o     the issuer of Non-Agency Mortgage-Backed Securities, the private servicer
      (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

o     certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

o     the terms on which the underlying mortgage loans for the Non-Agency
      Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency
      Mortgage-Backed Securities;

o     the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

o     as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a
      "significant obligor" is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

      Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency
Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k)
under the Securities Act of 1933.

      SUBSTITUTION OF TRUST FUND ASSETS

      Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust
Fund Asset or in the event the documentation with respect to any Trust

                                       22

Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust
Fund Assets initially included in the Trust Fund.

      AVAILABLE INFORMATION

      The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended (the "Securities Act"), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-131630.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE
      SEC

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include
(but are not limited to):

o     Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form
      8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o     Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

                                       23

o     Report on Form 10-K (Annual Report), containing the items specified in
      Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

      REPORTS TO SECURITYHOLDERS

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities -- Reports to Securityholders."
All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the
Internet Web site of the SEC shown above under "-- Available Information."

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      CWALT, Inc., a Delaware corporation (the "depositor"), was incorporated in
May 2003 for the limited purpose of acquiring, owning and transferring Trust
Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial
Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

      The depositor's obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee's first priority perfected security interest in the Trust Fund Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                       24

                                  LOAN PROGRAM

      The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting
Standards."

      UNDERWRITING STANDARDS

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination)
and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low
Loan-to-Value Ratios or other favorable credit factors exist.

      In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan.

      Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

                                       25

      QUALIFICATIONS OF SELLERS

      Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

      REPRESENTATIONS BY SELLERS; REPURCHASES

      One or more of each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

o     that a lender's policy of title insurance (or other similar form of policy of insurance or an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

o     that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

o     that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller's knowledge, the Property was free of material damage;

o     that there were no delinquent tax or assessment liens against the
      Property;

o     that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement;
      and

o     that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

      The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which

                                       26

materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's or originator's obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

o     to repurchase the loan from the trust fund at a price (the "Purchase
      Price") equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

o     substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General."
Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

      Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund
Assets."

                                STATIC POOL DATA

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide
Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any
Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

o     with respect to information regarding prior securitized pools of
      Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before
      January 1, 2006; and

o     with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before
      January 1, 2006.

                                       27

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                          DESCRIPTION OF THE SECURITIES

      Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture")
between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing
Agreement. Each Indenture will be dated as of the cut-off date and the Trust
Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

      A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the
Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT,
Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

      GENERAL

      The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

o     the Trust Fund Assets, as from time to time are subject to the related
      Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

o     the assets required to be deposited in the related Security Account from time to time;

o     property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

o     any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

                                       28

      Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related
Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.
Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Certain Issues Related to the Suitability of Investments in the Securities
for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement
arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more "real estate mortgage investment conduits" ("REMICs") as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the

                                       29

related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

      DISTRIBUTIONS ON SECURITIES

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See "Credit
Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

      Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of
Principal Prepayments, as defined below, and scheduled payments of principal)
and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define
Available Funds with references to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original
Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

                                       30

      With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date.
Thereafter the class of accrual securities accrue interest on its outstanding
Class Security Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original
Class Security Balance of the class of securities specified in the prospectus supplement,

o     reduced by all distributions reported to the holders of the class of securities as allocable to principal,

o     in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

o     in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

o     if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

      If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made ("Principal
Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of
Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.
Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See
"Credit Enhancement -- Subordination."

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the
trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any)
or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

      ADVANCES

      To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the

                                       31

Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds,
Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security
Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date.
Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance
Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement).
Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds,
Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related
Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

      In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

      REPORTS TO SECURITYHOLDERS

      Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

o     the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

o     the amount of the distribution allocable to interest;

o     the amount of any advance;

o     the aggregate amount (a) otherwise allocable to the holders of Subordinate
      Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

o     the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

                                       32

o     the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

o     the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

o     the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

o     the number and aggregate principal balances of loans (A) delinquent
      (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

o     the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

o     the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

o     if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

o     the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

o     any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report
(a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

      CATEGORIES OF CLASSES OF SECURITIES

      The securities of any series may be comprised of one or more classes.
These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

                                       33

          CATEGORIES OF CLASSES                                            DEFINITIONS
----------------------------------------    -------------------------------------------------------------------------

                                                                         PRINCIPAL TYPES

Accretion Directed......................    A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund
                                            Assets for the related series.

Companion Class.........................    A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities....................    A class consisting of "components." The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS...........    A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out
                                            of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2)
                                            scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying
                                            Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities..............    A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs.........    A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class...............    A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a
                                            Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the
                                            "structuring range" for the scheduled principal class.

Sequential Pay..........................    Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all

                                       34

          CATEGORIES OF CLASSES                                            DEFINITIONS
----------------------------------------    -------------------------------------------------------------------------

                                            circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip...................................    A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets.

Super Senior............................    A class that will not bear its proportionate share of realized losses
                                            (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Support Class...........................    A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related Classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs........    A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

                                                                         INTEREST TYPES

Fixed Rate..............................    A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate .......    A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate...................    A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate...........................    A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only...........................    A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only..........................    A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual.........................    A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial
                                            Accrual class. This

                                       35

          CATEGORIES OF CLASSES                                            DEFINITIONS
----------------------------------------    -------------------------------------------------------------------------

                                            accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual.................................    A class that accretes the amount of accrued interest otherwise distributable on the Accrual class, which amount will be added as principal to the principal balance of the Accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable................................    A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

      Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust
Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as "residual classes").

      INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and
Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the three methods described below (which method will be specified in the related prospectus supplement):

Bloomberg Method

      Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

      "Reference Bank Rate" with respect to any accrual period, means

      (a)   the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m.,
New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

      (b)   If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading
European banks.

      Each reference bank will be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide
Home Loans or the master servicer; and will have an established place of business in

                                       36

London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

      If these quotations cannot be obtained by the calculation agent and no
Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

LIBO Method

      Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m.
(London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page
3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at

                                       37

various times under various market conditions and with various maturities, the
Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the
Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the
Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of
Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the
Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities")
for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of
Funds Index") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the

                                       38

secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release
No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or
Tuesday of each week and may be obtained by writing or calling the Publications
Department at the Board of Governors of the Federal Reserve System, 21st and C
Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the
Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related
Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination
Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates"
section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the
Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

      BOOK-ENTRY REGISTRATION OF SECURITIES

      As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners")
may elect to hold their Book-Entry Securities through the Depository Trust
Company ("DTC") in the United States, or Clearstream, Luxembourg or the
Euroclear System ("Euroclear"), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the
Book-Entry Securities may be held in minimum denominations representing
Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of
$1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Security (a "Definitive Security"). Unless and until
Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of
DTC. Security Owners will not be Certificateholders as

                                       39

that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on
the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC
Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

      Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect
Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at
DTC will be debited and credited. Similarly, the Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

      Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg
Participants on that following business day. Cash received in Clearstream,
Luxembourg or Euroclear, as a result of sales of securities by or through a
Clearstream, Luxembourg Participant or Euroclear Participant to a DTC
Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through
Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European

                                       40

international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in
DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg
Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000.
New CI has been renamed "Clearstream International, societe anonyme." On January
18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and
Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the
"Euroclear Operator") in Brussels to facilitate settlement of trades between
Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of

                                       41

simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear
Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The
Cooperative establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial
Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry
Securities that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to
Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences -- Tax Treatment of Foreign Investors" and "-- Tax Consequences to
Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry
Securities, may be limited due to the lack of physical certificates for the
Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the
Depositary, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of the beneficial owners are credited.

      DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the
Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry
Securities are credited, to the extent that those actions are taken on behalf of
Financial Intermediaries whose holdings include those Book-Entry Securities.
Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a

                                       42

Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some
Book-Entry Securities which conflict with actions taken with respect to other
Book-Entry Securities.

      Definitive Securities will be issued to beneficial owners of the
Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of
Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

      GENERAL

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

          o   the subordination of one or more classes of the securities of the series,

          o   letter of credit,

          o   a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

          o   surety bond,

          o   bankruptcy bond,

          o   special hazard insurance policy,

          o   guaranteed investment contract,

          o   overcollateralization,

                                       43

          o   one or more reserve funds,

          o   a mortgage pool insurance policy,

          o   FHA Insurance,

          o   a VA Guarantee,

          o   cross-collateralization feature, or

          o   any combination of the foregoing.

      The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

      SUBORDINATION

      If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the "Subordinate Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i)
reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement.
The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior
Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in

                                       44

respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

      As between classes of Senior Securities and as between classes of
Subordinate Securities, distributions may be allocated among those classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinate Securities, payments to holders of Senior
Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

      LETTER OF CREDIT

      The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.
The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the
L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional
Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

      INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

      OVERCOLLATERALIZATION AND EXCESS CASH FLOW

      If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund
Assets will result in overcollateralization or increase the level

                                       45

of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

      RESERVE ACCOUNTS

      If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

      The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted
Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

      SPECIAL HAZARD INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

                                       46

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

      BANKRUPTCY BONDS

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal
Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on
Lenders."

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

      POOL INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by
Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool
Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a
Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the

                                       47

Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool
Insurance Policy or any related Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults, but if it does not, the Pool
Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

o     fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

o     failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool
Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool
Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

      Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The
Agreements - Realization Upon Defaulted Loans" for a discussion of these types of insurance.

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See "The Agreements - Hazard Insurance" for a description of the coverage with respect to these policies.

                                       48

      FINANCIAL INSTRUMENTS

      If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o     convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o     provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

o     provide protection against interest rate changes.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

      CROSS SUPPORT

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

      PREPAYMENTS ON LOANS

      The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by

                                       49

the VA, are assumable with the consent of the FHA and the VA, respectively.
Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The
Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans"
for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

      PREPAYMENT EFFECT ON INTEREST

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through
Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

      DELAYS IN REALIZATION ON PROPERTY; EXPENSES OF REALIZATION

      Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims

                                       50

are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

      OPTIONAL PURCHASE

      Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See
"The Agreements -- Termination; Optional Termination".

      The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

      PREPAYMENT STANDARDS OR MODELS

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.
The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

                                       51

      YIELD

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

      Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

      ASSIGNMENT OF THE TRUST FUND ASSETS

      Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value
Ratios at origination and certain other information.

      In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

o     the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

o     the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

o     an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

o     any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and
      Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the

                                       52

appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's or the certificateholder's interest.

      With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under "Loan Program -- Representations by Sellers;
Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or
Insolvency May Affect The Timing And Amount Of Distributions On The Securities".
In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency
Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates.
Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency
Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a
Non-Agency Mortgage-Backed Security. See "The Trust Fund - Non-Agency
Mortgage-Backed Securities." Each Non-Agency Mortgage-Backed Security will

                                       53

be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

      PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

      The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the
Security Account must be either:

o     an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody's or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein;

o     an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

o     a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

o     an account or accounts otherwise acceptable to each Rating Agency.

      The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security
Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing
Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

o     all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

o     all payments on account of interest on the loans, net of applicable servicing compensation;

o     all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master

                                       54

      servicer's normal servicing procedures (collectively, "Insurance
      Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation
      Expenses") and unreimbursed advances made, by the master servicer, if any)
      received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure ("Liquidation Proceeds") and any Subsequent Recoveries;

o     all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan
      Program -- Representations by Sellers; Repurchases" or "-- Assignment of
      Trust Fund Assets" above and all proceeds of any loan purchased as described under "-- Termination; Optional Termination" below;

o     all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under
      "-- Hazard Insurance" below;

o     any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

o     all other amounts required to be deposited in the Security Account pursuant to the Agreement.

      Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the
Security Account for the following purposes:

o     to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

o     to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

o     to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

o     to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

o     to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

                                       55

o     to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related
      Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

o     to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

o     to pay any lender-paid primary mortgage insurance premium;

o     to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

o     to clear and terminate the Security Account upon termination of the
      Agreement.

      In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing
Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to
Compliance."

      PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The
Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the
"Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded
Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the
Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding
Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

      In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the
"Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security

                                       56

Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the
Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the
Capitalized Interest Account will be paid to the depositor.

      INVESTMENTS IN AMOUNTS HELD IN ACCOUNTS

      Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest
Account, any reserve fund or any other accounts that are part of the Trust Fund
Assets, may be invested in "Permitted Investments" which may include one or more of the following:

            (i)    obligations of the United States or any agency thereof,
      provided the obligations are backed by the full faith and credit of the
      United States;

            (ii)   general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each
      Rating Agency;

            (iii)  commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

            (iv)   commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating
      Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each
      Rating Agency;

            (v)    certificates of deposit, demand or time deposits, or bankers'
      acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. is not a
      Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

            (vi)   demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

            (vii)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

            (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (ix)   securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the

                                       57

      investment, have one of the two highest ratings of each Rating Agency
      (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

            (x)    interests in any money market fund which at the date of
      acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each
      Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each
      Rating Agency;

            (xi)   units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

            (xii)  short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United
      States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each
      Rating Agency; and

            (xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the
Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

o     in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

o     in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment
(except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

      SUB-SERVICING BY SELLERS

      Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Master Servicing Agreement as if the master servicer alone were servicing the loans.

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      COLLECTION PROCEDURES

      The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any assumption, the terms of the related loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general a "tenant-stockholder" (as defined in Code Section 216(b)(2))
of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

      HAZARD INSURANCE

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

                                       59

o     the maximum insurable value of the improvements securing the loan; or

o     the greater of:

            (1)  the outstanding principal balance of the loan; and

            (2)  an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

o     the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement".

      The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any

                                       60

insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

      If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged
Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or
Subsequent Recoveries.

      If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

      If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan.
In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See
"Credit Enhancement".

      APPLICATION OF LIQUIDATION PROCEEDS

      The proceeds from any liquidation of a loan will be applied in the following order of priority:

          o   to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any
              unreimbursed servicing compensation payable to the master servicer with respect to the loan;

          o   to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

          o   to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

          o   as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

      If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable

                                       61

expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

      REALIZATION UPON DEFAULTED LOANS

      Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage
Insurance Policy with regard to each loan for which the coverage is required.
Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage
Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured
(other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

      As conditions precedent to the filing of or payment of a claim under a
Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

o     advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary
      Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys' fees;

o     upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

o     tender to the primary insurer good and merchantable title to and possession of the Property.

      The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its

                                       62

practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

      FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan
(which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each
FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure
(or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an
FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the

                                       63

loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the loan, as further described in 38 United States Code Section 1803(a), as amended.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.
The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

      With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.
Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

      The amount payable under the guaranty will be the percentage of the
VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

      SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master
Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

      The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

      EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets.

                                       64

In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

          o   general servicing considerations;

          o   cash collection and administration;

          o   investor remittances and reporting; and

          o   pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated
in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company
Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

      CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The master servicer under each Pooling and Servicing Agreement or Sale and
Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

      Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each
Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor

                                       65

may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

      In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each
Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

      EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      Pooling and Servicing Agreement; Sale and Servicing Agreement. The
applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it
does not, the Events of Default will consist of

o     any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

o     any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      "Voting Rights" are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

      If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments on them are insufficient to make payments required in the Agreement.
The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66 2/3% of the
Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The

                                       66

master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

      In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting
Rights evidenced by the certificates and in the case of notes, 25% of the aggregate percentage interests constituting the class, have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

      Indenture. The applicable prospectus supplement may provide for other
Events of Default, but if it does not, the Events of Default under each
Indenture will consist of:

o     a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

o     failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

o     certain events of insolvency with respect to the issuer; or

o     any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      Unless otherwise provided in the related prospectus supplement, if an
Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51%
of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of
0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than
51% of the percentage interests of the notes of the series.

      Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related

                                       67

prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

o     the holders of 100% of the percentage interests of the notes of the series consent to the sale,

o     the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

o     the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

      If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

      In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of
Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

      AMENDMENT

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

                                       68

          (c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

          (d) to add to the duties of the depositor, any seller or the master servicer;

          (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

          (f) to add any other provisions with respect to matters or questions arising hereunder; or

          (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

      In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

o     reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

o     adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating
      66 2/3%, or

o     reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

                                       69

      TERMINATION; OPTIONAL TERMINATION

      Pooling and Servicing Agreement; Sale and Servicing Agreement. The
applicable prospectus supplement may provide for the timing by which the
Agreement terminates, but if it does not, the obligations created by each
Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

            (i)    the final payment of or other liquidation of the last of the
      Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

            (ii)   the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences"
      below), from the related trust fund of all of the remaining Trust Fund
      Assets and all property acquired in respect of the Trust Fund Assets.

      Any purchase of Trust Fund Assets and property acquired in respect of
Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust
Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of
Section 860F(a)(1) of the Code being imposed on any REMIC.

      Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

      In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of
America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      THE TRUSTEE

      The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                                       70

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

      GENERAL

      The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

      Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest

                                       71

in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.
The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

      FORECLOSURE

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

                                       72

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

                                       73

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

      ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act
of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "potentially responsible parties," including "owners" or "operators".
However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation,
Lender Liability and Deposit Insurance Protection Act ("Asset Conservation
Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations.
Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other
"potentially responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource
Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as

                                       74

petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects.
It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or
"operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

      RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including
California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

      Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the

                                       75

debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

      DUE-ON-SALE CLAUSES

      Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      As to loans secured by an owner-occupied residence, the Garn-St Germain
Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood

                                       76

of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

      ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.
Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

      APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      SERVICEMEMBERS CIVIL RELIEF ACT

      Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6%
during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief
Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status.
Moreover, the Relief Act permits the extension of a loan's maturity and the re-
adjustment of its payment schedule beyond the completion of military service.
Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

      OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with

                                       77

condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including
California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

      Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

      CONSUMER PROTECTION LAWS

      Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

      Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

      The federal laws that may apply to loans held in the trust fund include the following:

o     the Truth in Lending Act and its regulations, which (among other things)
      require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

o     the Home Ownership and Equity Protection Act and its regulations, which
      (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money,

                                       78

      installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

o     the Real Estate Settlement Procedures Act and its regulations, which
      (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services)
      and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

o     the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

o     the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

o     the Federal Trade Commission's Rule on Preservation of Consumer Claims and
      Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

      The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

      Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      GENERAL

      The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

      The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This discussion focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

                                       79

      The federal income tax consequences to Holders will vary depending on whether

o     the securities of a series are classified as indebtedness;

o     an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit
      ("REMIC") under the Internal Revenue Code of 1986, as amended (the
      "Code");

o     the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o     an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

      TAXATION OF DEBT SECURITIES

      Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest
Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

      Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID").
The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

      In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

      The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The
OID Regulations state that interest

                                       80

payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain
Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID.
However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the
Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated
redemption price at maturity of those Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the
Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess
(if any) of the Debt security's stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated
redemption price.

      Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated
redemption price.

      Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the
Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

o     the interest is unconditionally payable at least annually,

o     the issue price of the debt instrument does not exceed the total noncontingent principal payments and

o     interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the
      Debt security.

      In the case of Compound Interest securities, certain Interest Weighted
Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated
interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

      The Internal Revenue Service (the "IRS") issued final regulations in June
1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID
Regulations as described in this prospectus.

                                       81

However, because no regulatory guidance currently exists under Code Section
1272(a)(6), we can give no assurance that the methodology represents the correct manner of calculating OID.

      The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated
interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior periods.

      The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
"Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a)
the present value of all payments remaining to be made on the Pay-Through
Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the
Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through
Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a
Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment
Assumption. Although original issue discount will be reported to Holders of
Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the
OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a
Class of Regular Interest Securities could increase.

      Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a Debt security will also be required to include
OID in gross income, but such a holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the
OID by comparable economic accruals of portions of the excess.

      Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate

                                       82

amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

      Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through
Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound
Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted
Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest
Weighted Securities that are Stripped Securities as described below. See "-- Tax
Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

      Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

      Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. That market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (i)
on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying the security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a
Pass-Through Security, as described below, the loans underlying the security)
originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security
(or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a
Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

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      Premium. A holder who purchases a Debt security (other than an Interest
Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the Class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

      The Treasury has issued regulations (the "Final Bond Premium Regulations")
dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

      Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

      TAXATION OF THE REMIC AND ITS HOLDERS

      General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i)
securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property,"
and other types of assets described in Code Section 7701(a)(19)(C)); and (ii)
securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets
(and income).

      REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class
REMIC," however, the expenses will be allocated, under Treasury

                                       84

regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of the Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount
(which amount will be adjusted for inflation) will be reduced by the lesser of

o     3% of the excess of adjusted gross income over the applicable amount, or

o     80% of the amount of itemized deductions otherwise allowable for the taxable year.

      These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

o     would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

o     is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

      TAXATION OF THE REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of
Residual Interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o     the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

o     deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup
Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

                                       85

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the
Prepayment Assumption). The REMIC will deduct OID on the Regular Interest
Securities in the same manner that the holders of the Regular Interest
Securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o     subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o     subject to a limited exception, the sale or other disposition of a cash flow investment;

o     the receipt of any income from assets not permitted to be held by the
      REMIC pursuant to the Code; or

o     the receipt of any fees or other compensation for services rendered by the
      REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

      TAXATION OF HOLDERS OF RESIDUAL INTERESTS

      The holder of a security representing a residual interest (a "Residual
Interest") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day.

      The holder of a Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain
REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on
REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

                                       86

      In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual
Interest may be less than that of such a bond or instrument.

      Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the
Residual Interest at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

      Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder's adjusted basis in the Residual
Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

      Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual
Interest at the time of the sale or exchange. Any loss from the sale of a
Residual Interest will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest Holder's basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual
Interest and the purchase price of the replacement interest.

      Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual
Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

      Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions.
Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the
REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual
Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue

                                       87

price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual
Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the
United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of
Residual Interests may be disregarded. See "-- Restrictions on Ownership and
Transfer of Residual Interests" and "-- Tax Treatment of Foreign Investors"
below.

      Restrictions on Ownership and Transfer of Residual Interests. As a
condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization."
Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified
Organizations from owning a Residual Interest. In addition, no transfer of a
Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

      If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a
Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income
Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S.
Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S.
trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual
Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

      A Residual Interest (including a Residual Interest with a positive value at issuance) is a "Noneconomic Residual Interest" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a
Noneconomic Residual Interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

                                       88

      The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper
Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual
Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic
Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore
Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the
Formula Test or the Asset Test.

      A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the
Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the
AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

      The Asset Test only applies in cases where the transferee is an Eligible
Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore
Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered.
However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula
Test need not be used.

      Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of Noneconomic Residual
Interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related
Residual Interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual
Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the

                                       89

sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Mark to Market Rules. Prospective purchasers of a Residual Interest should be aware that a Residual Interest acquired after January 3, 1995 cannot be marked-to-market.

      ADMINISTRATIVE MATTERS

      A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

      TAX STATUS AS A GRANTOR TRUST

      General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the
Code and not as a corporation (the securities of that series, "Pass-Through
Securities"). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans.
In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing
Fee")), at the same time and in the same manner as those items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

      Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other

                                       90

common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of
Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt
Securities; Market Discount" and "-- Premium" above.

      The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities")
may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance)
or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than
100 basis points of interest stripped off.

      The Code. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped
Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period.
However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other
Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments.
Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying

                                       91

loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a
Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

      In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

      Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

o     in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o     the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

o     each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The
IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

      SALE OR EXCHANGE

      Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular
Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest
Security.

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      MISCELLANEOUS TAX ASPECTS

      Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

      o   fails to furnish the trustee with its taxpayer identification number
          ("TIN");

      o   furnishes the trustee an incorrect TIN;

      o   fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

      o   under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

      NEW REPORTING REGULATIONS

      In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to "Widely Held
Mortgage Trusts." Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of
Pass-Through Securities, which changes may affect the timing of when a Holder reports those items.

      TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID)
paid on a security (other than a Residual Interest) is considered to be
"effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation
("Nonresidents"), the interest will normally qualify as portfolio interest
(except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

      Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular
United States income tax.

                                       93

      Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate)
United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a
Residual Interest will not be entitled to an exemption from or reduction of the
30% (or lower treaty rate) withholding tax rule. If the payments are subject to
United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual
Interest is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require the amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. The regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interests that do not have significant value. Under the REMIC
Regulations, if a Residual Interest has tax avoidance potential, a transfer of a
Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual
Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the
Code. See "-- Excess Inclusions."

      TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

      TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the

                                       94

OID in income, on a pro rata basis, as principal payments are made on the note.
It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the
Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a
"foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o     is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

o     provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

                                       95

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

      TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

                                       96

      Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii)
prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

                                       97

      Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Among Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the

                                       98

certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if the income were effectively connected to a U.S.
trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

                                       99

      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to
Plans ("Parties in Interest") or are fiduciaries with respect to those Plans.
Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans
(as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code.
Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under
Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets
Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

                                       100

      Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section
4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption
also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

            (1) the acquisition of the securities by a Plan is on terms
      (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
      ("Moody's"), or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

            (3) the trustee is not an affiliate of any other member of the
      Restricted Group, as defined below (other than an underwriter);

            (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses in connection therewith; and

            (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

                                       101

      The issuer must also meet the following requirements:

            (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

            (ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

            (iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a
Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

o     in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

o     the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

o     the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

o     immediately after the acquisition, no more than twenty-five percent (25%)
      of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

o     the Plan is not sponsored by a member of the Restricted Group, as defined below.

      The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted
Group").

      The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations")
supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of
Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

                                       102

      The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the
Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit
Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit
Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

      All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, those "high-risk mortgage securities" include securities not entitled to distributions allocated to principal or interest, or Subordinate
Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and

                                       103

at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                             METHOD OF DISTRIBUTION

      Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

o     by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

o     by agency placements through one or more placement agents primarily with institutional investors and dealers; and

o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased.
Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date")
and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

                                       104

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

      The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or
by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York
10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

      The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency's assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.
The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                       105

      We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the
Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                       106

                             INDEX TO DEFINED TERMS

Accretion Directed...........................................................34
Accrual......................................................................36
Adjustable Rate..............................................................35
Agency Securities............................................................12
Agreement....................................................................13
AMT..........................................................................89
Asset Conservation Act.......................................................74
Available Funds..............................................................30
beneficial owner.............................................................39
Book-Entry Securities........................................................39
Callable.....................................................................36
Capitalized Interest Account.................................................56
Cash Flow Bond Method........................................................91
CERCLA.......................................................................74
CI...........................................................................41
Class Security Balance.......................................................30
Clearstream, Luxembourg......................................................41
Code.........................................................................80
COFI securities..............................................................38
Collateral Value.............................................................16
Companion Class..............................................................34
Component Securities.........................................................34
Contingent Regulations.......................................................81
Cooperative..................................................................42
cooperative loans............................................................13
cooperatives.................................................................13
Cut-off Date Principal Balance...............................................28
DBC..........................................................................41
Debt securities..............................................................80
Definitive Security..........................................................39
depositor....................................................................24
Detailed Description.........................................................13
Disqualified Organization....................................................88
DOL.........................................................................100
DTC..........................................................................39
Eleventh District............................................................37
ERISA.......................................................................100
Euroclear....................................................................39
Euroclear Operator...........................................................41
Euroclear Participants.......................................................41
European Depositaries........................................................39
excess servicing.............................................................91
Exchange Act.................................................................23
FHA..........................................................................13
FHLBSF.......................................................................37
Final Bond Premium Regulations...............................................84
Financial Intermediary.......................................................40
Fitch.......................................................................101
Fixed Rate...................................................................35
Floating Rate................................................................35
foreign person...............................................................95
Funding Period...............................................................56
Garn-St Germain Act..........................................................76
Improper Knowledge...........................................................88
Indenture....................................................................28
Indirect Participants........................................................40
Insurance Proceeds...........................................................55
Insured Expenses.............................................................54
Interest Only................................................................35
Interest Weighted Securities.................................................83
Inverse Floating Rate........................................................35
IRS..........................................................................81
L/C Bank.....................................................................45
L/C Percentage...............................................................45
Liquidation Expenses.........................................................55
Liquidation Proceeds.........................................................55
Loan Rate....................................................................14
Loan-to-Value Ratio..........................................................16
Master Servicing Agreement...................................................12
Master Servicing Fee.........................................................64
Moody's.....................................................................101
Mortgage.....................................................................52
mortgage related security...................................................103
NAS..........................................................................34
National Cost of Funds Index.................................................38
NCUA........................................................................103
New CI.......................................................................41
new partnership..............................................................98
Non-Accelerated Senior.......................................................34
Non-Agency Mortgage-Backed Securities........................................12
Noneconomic Residual Interest................................................88
Nonresidents.................................................................93
Notional Amount Securities...................................................34
obligations.................................................................102
Offshore Location............................................................89
OID..........................................................................80
OID Regulations..............................................................80
old partnership..............................................................98
OTS..........................................................................38
PACs.........................................................................34
Partial Accrual..............................................................35
Participants.................................................................40
Parties in Interest.........................................................100
Pass-Through Securities......................................................90
Pay-Through Security.........................................................82
Permitted Investments........................................................57
Plan Assets Regulation......................................................100
Planned Principal Class......................................................34
Plans.......................................................................100
Policy Statement............................................................103
Pool Insurance Policy........................................................47
Pool Insurer.................................................................47
Pooling and Servicing Agreement..............................................12
Pre-Funded Amount............................................................56
Pre-Funding Account..........................................................56
Prepayment Assumption........................................................82

                                       107

Primary Mortgage Insurance Policy............................................15
Prime Rate...................................................................39
Principal Only...............................................................35
Principal Prepayments........................................................31
Properties...................................................................14
PTCE........................................................................101
Purchase Price...............................................................27
Rating Agency..........................................................101, 105
Ratio Strip Securities.......................................................91
RCRA.........................................................................74
Record Date..................................................................29
Reference Bank Rate..........................................................36
Refinance Loan...............................................................16
Regular Interest Securities..................................................80
Relevant Depositary..........................................................39
Relevant Implementation Date................................................104
Relevant Member State.......................................................104
Relief Act................................................................7, 77
REMIC....................................................................29, 80
Residual Interest............................................................86
Restricted Group............................................................102
Retained Interest............................................................28
Rules........................................................................40
S&P.........................................................................101
Sale and Servicing Agreement.................................................12
Scheduled Principal Class....................................................34
SEC..........................................................................13
secured creditor exemption...................................................74
Securities Act...............................................................23
Security Account.............................................................54
Security Owners..............................................................39
Security Register............................................................29
Sellers......................................................................12
Senior Securities............................................................44
Sequential Pay...............................................................34
Servicing Fee................................................................90
Short-Term Note..............................................................95
Single Family Properties.....................................................15
SMMEA.......................................................................103
Strip........................................................................35
Stripped Securities..........................................................90
Subordinate Securities.......................................................44
Subsequent Loans.............................................................56
Super Senior.................................................................35
Support Class................................................................35
TACs.........................................................................35
Targeted Principal Class.....................................................35
Tax Counsel..................................................................79
Terms and Conditions.........................................................42
Title V......................................................................77
Trust Agreement..............................................................13
Trust Fund Assets............................................................12
UCC..........................................................................73
Underwriter Exemptions......................................................101
VA...........................................................................13
VA Guaranty..................................................................63
Variable Rate................................................................35
Voting Rights................................................................66
W-8BEN.......................................................................95
Withholding Agent............................................................95

                                       108

                        ALTERNATIVE LOAN TRUST 2006-HY10
                                 ISSUING ENTITY

                                   CWALT, INC.
                                    DEPOSITOR

                              [LOGO]Countrywide(R)
                              --------------------
                                   HOME LOANS

                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                                  $529,427,100
                                  (APPROXIMATE)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY10

                               ------------------

                              PROSPECTUS SUPPLEMENT

                               ------------------

                            DEUTSCHE BANK SECURITIES

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Series 2006-HY10 Mortgage Pass-Through Certificates
in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-HY10 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-HY10 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                 March 28, 2006